As filed with the Securities and Exchange Commission on July 6, 2015.

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COHBAR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	2834	26-1299952
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

1455 Adams Dr., Suite 2050

Menlo Park, CA 94025

(415) 388-2222

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jon Stern

Chief Executive Officer

1455 Adams Dr., Suite 2050

Menlo Park, CA 94025

(415) 388-2222

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Peter B. Cancelmo

Garvey Schubert Barer

1191 2nd Avenue, Suite 1800

Seattle, Washington 98101

(206) 464-3939

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Number of Shares of Common Stock	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Common stock to be offered by selling stockholders
Shares of common stock held by selling stockholders	21,015,343	$21,225,496	$2,466.40
Shares of common stock underlying common stock purchase warrants held by selling stockholders	1,350,000	$1,363,500	$158.44
Total	22,365,343	$22,588,996	$2,624.84

(1)	Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued as a result of any additional shares of common stock that shall become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of common stock.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low sale prices of the Registrant’s common stock on July 2, 2015, as reported on the OTCQX marketplace.

Pursuant to Rule 429, this registration statement contains a combined prospectus that covers securities registered on the Registrant’s Registration Statement No. 333-200033, as more specifically set forth below, in addition to the 22,365,343 shares of common stock being registered hereunder as set forth above.

Title of each class of securities registered on Registration Statement No. 333-200033	Securities registered on Registration Statement No. 333-200033(3)(4)
Units underlying Unit Purchase Options (UPOs), each Unit consisting of one share of common stock, $0.001 par value per share, and one-half of one common stock purchase warrant	786,696 UPO Units
Common stock purchase warrants included in the UPO Units	393,348 Warrants
Shares of common stock	6,805,044 Shares(5)

(3)	Pursuant to Rule 416, Registration Statement No. 333-200033 also provided for registration of such indeterminable additional securities as may be issued as a result of any additional shares of common stock that shall become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of common stock.

(4)	The Registrant registered on its Registration Statement No. 333-200033 the issuance of a total of 787,500 UPOs, of which 786,696 UPOs were issued. Accordingly, the Registrant hereby deregisters the following securities: (i) 804 unissued UPOs, (ii) 804 Units issuable upon exercise of the unissued UPOs, (iii) 804 shares of common stock comprising a part of such Units, (iv) 402 common stock purchase warrants comprising a part of such Units, and (v) 402 shares of common stock underlying such warrants.

(5)	Consists of (i) 786,696 shares of common stock included in the UPO Units, (ii) 393,348 shares of common stock underlying the common stock purchase warrants included in the UPO Units, and (iii) 5,625,000 shares of common stock underlying common stock purchase warrants registered under Registration No. 333-200033 and issued in our initial public offering.

The Registrant previously paid a registration fee of $2,797.52 in connection with the filing of its Registration Statement on Form S-1 (No. 333-200033) to register the proposed maximum aggregate offering price of $24,075,000. The Registrant registered on its Registration Statement No. 333-200033 the issuance of a total of 787,500 UPOs, of which 786,696 UPOs were issued. Accordingly, the Registrant hereby deregisters the following securities: (i) 804 unissued UPOs, (ii) 804 Units issuable upon exercise of the unissued UPOs, (iii) 804 shares of common stock comprising a part of such Units, (iv) 402 common stock purchase warrants comprising a part of such Units, and (v) 402 shares of common stock underlying such warrants. Of the 786,696 UPOs issued, 55,548 have been exercised by the holders through the date of this prospectus.

EXPLANATORY NOTE

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus contained herein is a combined prospectus covering (i) a post-effective amendment to an effective registration statement covering the issuance of certain securities of the Registrant pursuant to outstanding Unit Purchase Options, common stock purchase warrants, and common stock purchase warrants issuable upon exercise of the Unit Purchase Options and (ii) a new registration statement covering a secondary offering of the Registrant’s common stock.

This Registration Statement on Form S-1 is filed for the purpose of registering for resale by the selling stockholders named herein an aggregate 22,365,343 shares of common stock, previously issued or issuable by the Registrant.

This Registration Statement also constitutes a Post-Effective Amendment to Registration Statement on Form S-1 (No. 333-200033) pursuant to Section 10(a)(3) of the Securities Act of 1933, as amended, to update the Form S-1 Registration Statement (No. 333-200033), which was previously declared effective by the Securities and Exchange Commission (the “Commission”) on December 18, 2014, to include: (i) the audited consolidated financial statements, the notes thereto and information included in the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the Commission on March 31, 2015, including the information incorporated in such Form 10-K from the Registrant’s proxy statement on Schedule 14A filed with the Commission on April 29, 2015; and (ii) the unaudited financial statements and other information included in the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, as filed with Commission on May 15, 2015.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities or the solicitation of an offer to buy these securities in any state in which such offer, solicitation or sale is not permitted.

PROSPECTUS	Subject to Completion, Dated July 6, 2015

COHBAR, INC.

This prospectus relates to two categories of our securities: (i) securities offered by us to the holders of outstanding exercisable securities (which were issued under our Registration Statement No. 333-200033) and (ii) shares of our common stock which may be offered for sale from time to time by the selling stockholders identified in this prospectus.

Securities offered by us:

•	5,625,000 shares of common stock issuable upon exercise of warrants issued to purchasers in our initial public offering completed in January 2015 (“IPO Warrants”).

•	731,148 Units issuable upon exercise of outstanding Unit Purchase Options (“UPOs”) issued to the Agents in our initial public offering. Each unit consists of one share of common stock and one half of one common stock purchase warrant.

•	393,348 aggregate shares of common stock consisting of 365,574 shares issuable upon exercise of the common stock purchase warrants underlying outstanding UPOs and 27,774 shares issuable upon exercise of outstanding common stock purchase warrants issued under previously exercised UPOs (“UPO Warrants”).

Common stock offered by selling stockholders:

•	22,365,343 shares of our common stock, which may be offered for sale from time to time by the selling stockholders identified in this prospectus. Of these shares, 21,015,343 are currently outstanding and 1,350,000 are issuable upon exercise of common stock purchase warrants purchased by the selling stockholders in a private placement completed concurrently with the closing of our initial public offering (the “Private Placement Warrants”).

The UPOs are exercisable by the holders thereof at $1.00 per unit. Each IPO Warrant, Private Placement Warrant and UPO Warrant is exercisable for one share of our common stock at an exercise price equal to $2.00 per share at any time up to 5:00 PM Toronto time on January 6, 2017; provided, that, if at any time the volume weighted average trading price of the shares of our common stock is equal to or exceeds $3.00 per share for twenty (20) consecutive trading days, we have the right and option, exercisable in our sole discretion, to accelerate the expiration time of the warrants.

The issuance of our common stock upon the exercise of the IPO Warrants and the UPO Warrants is subject to the continued effectiveness of our Registration Statement on Form S-1 (No. 333-200033). The Private Placement Warrants may be exercised only pursuant to an available exemption from registration.

We do not know whether the holders of the UPOs or the holders of each of the UPO Warrants, IPO Warrants or Private Placement Warrants will exercise the UPOs or any of the Warrants.  We will receive the exercise price payable upon exercise of these securities, if any. If all of these securities are exercised in full we would receive gross proceeds of $15,467,844.

Shares of our common stock are quoted on the TSX Venture Exchange (TSX-V) under the symbol “COB.U” and on the OTCQX marketplace operated by OTC Markets Group, Inc. under the symbol “CWBR.” On July 2, 2015, the closing prices for our common stock on the TSX-V and OTCQX were $1.00 and $1.01 per share, respectively. The warrants will not be listed for trading on any stock exchange or market.

All costs associated with this registration statement will be borne by us. The selling stockholders will offer their shares at prevailing market prices on the OTCQX or the TSX-V, or at privately negotiated prices in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transaction or through sales to one or more dealers for resale. We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders. All amounts are in United States dollars unless otherwise stated.

We are an “emerging growth company” under the U.S. federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves substantial risks. See “Risk Factors” beginning on page 7.

Neither the Securities and Exchange Commission (SEC) nor any other securities commission or regulatory authority has approved or disapproved of these securities or has passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2015.

This prospectus is part of a post-effective amendment to an effective registration statement that we have filed with the Securities and Exchange Commission, which we refer to as the “SEC” or the “Commission,” as well as part of a new registration statement covering the resale of certain shares of our common stock by the selling stockholders named herein. It is important for you to read and consider all of the information contained in this prospectus and any applicable prospectus before making a decision whether to invest in the common stock. You should also read and consider the information contained in the exhibits filed with our registration statement, of which this prospectus is a part, as described in “Where You Can Find More Information” in this prospectus.

You should rely only on the information contained in this prospectus and any applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering to sell or soliciting offers to buy, and will not sell, any securities in any jurisdiction where it is unlawful. You should assume that the information contained in this prospectus or any prospectus supplement, as well as information contained in a document that we have previously filed or in the future will file with the SEC, is accurate only as of the date of this prospectus, the applicable prospectus supplement or the document containing that information, as the case may be. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering and the distribution of this prospectus outside of the United States.

COHBARTM and other trademarks or service marks of CohBar, Inc. appearing in this prospectus are the property of CohBar, Inc. Trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders.

PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus and the registration statement of which this prospectus is a part in their entirety before investing in our securities. We refer to CohBar, Inc. as “CohBar,” the “Company,” “we,” “our,” and “us.”

COHBAR, INC.

Overview

We are a leader in the research and development of mitochondria-based therapeutics (MBTs), an emerging class of drugs for the treatment of diseases associated with aging. MBTs originate from the discovery by our founders of a novel group of peptides within the genome of mitochondria, the powerhouses of the cell. Our ongoing development of these mitochondrial-derived peptides (MDPs) into MBTs offers the potential to address a broad range of diseases such as type 2 diabetes, cancer, atherosclerosis and neurodegenerative disorders.

Our scientific leadership is centered on the expertise of our founders, Dr. Pinchas Cohen, Dean of the Davis School of Gerontology at the University of Southern California, and Dr. Nir Barzilai, Professor of Genetics and Director of the Institute for Aging Research at the Albert Einstein College of Medicine, and is supported by our co-founders, Dr. David Sinclair, Professor of Genetics at Harvard Medical School, and Dr. John Amatruda, former Senior Vice President and Franchise Head for Diabetes and Obesity at Merck Research Laboratories. The Company’s Chief Scientific Officer is Dr. Kenneth Cundy, former Chief Scientific Officer at Xenoport, Inc. and Senior Director of Biopharmaceuticals at Gilead Sciences, Inc.

Our founders and co-founders are widely considered to be scientific experts and thought leaders at the intersection of cellular and mitochondrial genetics and biology, the biology of aging, metabolism, and drug discovery, development and commercialization. The scientific research in the areas of mitochondrial genomics and biology, age-related diseases, longevity, metabolism and MDPs underlying our founder’s discoveries and our intellectual property portfolio was conducted by Dr. Cohen, Dr. Barzilai and their academic collaborators with the support of research grants aggregating over $30 million awarded to their respective academic institutions since 2001 by the National Institutes of Health, private foundations, and other grant funding organizations. The multi-disciplinary expertise of our scientific leaders, and their investigations into and knowledge of age-related diseases, has enabled and focused our Company’s research efforts on the mitochondrial genome and its potential to yield peptides, which are biological molecules composed of bonded amino acids, for therapeutic advancement.

Mitochondria are components within the cell that produce energy and regulate cell death in response to signals received from the cell. They are the only cell components, other than the nucleus, that have their own genome. Until recently, scientists believed the mitochondrial genome was simple, containing only 37 genes, and the mitochondrial genome has been left relatively unexplored as a focus of drug discovery efforts. Research by our founders and their academic collaborators has revealed that the mitochondrial genome has dozens of potential new genes that encode peptides, only several of which have been characterized to date. We refer to these as mitochondrial-derived peptides (MDPs). These peptides influence cellular activities by acting as hormones, or messengers between cells, triggering intra-cellular changes that affect cell growth and differentiation and play a role in metabolism.

MDPs represent a diverse and largely unexplored collection of peptides, which we believe have the potential to lead to novel mitochondria-based therapeutics (MBTs) for a number of diseases with significant unmet medical needs. We believe that CohBar is a first mover in exploring the mitochondrial genome to identify MDPs with the potential to be developed into transformative medicines, and that the depth of our scientific expertise, together with our intellectual property portfolio, will enable us to sustain this competitive advantage. By augmenting our scientific leadership and MDP discoveries with drug discovery and development expertise and capabilities, we believe we can identify and develop MBT candidates that harness the MDP’s cell-signaling mechanisms and unlock the therapeutic potential of this collection of peptides.

We are the exclusive licensee from the Regents of the University of California and the Albert Einstein College of Medicine to four issued U.S. patents and four U.S. and international patent applications. Our licensed patents and patent applications are directed to compositions comprising MDPs and MDP analogs and methods of their use in the treatment of indicated diseases. See “Business – Patents and Other Intellectual Property”.

1

Our Strategy

We aim to build a multi-product company based on our expertise in MDP biology and therapeutic drug development that, independently or together with strategic partners, discovers, develops and commercializes first- and best-in-class medicines to treat a wide variety of diseases with large unmet medical needs. Key elements of our strategy include:

•	Exploiting our MDP discoveries to date by advancing research and development within our lead programs;

•	Continuing to leverage our expertise in mitochondrial biology discovery to expand our pipeline of research peptides;

•	Expanding our intellectual property portfolio relevant to mitochondria-based therapeutics (MBTs);

•	Supplementing and supporting our founders’ expertise and efforts with additional scientific leadership, staff and facilities;

•	Leveraging relationships with academic partners and contract research organizations (CROs) to advance our research programs; and

•	Developing strategic partnerships with larger pharmaceutical companies and other organizations to support our research programs and future development and commercialization efforts.

Our Lead Peptides

Our research efforts to date have focused on discovering and evaluating our MDPs for potential development as MBT drug candidates. We seek to identify and advance research on MDPs with superior potential for yielding a drug candidate, and ultimately a drug, for which we have a strong intellectual property position. We also seek to take advantage of efficiencies that may be gained should a MBT drug candidate based on a single peptide prove effective for multiple indications. Based on our evaluation of MDPs currently in our research pipeline we are actively engaged in research of four MDPs for potential advancement into MBT drug candidate programs. We believe that the success of one of these possible MBT candidate programs, and further future development into a clinically effective therapeutic drug, while uncertain, could potentially address significant unmet medical needs.

MOTS-c

MOTS-c is an MDP discovered in 2012 by our founders and their academic collaborators. To date, our laboratory and rodent studies indicate that MOTS-c plays a significant role in regulation of metabolism and we believe a MOTS-c analog has therapeutic potential for Type 2 Diabetes mellitus, as well as other diseases, such as obesity, fatty liver and certain cancers. We intend to advance research on MOTS-c and its analogs as our lead program.

SHLP-6

We and our academic collaborators have discovered several other MDPs with properties related to humanin, which we refer to as small humanin-like peptides, or SHLPs. Of these peptides, our investigational research of SHLP-6 and its potential for the treatment of cancer is the most advanced. SHLP-6 cancer treatment models conducted both in cell culture and in mice demonstrated suppression of cancer progression via a dual mechanism involving suppression of tumor angiogenesis (blood vessel development) as well as induction of apoptosis (cancer cell death). We consider SHLP-6 as our primary research peptide for the potential treatment of cancer and plan to advance our research on SHLP-6, or a suitable analog as an MBT candidate.

SHLP-2 and Humanin

Humanin, the first MDP to be discovered, has been shown to have protective effects in various disease models, including Alzheimer’s disease, atherosclerosis, myocardial and cerebral ischemia and Type 2 Diabetes. Humanin levels in humans have been shown to decline with age, and elevated levels of humanin together with lower incidence of age-related diseases has been observed in centenarians as well as their offspring.

We also have evidence that another of our MDPs, SHLP-2, as well as certain of our humanin analogs, may be useful in the treatment of Alzheimer’s disease. In vitro experiments have shown SHLP-2 and these humanin analogs to have protective effects against neuronal toxicity, and have demonstrated that SHLP-2 and the humanin analogs are transported through the blood-brain barrier. We consider SHLP-2, humanin and humanin analogs of potential interest for the development of MBT treatments for Alzheimer’s disease.

2

Our Target Indications

Our drug discovery efforts are centered on identification of mitochondrial-derived peptides that have therapeutic potential to be advanced as drug candidates. Our research programs to date suggest multiple possible therapeutic indications for each of our lead peptides. While we believe any MBT drug candidates we identify would be advanced against one of the following diseases as a primary indication, it is possible that we may determine to advance a drug candidate for treatment of a different disease as a primary indication. We may determine to advance any future drug candidate against an alternative primary disease indication if, for example, additional data suggests greater therapeutic potential for the drug candidate against the alternative indication, or we determine that the development, approval or commercialization pathway may be more favorable for a drug candidate targeted against the alternative indication.

Type 2 Diabetes – Type 2 Diabetes is a chronic disease characterized by a relative deficiency in insulin production and secretion by the pancreas and an inability of the body to respond to insulin normally, i.e. insulin resistance. Hyperglycemia, or raised blood sugar, is a common effect of uncontrolled diabetes and over time leads to serious damage to many of the body’s systems, especially the nerves, kidneys, eyes and blood vessels.

Cancer – Cancer is a generic term for a large group of diseases that can affect any part of the body. One defining feature of cancer is the rapid creation of abnormal cells that grow beyond their usual boundaries, and which can then invade adjoining parts of the body and spread to other organs. This process is referred to as metastasis. Metastases are a major cause of death from cancer. Cancer is a leading cause of death worldwide. Cancer drugs such as chemotherapy, hormone therapy and other treatments are used to destroy cancer cells. The goal of cancer drugs is to cure the disease or, when a cure is not possible, to prolong life or improve quality of life for patients with incurable cancer.

Alzheimer’s disease – In the brain, neurons connect and communicate at synapses, where tiny bursts of chemicals called neurotransmitters carry information from one cell to another. Alzheimer’s disrupts this process and eventually destroys synapses and kills neurons, damaging the brain’s communication network. There is no cure, and medications on the market today treat only the symptoms of Alzheimer’s disease and do not have the ability to stop its onset or its progression. There is an urgent and unmet need for both a disease-modifying drug for Alzheimer’s disease as well as for better symptomatic treatments.

Atherosclerosis – Atherosclerosis is commonly referred to as a “hardening” or furring of the arteries. It is caused by the formation of multiple atheromatous plaques within the arteries. This process is the major underlying risk for developing myocardial infarction (heart attack) as those plaques will either narrow the vessel or rupture, preventing blood flow in the coronary artery to parts of the heart muscle. Heart disease is the leading cause of death for both men and women. Cholesterol lowering drugs are considered the main preventive approach to treat atherosclerosis, however these drugs are estimated to prevent only one-third of incidences of myocardial infarction, and there is significant unmet need for additional therapeutic options.

Risks

Our business is subject to numerous risks, which are highlighted in the section entitled “Risk Factors” immediately following this prospectus summary, including the following:

•	We are a research stage company and have not identified a drug development candidate. Our efforts to identify or discover potential drug development candidates may be unsuccessful and there can be no assurance that any drug development candidate we identify can be developed into a drug product. Even if we are able to develop a drug product candidate, we may not be successful in obtaining regulatory approval for commercial sale, or if approved, we may not be able to generate significant revenues or successfully commercialize our products.
•	It will take several years before we are able to develop potentially marketable products, if at all, and our research and development plans will require substantial additional capital. We may be forced to curtail our research and development programs or cease operations if we are unable to obtain additional funds.
•	If we are unable to maintain our existing relationships with leading scientists and/or establish new relationships with scientific collaborators, our drug development programs may be delayed or terminated and we may be unable to successfully develop our potential product candidates.
•	The pharmaceutical market is intensely competitive and any drug product for which we obtain regulatory approval may be unable to compete effectively with existing and newly developed therapies.
•	The patent positions of biopharmaceutical products are complex and uncertain and we may be unable to effectively develop, protect or enforce our intellectual property.

3

Company Information

Our company was formed as a Delaware limited liability company on October 19, 2007. We converted to a Delaware corporation under the provisions of the Delaware Limited Liability Company Act and the Delaware General Corporation Law on September 16, 2009. Our principal executive offices are located at 1455 Adams Dr., Suite 2050, Menlo Park, CA 94025. Our telephone number is (415) 388-2222. We maintain an Internet website at www.cohbar.com. The information contained on, connected to or that can be accessed via our website is not a part of, and is not incorporated into, this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only. We have no subsidiaries.

About This Prospectus

All references to common stock, preferred stock, options to purchase common stock, stock options, share data, per share data, warrants and related information have been retroactively adjusted where applicable in this prospectus to reflect the 3.6437695-for-1 forward stock split completed in April 2014 as if it had occurred at the beginning of the earliest period presented.

Unless otherwise specified, all references to “dollars,” “US$” or “$” in this prospectus are to United States dollars.

The Offering

This prospectus relates to the following securities of the Company:

Securities issuable by CohBar upon exercise of outstanding options (which were issued under our Registration Statement No. 333-200033)

5,625,000 shares of common stock issuable upon exercise of warrants issued to purchasers in our initial public offering completed in January 2015 (“IPO Warrants”).

731,148 Units issuable upon exercise of outstanding Unit Purchase Options (“UPOs”) issued to the Agents in our initial public offering. Each unit consists of one share of common stock and one half of one common stock purchase warrant.

393,348 aggregate shares of common stock consisting of 365,574 shares issuable upon exercise of the common stock purchase warrants underlying outstanding UPOs and 27,774 shares issuable upon exercise of outstanding common stock purchase warrants issued under previously exercised UPOs (“UPO Warrants”).

Securities offered by selling stockholders

22,365,343 shares of our common stock, which may be offered for sale from time to time by the selling stockholders identified in this prospectus. Of these shares 21,015,343 are currently outstanding and 1,350,000 are issuable upon exercise of common stock purchase warrants purchased by the selling stockholders in a private placement completed concurrently with the closing of our initial public offering (the “Private Placement Warrants”).

12,915,343 shares being registered for resale by our affiliates pursuant to the registration statement of which this prospectus forms a part are subject to lock-up agreements that will expire on January 6, 2017, the date that is 24 months following completion of our initial public offering. As of the date of this prospectus, an additional 1,462,500 shares being registered for resale by our affiliates remain subject to Seed Share Resale Restrictions imposed by the TSX-V in connection with our IPO and initial listing on the TSX-V. Shares subject to the Seed Share Resale Restrictions are held in escrow and may be resold upon release to their respective stockholders. The shares are scheduled for release from escrow in five equal installments occurring every six months through January 6, 2018.

4

Exercise Prices, Conditions, and Terms of UPOs and Warrants

Each unit underlying the UPOs consists of one share of common stock, $0.001 par value per share, and one-half of one common stock purchase warrant. The UPOs are exercisable by the holder thereof at $1.00 per UPO at any time prior to 5:00 p.m. (Toronto time) on July 6, 2016.

Each UPO Warrant, IPO Warrant and Private Placement Warrant entitles its holder to purchase one share of our common stock at an exercise price of $2.00 per share at any time prior to 5:00 p.m. (Toronto time) on January 6, 2017. If the volume weighted average trading price of our common stock on the TSX-V is equal to or exceeds $3.00 per share for 20 consecutive trading days, then we have the right and option, exercisable at our sole discretion, to accelerate the expiration time of the warrants by providing written notice to each registered holder of warrants within five (5) business days and issuing a press release to the effect that the warrants will expire at 5:00 p.m. (Toronto time) on the date specified in such notice and press release, provided that such date shall not be less than 30 days following the date of such notice and press release.

Use of Proceeds

We will not receive proceeds for any shares sold by selling stockholders.

The proceeds to us of this offering consist solely of the payment by the holders of UPOs and warrants of the exercise prices. We plan to use the net proceeds of this offering to further our research and development programs and for general corporate purposes. For a more complete description of our intended use of the proceeds, see “Use of Proceeds.”

Trading Markets	Our common stock is currently listed on the TSX-V under the symbol “COB.U,” and traded on the OTCQX marketplace operated by OTC Markets Group, Inc., under the symbol “CWBR.” On July 2, 2015, the closing sales price for our common stock was $1.00 per share on the TSX-V and $1.01 per share on the OTCQX. The warrants are not and will not be listed on any exchange.

5

Selected Summary Financial Data

The following tables present our summary financial data and should be read together with our financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus. The summary financial data for the years ended December 31, 2014 and 2013 and are derived from our audited annual financial statements included in the registration statement of which this prospectus forms a part. The unaudited summary financial data for the three-month periods ended March 31, 2015 and 2014 have been derived from our unaudited interim financial statements included in the registration statement of which this prospectus forms a part, and include all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for a fair presentation of our financial position and results of operations for these periods.

Selected Statement of Operations Information
	For the years ended December 31,			For the three months ended March 31,
	2014	2013	2012	2015 (Unaudited)	2014 (Unaudited)
Revenues	$—	$—	$—	$—	$—
Gross profit	$—	$—	$—	$—	$—
Total operating expenses	$1,812,615	$869,005	$1,472,353	$779,746	$252,621
Net loss	$(1,819,684)	$(872,641)	$(1,471,089)	$(781,265)	$(254,410)
Basic and diluted net loss per share	$(0.14)	$(0.07)	$(0.12)	$(0.03)	$(0.02)
Weighted average common shares outstanding – basic and diluted	12,915,343	12,915,343	12,094,629	31,198,876	12,915,343

Selected Statement of Operations Information
	As of December 31,			As of March 31, 2015
	2014	2013	2012	(Unaudited)
Cash	$1,194,492	$145,170	$878,094	$9,952,751
Current assets	$1,218,064	$286,489	$893,064	$13,283,289
Total assets	$1,973,181	$318,407	$900,185	$13,315,956
Current liabilities	$698,768	$143,394	$74,136	$447,919
Total liabilities	$903,577	$348,007	$74,136	$652,777
Total stockholders’ equity (deficiency)	$1,069,604	$(29,600)	$826,049	$12,663,179
Total liabilities and stockholders’ equity (deficiency)	$1,973,181	$318,407	$900,185	$13,315,956

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this prospectus, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the market value of our securities could decline, and you may lose all or part of your investment.

Risk Factors Related to Our Company

We have had a history of losses and no revenue.

Since our conversion to a Delaware corporation in September 2009 through March 31, 2015, we have accumulated losses of $5,237,592. As of March 31, 2015, we had working capital of $12,835,370 and a stockholders’ equity of $12,663,179. We can offer no assurance that we will ever operate profitably or that we will generate positive cash flow in the future. To date, we have not generated any revenues from our operations. As a result, our management expects the business to continue to experience negative cash flow for the foreseeable future and cannot predict when, if ever, our business might become profitable. Until we can generate significant revenues, if ever, we expect to satisfy our future cash needs through equity or debt financing. We will need to raise additional funds, and such funds may not be available on commercially acceptable terms, if at all. If we are unable to raise funds on acceptable terms, we may not be able to execute our business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated requirements. This may seriously harm our business, financial condition and results of operations. In the event we are not able to continue operations you will likely suffer a complete loss of your investment in our securities.

We are an early research stage biotechnology company and may never be able to successfully develop marketable products or generate any revenue. We have a very limited relevant operating history upon which an evaluation of our performance and prospects can be made. There is no assurance that our future operations will result in profits. If we cannot generate sufficient revenues, we may suspend or cease operations.

We are an early-stage company. Our operations to date have been limited to organizing and staffing our company, business planning, raising capital, in-licensing intellectual property, identifying MDPs for further research and performing research on identified MDPs. We have not generated any revenues to date and have no operating history. All of our MBTs are in the concept or research stage. Moreover, we cannot be certain that our research and development efforts will be successful or, if successful, that our MBTs will ever be approved by the FDA. Typically, it takes 10-12 years to develop one new medicine from the time it is discovered to when it is available for treating patients and longer timeframes are not uncommon. Even if approved, our products may not generate commercial revenues. We have no relevant operating history upon which an evaluation of our performance and prospects can be made. We are subject to all of the business risks associated with a new enterprise, including, but not limited to, risks of unforeseen capital requirements, failure of potential drug candidates either in research, pre-clinical testing or in clinical trials, failure to establish business relationships and competitive disadvantages against other companies. If we fail to become profitable, we may suspend or cease operations.

We may not be successful in our efforts to identify or discover potential drug development candidates.

A key element of our strategy is to identify and test MDPs that play a role in cellular processes underlying our targeted disease indications. A significant portion of the research that we are conducting involves emerging scientific knowledge and drug discovery methods. Our drug discovery efforts may not be successful in identifying MBTs that are useful in treating disease. Our research programs may initially show promise in identifying potential drug development candidates, yet fail to yield candidates for pre-clinical and clinical development for a number of reasons, including:

•	the research methodology used may not be successful in identifying appropriate potential drug development candidates; or

•	potential drug development candidates may, on further study, be shown not to be effective in humans, or to have unacceptable toxicities, harmful side effects, or other characteristics that indicate that they are unlikely to be medicines that will receive marketing approval and achieve market acceptance.

Research programs to identify new product candidates require substantial technical, financial and human resources. We may choose to focus our efforts and resources on a potential product candidate that ultimately proves to be unsuccessful. If we are unable to identify suitable MBTs for pre-clinical and clinical development, we will not be able to obtain product revenues in future periods, which likely would result in significant harm to our financial position and adversely impact our stock price.

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Our research and development plans will require substantial additional future funding which could impact our operational and financial condition. Without the required additional funds, we will likely cease operations.

It will take several years before we are able to develop potentially marketable products, if at all. Our research and development plans will require substantial additional capital to:

•	conduct research, pre-clinical testing and human studies;

•	manufacture any future drug development candidate or product at pilot and commercial scale; and

•	establish and develop quality control, regulatory, and administrative capabilities to support these programs.

Our future operating and capital needs will depend on many factors, including:

•	the pace of scientific progress in our research programs and the magnitude of these programs;

•	the scope and results of pre-clinical testing and human studies;

•	the time and costs involved in obtaining regulatory approvals;

•	the time and costs involved in preparing, filing, prosecuting, securing, maintaining and enforcing intellectual property rights;

•	competing technological and market developments;

•	our ability to establish additional collaborations;

•	changes in any future collaborations;

•	the cost of manufacturing our drug products; and

•	the effectiveness of efforts to commercialize and market our products.

We base our outlook regarding the need for funds on many uncertain variables. Such uncertainties include the success of our research and development initiatives, regulatory approvals, the timing of events outside our direct control such as negotiations with potential strategic partners and other factors. Any of these uncertain events can significantly change our cash requirements as they determine such one-time events as the receipt or payment of major milestones and other payments.

Additional funds will be required to support our operations and if we are unable to obtain them on favorable terms, we may be required to cease or reduce further research and development of our drug product programs, sell or abandon some or all of our intellectual property, merge with another entity or cease operations.

We will need additional funding and may be unable to raise additional capital when needed, which would force us to delay, reduce or eliminate our research and development activities.

Our operations to date have consumed substantial amounts of cash, and we expect our capital and operating expenditures to increase in the next few years. We may not be able to generate significant revenues for several years, if at all. Until we can generate significant revenues, if ever, we expect to satisfy our future cash needs through equity or debt financing. We cannot be certain that additional funding will be available on acceptable terms, or at all. If adequate funds are not available, we may be required to delay, reduce the scope of, or eliminate one or more of our research and development activities.

Our independent registered public accountants have identified a material weakness in our internal control over financial reporting. In addition, because of our status as an emerging growth company, our independent registered public accountants are not required to provide an attestation report as to our internal control over financial reporting for the foreseeable future.

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In connection with the audits of our consolidated financial statements for the years ended December 31, 2014 and 2013, our independent registered public accountants identified a material weakness in our internal control over financial reporting. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weakness relates to our having one employee assigned to positions that involve processing financial information, resulting in a lack of segregation of duties so that all journal entries and account reconciliations are reviewed by someone other than the preparer, heightening the risk of error or fraud. If we are unable to remediate the material weakness, or other control deficiencies are identified, we may not be able to report our financial results accurately, prevent fraud or file our periodic reports as a public company in a timely manner.

As a public company, we are required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. In addition, beginning with our annual report on Form 10-K for the year ending December 31, 2015, we will be required to annually assess the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We are in the process of designing, implementing, and testing the internal control over financial reporting required to comply with this obligation, which process is time consuming, costly, and complicated. Because of our limited resources we may be unable remediate the identified material weakness in a timely manner, or additional control deficiencies may be identified. As a result, we may be unable to report our financial results accurately on a timely basis or help prevent fraud, which could cause our reported financial results to be materially misstated and result in the loss of investor confidence and cause the market price of our common stock to decline.

Whether or not our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm may issue a report that is qualified if it is not satisfied with our controls or the level at which our controls are documented, designed, operated or reviewed. However, our independent registered public accounting firm will not be required to attest formally to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act until the later of the year following our first annual report required to be filed with the SEC or the date we are no longer an “emerging growth company” as defined in the JOBS Act. We expect to be an “emerging growth company” for up to five years. Accordingly, you will not be able to depend on any attestation concerning our internal control over financial reporting from our independent registered public accountants for the foreseeable future.

Our ability to utilize our net operating loss carryforwards and certain other tax attributes may be limited.

Under Section 382 and related provisions of the Internal Revenue Code of 1986, as amended (the “Code”), if a corporation undergoes an “ownership change” (generally defined as a greater than 50% change (by value) in its equity ownership over a three-year period), the corporation’s ability to use its pre-change net operating loss carryforwards and other pre-change tax attributes to offset its post-change income may be limited. We may in the future as a result of subsequent shifts in our stock ownership experience an “ownership change.” Thus, our ability to utilize carryforwards of our net operating losses and other tax attributes to reduce future tax liabilities may be substantially restricted. At this time, we have not completed a study to assess whether an ownership change under Section 382 of the Code may occur in the foreseeable future due to the costs and complexities associated with such a study. Further, U.S. tax laws limit the time during which these carryforwards may be applied against future taxes. Therefore, we may not be able to take full advantage of these carryforwards for federal or state tax purposes.

If we fail to demonstrate efficacy in our research and clinical trials, our future business prospects, financial condition and operating results will be materially adversely affected.

The success of our research and development efforts will be greatly dependent upon our ability to demonstrate efficacy of MBTs in non-clinical studies, as well as in clinical trials. Non-clinical studies involve testing potential MBTs in appropriate non-human disease models to demonstrate efficacy and safety. Regulatory agencies evaluate these data carefully before they will approve clinical testing in humans. If certain non-clinical data reveals potential safety issues or the results are inconsistent with an expectation of the potential drug’s efficacy in humans, the program may be discontinued or the regulatory agencies may require additional testing before allowing human clinical trials. This additional testing will increase program expenses and extend timelines. We may decide to suspend further testing on our potential drugs if, in the judgment of our management and advisors, the non-clinical test results do not support further development.

Moreover, success in research, pre-clinical testing and early clinical trials does not ensure that later clinical trials will be successful, and we cannot be sure that the results of later clinical trials will replicate the results of prior clinical trials and non-clinical testing. The clinical trial process may fail to demonstrate that our potential drug candidates are safe for humans and effective for indicated uses. This failure would cause us to abandon a drug candidate and may delay development of other potential drug candidates. Any delay in, or termination of, our non-clinical testing or clinical trials will delay the filing of an investigational new drug application and new drug application with the Food and Drug Administration or the equivalent applications with pharmaceutical regulatory authorities outside the United States and, ultimately, our ability to commercialize our potential drugs and generate product revenues. In addition, we expect that our early clinical trials will involve small patient populations. Because of the small sample size, the results of these early clinical trials may not be indicative of future results.

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Following successful non-clinical testing, potential drugs will need to be tested in a clinical development program to provide data on safety and efficacy prior to becoming eligible for product approval and licensure by regulatory agencies.

If any of our future potential drugs in clinical development become the subject of problems, our ability to sustain our development programs will become critically compromised. For example, efficacy or safety concerns may arise, whether or not justified, that could lead to the suspension or termination of our clinical programs. Examples of problems that could arise include, among others:

•	efficacy or safety concerns with the potential drug candidates, even if not justified;

•	failure of agencies to approve a drug candidate and/or requiring additional clinical or non-clinical studies before prior to determining approvability;

•	manufacturing difficulties or concerns;

•	regulatory proceedings subjecting the potential drug candidates to potential recall;

•	publicity affecting doctor prescription or patient use of the potential drugs;

•	pressure from competitive products; or

•	introduction of more effective treatments.

Each clinical phase is designed to test attributes of the drug and problems that might result in the termination of the entire clinical plan. These problems can be revealed at any time throughout the overall clinical program. The failure to demonstrate efficacy in our clinical trials would have a material adverse effect on our future business prospects, financial condition and operating results.

Even if we are able to develop our potential drugs, we may not be able to obtain regulatory approval, or if approved, we may not be able to generate significant revenues or successfully commercialize our products, which will adversely affect our financial results and financial condition and we will have to delay or terminate some or all of our research and development plans which may force us to cease operations.

All of our potential drug candidates will require extensive additional research and development, including pre-clinical testing and clinical trials, as well as regulatory approvals, before we can market them. We cannot predict if or when any potential drug candidate we intend to develop will be approved for marketing. There are many reasons that we may fail in our efforts to develop our potential drug candidates. These include:

•	the possibility that pre-clinical testing or clinical trials may show that our potential drugs are ineffective and/or cause harmful side effects or toxicities;

•	our potential drugs may prove to be too expensive to manufacture or administer to patients;

•	our potential drugs may fail to receive necessary regulatory approvals from the United States Food and Drug Administration or foreign regulatory authorities in a timely manner, or at all;

•	even if our potential drugs are approved, we may not be able to produce them in commercial quantities or at reasonable costs;

•	even if our potential drugs are approved, they may not achieve commercial acceptance;

•	regulatory or governmental authorities may apply restrictions to any of our potential drugs, which could adversely affect their commercial success; and

•	the proprietary rights of other parties may prevent us or our potential collaborative partners from marketing our potential drugs.

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If we fail to develop our potential drug candidates, our financial results and financial condition will be adversely affected, we will have to delay or terminate some or all of our research and development plans and may be forced to cease operations.

If we do not maintain the support of qualified scientific collaborators, our revenue, growth and profitability will likely be limited, which would have a material adverse effect on our business.

We will need to maintain our existing relationships with leading scientists and/or establish new relationships with scientific collaborators. We believe that such relationships are pivotal to establishing products using our technologies as a standard of care for various indications. There is no assurance that our founders, scientific advisors or research partners will continue to work with us or that we will be able to attract additional research partners. If we are not able to establish scientific relationships to assist in our research and development, we may not be able to successfully develop our potential drug candidates. If this happens, our business will be adversely affected.

We will seek to establish development and commercialization collaborations, and, if we are not able to establish them on commercially reasonable terms, we may have to alter our development and commercialization plans.

Our potential drug development programs and the potential commercialization of our drug candidates will require substantial additional cash to fund expenses. We may decide to collaborate with pharmaceutical or biotechnology companies in connection with the development or commercialization of our potential drug candidates.

We face significant competition in seeking appropriate collaborators. Whether we reach a definitive collaboration agreement will depend, among other things, upon our assessment of the collaborator’s resources and expertise, the terms and conditions of the proposed collaboration and the proposed collaborator’s evaluation of a number of factors. Those factors may include the design or results of clinical trials, the likelihood of approval by the FDA or similar regulatory authorities outside the United States, the potential market for the subject product candidate, the costs and complexities of manufacturing and delivering such product candidate to patients, the potential of competing products, the existence of uncertainty with respect to our ownership of technology, which can exist if there is a challenge to such ownership without regard to the merits of the challenge and industry and market conditions generally. The collaborator may also consider alternative product candidates or technologies for similar indications that may be available to collaborate on, and whether such alternative collaboration project could be more attractive than the one with us for our product candidate.

Collaborations are complex and time-consuming to negotiate and document. In addition, there have been a significant number of recent business combinations among large pharmaceutical companies that have resulted in a reduced number of potential future collaborators.

We may not be able to negotiate collaborations on a timely basis, on acceptable terms, or at all. If we are unable to do so, we may have to curtail the development of the product candidate for which we are seeking to collaborate, reduce or delay its development program or one or more of our other development programs, delay its potential commercialization or reduce the scope of any sales or marketing activities, or increase our expenditures and undertake development or commercialization activities at our own expense. If we elect to increase our expenditures to fund development or commercialization activities on our own, we may need to obtain additional capital, which may not be available to us on acceptable terms or at all. If we do not have sufficient funds, we may not be able to further develop our product candidates or bring them to market and generate product revenue.

We expect to rely on third parties to conduct our clinical trials and some aspects of our research and pre-clinical testing. These third parties may not perform satisfactorily, including failing to meet deadlines for the completion of such trials, research or pre-clinical testing.

We currently rely on third parties to conduct some aspects of our research and expect to continue to rely on third parties to conduct additional aspects of our research and pre-clinical testing, as well as any future clinical trials. Any of these third parties may terminate their engagements with us at any time. If we need to enter into alternative arrangements, it would delay our product research and development activities.

Our reliance on these third parties for research and development activities will reduce our control over these activities but will not relieve us of our responsibilities. For example, we will remain responsible for ensuring that each of our clinical trials is conducted in accordance with the general investigational plan and protocols for the trial. Moreover, the FDA requires us to comply with standards, commonly referred to as Good Clinical Practices, for conducting, recording and reporting the results of clinical trials to assure that data and reported results are credible and accurate and that the rights, integrity and confidentiality of trial participants are protected. We also are required to register ongoing clinical trials and post the results of completed clinical trials on a government-sponsored database, ClinicalTrials.gov, within certain timeframes. Failure to do so can result in fines, adverse publicity and civil and criminal sanctions.

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Furthermore, these third parties may also have relationships with other entities, some of which may be our competitors. If these third parties do not successfully carry out their contractual duties, meet expected deadlines or conduct our clinical trials in accordance with regulatory requirements or our stated protocols, we will not be able to obtain, or may be delayed in obtaining, marketing approvals for our drug candidates and will not be able to, or may be delayed in our efforts to, successfully commercialize our medicines.

We also expect to rely on other third parties to store and distribute drug supplies for our clinical trials. Any performance failure on the part of our distributors could delay clinical development or marketing approval of our drug candidates or commercialization of our products, producing additional losses and depriving us of potential product revenue.

We contract with third parties for the manufacture of our peptide materials for research and expect to continue to do so for any future product candidate advanced to pre-clinical testing, clinical trials and commercialization. This reliance on third parties increases the risk that we will not have sufficient quantities of our research peptide materials, product candidates or medicines, or that such supply will not be available to us at an acceptable cost, which could delay, prevent or impair our research, development or commercialization efforts.

We do not have manufacturing facilities adequate to produce our research peptide materials or supplies of any future product candidate. We currently rely, and expect to continue to rely, on third-party manufacturers for the manufacture of our peptide materials, any future product candidates for pre-clinical and clinical testing, and for commercial supply of any of these product candidates for which we or future collaborators obtain marketing approval. We do not have long term supply agreements with any third-party manufacturers, and we purchase our research peptides on a purchase order basis.

We may be unable to establish any agreements with third-party manufacturers or to do so on acceptable terms. Even if we are able to establish agreements with third-party manufacturers, reliance on third-party manufacturers entails additional risks, including:

•	reliance on the third party for regulatory compliance and quality assurance;

•	the possible breach of the manufacturing agreement by the third party;

•	the possible termination or nonrenewal of the agreement by the third party at a time that is costly or inconvenient for us; and

•	reliance on the third party for regulatory compliance, quality assurance, and safety and pharmacovigilance reporting.

Third-party manufacturers may not be able to comply with current good manufacturing practices, or cGMP, regulations or similar regulatory requirements outside the United States. Our failure, or the failure of our third-party manufacturers, to comply with applicable regulations could result in sanctions being imposed on us, including fines, injunctions, civil penalties, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of product candidates or medicines, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect supplies of our medicines and harm our business and results of operations.

Any drug candidate that we may develop may compete with other drug candidates and products for access to manufacturing facilities. There are a limited number of manufacturers that operate under cGMP regulations and that might be capable of manufacturing for us.

Our current and anticipated future dependence upon others for the manufacture of our investigational materials or future product candidates or medicines may adversely affect our future profit margins and our ability to commercialize any medicines that receive marketing approval on a timely and competitive basis.

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We may not be able to develop drug candidates, market or generate sales of our products to the extent anticipated. Our business may fail and investors could lose all of their investment in our Company.

Assuming that we are successful in developing our potential drug candidates and receiving regulatory clearances to market our potential products, our ability to successfully penetrate the market and generate sales of those products may be limited by a number of factors, including the following:

•	if our competitors receive regulatory approvals for and begin marketing similar products in the United States, the European Union, Japan and other territories before we do, greater awareness of their products as compared to ours will cause our competitive position to suffer;

•	information from our competitors or the academic community indicating that current products or new products are more effective or offer compelling other benefits than our future products could impede our market penetration or decrease our future market share; and

•	the pricing and reimbursement environment for our future products, as well as pricing and reimbursement decisions by our competitors and by payers, may have an effect on our revenues.

If any of these happened, our business could be adversely affected.

Any product candidate we are able to develop and commercialize would compete in the marketplace with existing therapies and new therapies that may become available in the future. These competitive therapies may be more effective, less costly, more easily administered, or offer other advantages over any product we seek to market.

There are numerous therapies currently marketed to treat diabetes, cancer, Alzheimer’s disease and other diseases for which our potential product candidates may be indicated. For example, if we develop an approved treatment for Type 2 Diabetes, it would compete with several classes of drugs for Type 2 Diabetes that are approved to improve glucose control. These include the insulin sensitizers pioglitazone (Actos) and rosiglitazone (Avandia), which are administered as oral once daily pills, and metformin, which is sometimes called an insulin sensitizer and is available as a generic once daily formulation. If we develop an approved treatment for Alzheimer’s disease it would compete with approved therapies such as donepezil (Aricept), galantamine (Razadyne), memantine (Namenda), rivastigmine (Exelon) and tacrine (Cognex). These therapies are varied in their design, therapeutic application and mechanism of action and may provide significant competition for any of our product candidates for which we obtain market approval. New products may also become available that provide efficacy, safety, convenience and other benefits that are not provided by currently marketed therapies. As a result, they may provide significant competition for any of our product candidates for which we obtain market approval. Our commercial opportunity could be reduced or eliminated if our competitors develop and commercialize products that are safer, more effective, have fewer or less severe side effects, are more convenient or are less expensive than any products that we may develop. Our competitors also may obtain FDA or other regulatory approval for their products more rapidly than we may obtain approval for ours, which could result in our competitors establishing a strong market position before we are able to enter the market. In addition, our ability to compete may be affected in many cases by insurers or other third-party payors seeking to encourage the use of existing products which are generic or are otherwise less expensive to provide.

Our future success depends on key members of our scientific team and our ability to attract, retain and motivate qualified personnel.

We are highly dependent on our founders, Dr. Pinchas Cohen and Dr. Nir Barzilai, and the other principal members of our management and scientific teams. Drs. Cohen and Barzilai are members of our board of directors and provide certain scientific and research advisory services to us pursuant to consulting arrangements with each of them. Other members of our key management and scientific teams are employed “at will,” meaning we or they may terminate the employment relationship at any time. Our consultants and advisors, including our founders, may be employed by employers other than us and may have commitments under consulting or advisory contracts with other entities that may limit their availability to us. In addition, we rely on other consultants and advisors from time to time, including drug discovery and development advisors, to assist us in formulating our research and development strategy. Agreements with these advisors typically may be terminated by either party, for any reason, on relatively short notice. We do not maintain “key person” insurance for any of the key members of our team. The loss of the services of any of these persons could impede the achievement of our research, development and commercialization objectives.

Recruiting and retaining qualified scientific, clinical, and managerial personnel will also be critical to our success. We may not be able to attract and retain these personnel on acceptable terms given the competition among numerous pharmaceutical and biotechnology companies for similar personnel. We also experience competition for the hiring of scientific and clinical personnel from universities and research institutions.

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We expect to expand our research, development and regulatory capabilities, and as a result, we may encounter difficulties in managing our growth, which could disrupt our operations.

We expect to experience significant growth in the number of our employees and the scope of our operations, particularly in the areas of research, drug development and regulatory affairs. To manage our anticipated future growth, we must continue to implement and improve our managerial, operational and financial systems, expand our facilities and continue to recruit and train additional qualified personnel. Due to our limited financial resources and the limited experience of our management team in managing a company with such anticipated growth, we may not be able to effectively manage the expected expansion of our operations or recruit and train additional qualified personnel. Any inability to manage growth could delay the execution of our business plans or disrupt our operations.

The use of any of our products in clinical trials may expose us to liability claims, which may cost us significant amounts of money to defend against or pay out, causing our business to suffer.

The nature of our business exposes us to potential liability risks inherent in the testing, manufacturing and marketing of our products. We do not currently have any drug candidates in clinical trials, however, if any of our drug candidates enter into clinical trials or become marketed products, they could potentially harm people or allegedly harm people possibly, subjecting us to costly and damaging product liability claims. Some of the patients who participate in clinical trials are already ill when they enter a trial or may intentionally or unintentionally fail to meet the exclusion criteria. The waivers we obtain may not be enforceable and may not protect us from liability or the costs of product liability litigation. Although we intend to obtain product liability insurance which we believe is adequate, we are subject to the risk that our insurance will not be sufficient to cover claims. The insurance costs along with the defense or payment of liabilities above the amount of coverage could cost us significant amounts of money and management distraction from other elements of the business, causing our business to suffer.

The patent positions of biopharmaceutical products are complex and uncertain and we may not be able to protect our patented or other intellectual property. If we cannot protect this property, we may be prevented from using it or our competitors may use it and our business could suffer significant harm. Also, the time and money we spend on acquiring and enforcing patents and other intellectual property will reduce the time and money we have available for our research and development, possibly resulting in a slow down or cessation of our research and development.

We are the exclusive licensee of patents and patent applications related to our MDPs and expect to own or license patents related to our potential drug candidates. However, neither patents nor patent applications ensure the protection of our intellectual property for a number of reasons, including the following:

•	The United States Supreme Court recently rendered a decision in Molecular Pathology vs. Myriad Genetics, Inc., 133 S.Ct. 2107 (2013) (“Myriad”), in which the court held that naturally occurring DNA segments are products of nature and not patentable as compositions of matter. On March 4, 2014 and December 16, 2014, the U.S. Patent and Trademark Office (“USPTO”) issued guidelines for examination of such claims that, among other things, extended the Myriad decision to any natural product. Since MDPs are natural products isolated from cells, the USPTO guidelines may affect allowability of some of our patent claims that are filed in the USPTO but are not yet issued. Further, while the USPTO guidelines are not binding on the courts, it is likely that as the law of subject matter eligibility continues to develop Myriad will be extended to natural products other than DNA. Thus, our issued U.S. patent claims directed to MDPs as compositions of matter may be vulnerable to challenge by competitors who seek to have our claims rendered invalid. While Myriad and the USPTO guidelines described above will affect our patents only in the United States, there is no certainty that similar laws or regulations will not be adopted in other jurisdictions.

•	Competitors may interfere with our patenting process in a variety of ways. Competitors may claim that they invented the claimed invention prior to us. Competitors may also claim that we are infringing their patents and restrict our freedom to operate. Competitors may also contest our patents and patent applications, if issued, by showing in various patent offices that, among other reasons, the patented subject matter was not original, was not novel or was obvious. In litigation, a competitor could claim that our patents and patent applications are not valid or enforceable for a number of reasons. If a court agrees, we would lose some or all of our patent protection.

•	As a company, we have no meaningful experience with competitors interfering with our patents or patent applications. In order to enforce our intellectual property, we may even need to file a lawsuit against a competitor. Enforcing our intellectual property in a lawsuit can take significant time and money. We may not have the resources to enforce our intellectual property if a third party infringes an issued patent claim. Infringement lawsuits may require significant time and money resources. If we do not have such resources, the licensor is not obligated to help us enforce our patent rights. If the licensor does take action by filing a lawsuit claiming infringement, we will not be able to participate in the suit and therefore will not have control over the proceedings or the outcome of the suit.

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•	Because of the time, money and effort involved in obtaining and enforcing patents, our management may spend less time and resources on developing potential drug candidates than they otherwise would, which could increase our operating expenses and delay product programs.

•	Our licensed patent applications directed to the composition and methods of using MOTS-c, our lead research peptide, and SHLP-6, which we consider as our primary research peptide for the potential treatment of cancer, have not yet been issued. There can be no assurance that these or our other licensed patent applications will result in the issuance of patents, and we cannot predict the breadth of claims that may be allowed in our currently pending patent applications or in patent applications we may file or license from others in the future.

•	Issuance of a patent may not provide much practical protection. If we receive a patent of narrow scope, then it may be easy for competitors to design products that do not infringe our patent(s).

•	We have limited ability to expand coverage of our licensed patent related to SHLP-2 and our licensed patent application related to SHLP-6 outside of the United States. The lack of patent protection in international jurisdictions may inhibit our ability to advance MBT drug candidates in these markets.

•	If a court decides that the method of manufacture or use of any of our drug candidates infringes on a third-party patent, we may have to pay substantial damages for infringement.

•	A court may prohibit us from making, selling or licensing a potential drug candidate unless the patent holder grants a license. A patent holder is not required to grant a license. If a license is available, we may have to pay substantial royalties or grant cross licenses to our patents, and the license terms may be unacceptable.

•	Redesigning our potential drug candidates so that they do not infringe on other patents may not be possible or could require substantial funds and time.

It is also unclear whether our trade secrets are adequately protected. While we use reasonable efforts to protect our trade secrets, our employees or consultants may unintentionally or willfully disclose our information to competitors. Enforcing a claim that someone illegally obtained and is using our trade secrets is expensive and time consuming, and the outcome is unpredictable. In addition, courts outside the United States are sometimes less willing to protect trade secrets. Our competitors may independently develop equivalent knowledge, methods and know-how. We may also support and collaborate in research conducted by government organizations, hospitals, universities or other educational institutions. These research partners may be unable or unwilling to grant us exclusive rights to technology or products derived from these collaborations prior to entering into the relationship.

If we do not obtain required intellectual property rights, we could encounter delays in our drug development efforts while we attempt to design around other patents or even be prohibited from developing, manufacturing or selling potential drug candidates requiring these rights or licenses. There is also a risk that disputes may arise as to the rights to technology or potential drug candidates developed in collaboration with other parties.

Risks Related to Our Common Stock and Warrants

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. If any of the analysts who may cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, our stock price would likely decline. If analysts do not commence coverage of our securities or any analysts who may cover us were to cease coverage or our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

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Shares of our common stock eligible for future sale in the public marketplace may adversely affect the market price of our common stock.

The price of our common stock could decline if there are substantial sales of our common stock in the public stock market. There were 32,320,891 shares of our common stock outstanding as of July 6, 2015. 11,250,000 shares were sold pursuant to an effective registration statement filed under the Securities Act (No. 333-200033) and may be traded without restriction. Following effectiveness of this registration statement, there will be approximately 6,637,500 shares that are not subject to contractual restrictions on resale and will be eligible for resale without restriction under the Securities Act. 12,915,343 shares being registered for resale by our affiliates pursuant to the registration statement of which this prospectus forms a part are subject to lock-up agreements that will expire on January 6, 2017, the date that is 24 months following completion of our initial public offering. As of the date of this prospectus, an additional 1,462,500 shares being registered for resale by our affiliates remain subject to Seed Share Resale Restrictions imposed by the TSX-V in connection with our IPO and initial listing on the TSX-V. Shares subject to the Seed Share Resale Restrictions are held in escrow and may be resold upon release to their respective stockholders. The shares are scheduled for release from escrow in five equal installments occurring every six months through January 6, 2018.

Due to these factors, sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares are able to or intend to sell shares, could reduce the market price of our common stock.

The market price of our common stock may be highly volatile.

The market for our common stock will likely be characterized by significant price volatility when compared to more established issuers and we expect that it will continue to be so for the foreseeable future. The market price of our common stock is likely to be volatile for a number of reasons. First, trading in our common stock is limited and sporadic. As a consequence of this lack of liquidity, the trading of relatively small quantities of common stock by our stockholders may disproportionately influence the price of the common stock in either direction. The price of the common stock could, for example, decline precipitously if even a relatively small number of shares are sold on the market without commensurate demand, as compared to a market for shares of an established issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to our lack of profits to date and substantial uncertainty of regarding our ability to develop and commercialize a drug product from our new or existing technologies. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the shares of an established issuer. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time or as to what effect the sale of common stock or the availability of common stock for sale at any time will have on the prevailing market price.

Our management owns a significant percentage of our outstanding common stock. If the ownership of our common stock continues to be highly concentrated in management, it may prevent other stockholders from influencing significant corporate decisions.

As of July 6, 2015, our executive officers and directors own, as a group, approximately 38.7% of the outstanding shares of our common stock. Assuming the exercise of all warrants and options held by our executive officers and directors (including options which are not yet vested), our executive officers and directors would own, as a group, 48.6% of our outstanding common stock. As a result, our management could exert significant influence over matters requiring stockholder approval, including the election of our board of directors, the approval of mergers and other extraordinary transactions, as well as the terms of any of these transactions. This concentration of ownership could have the effect of delaying or preventing a change in our control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which could in turn have an adverse effect on the fair market value of our company and our common stock. These actions may be taken even if they are opposed by our other stockholders.

Because our shares are traded on only the TSX Venture Exchange and the OTCQX and not on any major U.S. stock exchange, the corporate governance rules of the major U.S. stock exchanges do not apply to us. As a result, our governance practices may differ from those of a company listed on such U.S. exchanges.

Our governance practices need not comply with certain New York Stock Exchange and NASDAQ corporate governance standards, including:

•	the requirements that a majority of our board of directors consists of independent directors;

•	the requirement that we have an audit committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

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•	the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

There can be no assurance that we will voluntarily comply with any of the foregoing requirements. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to such corporate governance requirements.

The requirements of being a public company may strain our resources, divert management’s attention and require us to disclose information that is helpful to competitors, make us more attractive to potential litigants and make it more difficult to attract and retain qualified personnel.

As a public company, we are subject to the reporting requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (Exchange Act), the Sarbanes-Oxley Act of 2002, as amended (Sarbanes-Oxley Act), the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act), and applicable Canadian securities rules and regulations. Despite recent reforms made possible by the Jumpstart our Business Startups Act of 2012 (JOBS Act), compliance with these rules and regulations creates significant legal and financial compliance costs and makes some activities difficult, time-consuming or costly. The Exchange Act and applicable Canadian provincial securities legislation require, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

Additionally, the Sarbanes-Oxley Act and the related rules and regulations of the SEC, as well as the rules and regulations of applicable Canadian securities regulators and the rules of the TSX-V, require us to implement particular corporate governance practices and adhere to a variety of reporting requirements and complex accounting rules. Among other things, we are subject to rules regarding the independence of the members of our board of directors and committees of the board and their experience in finance and accounting matters and certain of our executive officers are required to provide certifications in connection with our quarterly and annual reports filed with the SEC and applicable Canadian securities regulators. The perceived personal risk associated with these rules may deter qualified individuals from accepting these positions. Accordingly, we may be unable to attract and retain qualified officers and directors. If we are unable to attract and retain qualified officers and directors, our business and our ability to maintain the listing of our shares of common stock on the TSX-V or another stock exchange could be adversely affected.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if we have more than $1.0 billion in annual revenue, the market value of our common stock held by non-affiliates exceeds $700 million as of any June 30 (the last day of our second fiscal quarter) before that time, or we issue more than $1.0 billion of non-convertible debt over a three-year period, in which case we would no longer be an emerging growth company as of the following December 31 (the last day of our fiscal year). We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. Recent accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on our financial statements upon adoption.

Our common stock may be considered a “penny stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.

Our common stock may be considered to be a “penny stock” if it does not qualify for one of the exemptions from the definition of “penny stock” under Rule 3a51-1 under the Exchange Act. Our common stock may be a “penny stock” unless one or more of the following conditions is met: (i) the stock trades at a price greater than $5.00 per share; (ii) it is traded on a national securities exchange in the United States; or (iii) we have net tangible assets greater than $2 million or average revenues of $6 million for the past three fiscal years.

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The principal result or effect of being designated a “penny stock” is that U.S. securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15g-2 through 15g-9 promulgated under the Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (collectively, “forward-looking statements”). Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events, and trends, the economy and other future conditions. In some cases you can identify these statements by forward-looking words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “should,” “would,” “project,” “plan,” “expect,” “goal,” “seek,” “future,” “likely” or the negative or plural of these words or similar expressions. These forward-looking statements include, but are not limited to, the following:

•	statements regarding anticipated outcomes of research, pre-clinical and clinical trials for our MBT candidates;

•	expectations regarding the future market for any drug we may develop;

•	expectations regarding the growth of MBTs as a significant future class of therapeutic products;

•	statements regarding the anticipated therapeutic properties of drug development candidates derived from MDPs;

•	expectations regarding our ability to effectively protect our intellectual property;

•	statements concerning perceived competitive advantages and our ability to defend competitive advantages;

•	expectations regarding timeframes for identification and selection of an MBT drug candidate and completion of pre-clinical activities enabling submission of an investigational new drug application;

•	expectations regarding our ability to attract and retain qualified employees and key personnel; and

•	statements regarding the expected use of the proceeds of the offering.

Because forward-looking statements relate to the future, they are subject to a number of risks, uncertainties and assumptions, which are difficult to predict and many of which are outside of our control, including those described in “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Important factors that could cause our actual results to differ materially from those indicated in the forward-looking statements include, among other things, the following:

•	our ability to successfully identify a suitable drug development candidate and conduct research, clinical and pre-clinical trials for our product candidates;

•	our ability to obtain required regulatory approvals to develop and market our product candidates;

•	our ability to raise additional capital on favorable terms;

•	our ability to execute our research and development plan on time and on budget;

•	our ability to obtain commercial partners;

•	our ability, whether alone or with commercial partners, to successfully develop and commercialize a product candidate;

•	our ability to identify and develop additional drug candidates; and

•	other risk factors included under “Risk Factors” in this prospectus.

This list is not exhaustive of the factors that may affect our forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Any forward-looking statement made by us in this prospectus is based only on information currently available to us and speaks only as of the date on which it is made. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

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USE OF PROCEEDS

We do not know whether the holders of the UPOs, UPO Warrants, IPO Warrants or Private Placement Warrants will exercise any of these securities.  We will receive the exercise price payable upon exercise of these securities, if any. If all of these securities are exercised in full we would receive gross proceeds of $15,467,844.

There can be no assurance that any of these securities will be exercised. The exercise of these securities is beyond our control and depends on a number of factors, including the market price of our common stock. Additionally, the issuance of our common stock upon the exercise of the IPO Warrants and the UPO Warrants is subject to the continued effectiveness of our Registration Statement on Form S-1 (No. 333-200033). The Private Placement Warrants may be exercised only pursuant to an available exemption from registration.

While we have no specific plans for the proceeds, we expect to use the net proceeds of this offering, if any, to further develop our research and development progress and for general corporate purposes. The principal reason for this offering is to provide shares of common stock issuable upon conversion of our outstanding warrants issued in connection with the offer and sale of the Units.

We will receive no proceeds from any resales of shares of our common stock by the selling stockholders.

DETERMINATION OF OFFERING PRICE

The selling stockholders will offer their shares at prevailing market or privately negotiated prices, in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.  The selling stockholders will receive all proceeds from the sale of the common stock. We will, however, receive the sale price of any common stock we sell to the selling stockholder upon exercise of any UPOs and warrants held by such stockholder.

The $1.00 per unit exercise price of the UPOs, and the $2.00 exercise price of the IPO Warrants, UPO Warrants and Private Placement Warrants, are not necessarily related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of our common stock included in the warrants. These prices were established in connection with our IPO and resulted from negotiations with our Agent for the IPO. After the date of this prospectus, our common stock may trade at prices above or below the applicable exercise price. You should not consider such exercise price as an indication of value of our company or our common stock. You should not assume or expect that our shares of common stock will trade at or above the exercise price in any given time period. The market price of our common stock may decline after your exercise of UPOs or warrants and you may not be sell the shares of our common stock. You should obtain a current quote for our common stock before exercising and make your own assessment of our business and financial condition, our prospects for the future, and the terms of the warrants. On July 2, 2015, the closing sale price of our common stock was $1.00 per share on the TSX-V and $1.01 per share on the OTCQX.

DILUTION

Our net tangible book value as of March 31, 2015 was $12,663,179, or approximately $0.39 per share. Net tangible book value per share represents the amount of our tangible assets, less our total liabilities divided by the number of outstanding shares of common stock. Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchaser of shares of common stock upon the exercise of warrants and the net tangible book value per share of common stock immediately after the exercise of the IPO Warrants, UPO Warrants and Private Placement Warrants.

After giving effect, as of March 31, 2015, to the exercise of 731,148 UPOs at an exercise price of $1.00 per unit, and the exercise of a total of 7,368,348 IPO Warrants, UPO Warrants and Private Placement Warrants at an exercise price of $2.00, our pro forma net tangible book value as of March 31, 2015 would have been $28,131,023, or $0.70 per share. This represents an immediate increase in net book value of $0.31 per share to existing stockholders and an immediate dilution in net tangible book value of $0.30 for warrants at an exercise price of $1.00 or $1.30 for warrants at an exercise price of $2.00 per share exercised from this offering.

The shares outstanding as of March 31, 2015 used to calculate the information in this section exclude:

•	2,609,811 shares of common stock issuable upon the exercise of stock options outstanding on March 31, 2015; and

•	933,617 shares of common stock issuable upon the exercise of common stock purchase warrants outstanding on March 31, 2015, which are not covered under this prospectus.

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DIVIDEND POLICY

We have never declared or paid, and do not anticipate declaring or paying in the foreseeable future, any cash dividends on our capital stock. Any future determination as to the declaration and payment of dividends, if any, will be at the discretion of our board of directors, subject to applicable laws and will depend on then existing conditions, including our financial condition, operating results, applicable TSX-V policies, contractual restrictions, capital requirements, business prospects, and other factors our board of directors may deem relevant.

SELLING STOCKHOLDERS

The following table was prepared based on information provided to us as of July 1, 2015, updated to the date of this prospectus, on the basis of information available to us on that date, and details the name of each selling stockholder, the number of shares owned by that selling stockholder, and the number of shares that may be offered by each selling stockholder for resale under this prospectus. The selling stockholders may sell up to 22,365,343 shares of our common stock under this prospectus, comprised of (i) 21,015,343 shares of common stock and (ii) 1,350,000 shares issuable upon exercise of common stock purchase warrants purchased by the selling stockholders in a private placement completed concurrently with the closing of our initial public offering (the “Private Placement Warrants”). Because each selling stockholder may offer all, some or none of the shares it holds, and because, based upon information provided to us, there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no definitive estimate as to the number of shares that will be held by each selling stockholder after the offering can be provided. The following table has been prepared on the assumption that all shares offered under this prospectus will be sold to parties unaffiliated with the selling stockholders.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to the Offering(1)	Shares of Common Stock Included in Prospectus	Number of Shares of Common Stock Owned After the Offering	Percentage of Ownership After Completion of Offering (2)(3)
Pinchas Cohen(4)	5,449,703	5,444,703	5,000		*
Nir Barzilai(4)	5,044,516	5,039,516	5,000		*
Jon Amatruda	1,012,968	1,012,968	-	-
David Sinclair	810,375	810,375	-	-
Laura Cobb	607,781	607,781	-	-
Jon Stern(5)	1,706,009	525,000	1,181,009	3.52%
Albion Fitzgerald(6)	1,827,065	1,750,000	77,065		*
Merrill Lynch f/b/o Robert Anderson(7)	864,132	857,150	6,982		*
Mark J. Blumenthal(8)	87,500	87,500	-	-
Michael & Shari Cantor, JTWRS(9)	350,000	350,000	-	-
Steve P. Carroll and Jessica L. Carroll 1998 Trust(10)	175,000	175,000	-	-
Jonathan Isaac Coronel(11)	87,500	87,500	-	-
Linda Myerson Dean(12)	175,000	175,000	-	-
Diamond Belgian Partnership(13)	175,000	175,000	-	-
Ganassi General Executive Partnership I(14)	218,750	218,750	-	-
The Harris Family Revocable Trust, dated 12/30/98(15)	87,500	87,500	-	-
Hastings Private Investments Ltd.(16)	1,750,000	1,750,000	-	-
Hellman Children’s LLC(17)	350,000	350,000	-	-
Marco & Sabrina Hellman Family Trust(18)	875,000	875,000	-	-
Avalon Barrie(19)	26,250	26,250	-	-
Peter B. Kash(20)	87,500	87,500	-	-
Felix Chun Ming Lee(21)	43,750	43,750	-	-
O’Donnell Family Trust, dtd. December 12, 2007 (22)	87,500	87,500	-	-
Merrill Lynch f/b/o Thomas A. Katilius IRA(23)	700,000	700,000	-	-
Robert Skoro(24)	87,500	87,500	-	-
Blair Stribley(25)	262,500	262,500	-	-
Kurt E. Maier & Jaina Maier 2001 Dated 4-13-2001(26)	175,000	175,000	-	-
Morningside Venture Investments Limited(27)	350,000	350,000	-	-
Nancy Graham(28)	54,250	54,250	-	-
James Hornstein(29)	36,750	36,750	-	-
Meiling Hsu(30)	40,250	40,250	-	-
Fred Ryan(31)	17,500	17,500	-	-
Robert Anderson(32)	17,850	17,850	-	-

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(1)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares which the selling stockholders has the right to acquire within 60 days.

(2)	This percentage is based upon 32,320,891 shares issued and outstanding as of July 6, 2015, plus the additional shares that the selling stockholder is deemed to beneficially own.

(3)	Assumes the sale of all shares of common stock registered pursuant to this prospectus, although the selling stockholders are under no obligations known to us to sell any shares of common stock at this time.

(4)	The selling stockholder is a director of the Company.

(5)	Shares of common stock owned prior to the offering includes (i) 371,952 shares of common stock subject to stock options exercisable within 60 days of July 6, 2015, and (ii) 879,057 shares of common stock underlying currently exercisable warrants. Shares of common stock included in prospectus represents (A) 450,000 shares of common stock, and (B) 75,000 shares of common stock underlying currently exercisable warrants. The selling stockholder is a director and officer of the Company
(6)	Shares of common stock owned prior to the offering includes (i) 52,083 shares of common stock subject to stock options exercisable within 60 days of July 6, 2015, and (ii) 256,982 shares of common stock underlying currently exercisable warrants. Shares of common stock included in prospectus represents (A) 1,500,000 shares of common stock, and (B) 250,000 shares of common stock underlying currently exercisable warrants. The selling stockholder is a director of the Company.
(7)	Shares of common stock owned prior to the offering represents (i) 738,100 shares of common stock, and (ii) 126,032 shares of common stock underlying currently exercisable warrants. Shares of common stock included in prospectus represents (i) 738,100 shares of common stock, and (ii) 119,050 shares of common stock underlying currently exercisable warrants.
(8)	Represents (i) 75,000 shares of common stock and (ii) 12,500 shares of common stock underlying currently exercisable warrants.
(9)	Represents (i) 300,000 shares of common stock and (ii) 50,000 shares of common stock underlying currently exercisable warrants.
(10)	Represents (i) 150,000 shares of common stock and (ii) 25,000 shares of common stock underlying currently exercisable warrants.
(11)	Represents (i) 75,000 shares of common stock and (ii) 12,500 shares of common stock underlying currently exercisable warrants.
(12)	Represents (i) 150,000 shares of common stock and (ii) 25,000 shares of common stock underlying currently exercisable warrants.
(13)	Represents (i) 150,000 shares of common stock and (ii) 25,000 shares of common stock underlying currently exercisable warrants.
(14)	Represents (i) 187,500 shares of common stock and (ii) 31,250 shares of common stock underlying currently exercisable warrants.
(15)	Represents (i) 75,000 shares of common stock and (ii) 12,500 shares of common stock underlying currently exercisable warrants.
(16)	Represents (i) 1,500,000 shares of common stock and (ii) 250,000 shares of common stock underlying currently exercisable warrants.
(17)	Represents (i) 300,000 shares of common stock and (ii) 50,000 shares of common stock underlying currently exercisable warrants.
(18)	Represents (i) 750,000 shares of common stock and (ii) 125,000 shares of common stock underlying currently exercisable warrants.
(19)	Represents (i) 22,500 shares of common stock and (ii) 3,750 shares of common stock underlying currently exercisable warrants.
(20)	Represents (i) 75,000 shares of common stock and (ii) 12,500 shares of common stock underlying currently exercisable warrants.
(21)	Represents (i) 37,500 shares of common stock and (ii) 6,250 shares of common stock underlying currently exercisable warrants.

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(22)	Represents (i) 75,000 shares of common stock and (ii) 12,500 shares of common stock underlying currently exercisable warrants.
(23)	Represents (i) 600,000 shares of common stock and (ii) 100,000 shares of common stock underlying currently exercisable warrants.
(24)	Represents (i) 75,000 shares of common stock and (ii) 12,500 shares of common stock underlying currently exercisable warrants.
(25)	Represents (i) 225,000 shares of common stock and (ii) 37,500 shares of common stock underlying currently exercisable warrants.
(26)	Represents (i) 150,000 shares of common stock and (ii) 25,000 shares of common stock underlying currently exercisable warrants.
(27)	Represents (i) 300,000 shares of common stock and (ii) 50,000 shares of common stock underlying currently exercisable warrants.
(28)	Represents (i) 46,500 shares of common stock and (ii) 7,750 shares of common stock underlying currently exercisable warrants.
(29)	Represents (i) 31,500 shares of common stock and (ii) 5,250 shares of common stock underlying currently exercisable warrants.
(30)	Represents (i) 34,500 shares of common stock and (ii) 5,750 shares of common stock underlying currently exercisable warrants.
(31)	Represents (i) 15,000 shares of common stock and (ii) 2,500 shares of common stock underlying currently exercisable warrants.
(32)	Represents (i) 11,900 shares of common stock and (ii) 5,950 shares subject to outstanding warrants.

* less than 1.0%

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MARKET FOR OUR COMMON STOCK

Market for our Common Stock

Our common stock has been listed on the TSX Venture Exchange (the “TSX-V”) since January 8, 2015, and trades under the symbol “COB.U.” Prior to that date, there was no public trading market for our common stock. Our initial public offering was priced at USD $1.00 per share on January 6, 2015. Our common stock has also traded on the OTCQX marketplace operated by OTC Markets Group, Inc., under the symbol “CWBR” since May 20, 2015. On July 2, 2015, the closing sales price for our common stock was $1.00 per share on the TSX-V and $1.01 per share on the OTCQX. The market for our common stock on the TSX-V and the OTCQX is limited, sporadic and highly volatile. Quotations on the OTCQX reflect inter-dealer prices without retail mark-up, mark-down or commissions and may not represent actual transactions.

Holders of Common Stock

As of July 6, 2015, there were 32,320,891 shares of our common stock outstanding held by approximately 35 holders of record. The actual number of stockholders is greater than this number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of financial condition and results of operations in conjunction with our financial statements and related notes included elsewhere in this prospectus. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or in other parts of this prospectus.

Overview

We are a leader in the research and development of mitochondria-based therapeutics (MBTs), an emerging class of drugs for the treatment of diseases associated with aging. MBTs originate from the discovery by our founders of a novel group of peptides within the genome of mitochondria, the powerhouses of the cell. Our ongoing development of these mitochondrial-derived peptides (MDPs) into MBTs offers the potential to address a broad range of diseases such as type 2 diabetes, cancer, atherosclerosis and neurodegenerative disorders.

Our founders and co-founders are widely considered to be scientific experts and thought leaders at the intersection of cellular and mitochondrial genetics and biology, the biology of aging, metabolism, and drug discovery and development. Their multi-disciplinary expertise and their investigations into age-related diseases has enabled and focused our research efforts on the mitochondrial genome.

MDPs represent a diverse and largely unexplored collection of peptides which we believe has the potential to lead to novel therapeutics for a number of diseases with significant unmet medical needs. We believe that CohBar is a first mover in exploring the mitochondrial genome to identify MDPs with potential to be developed into transformative medicines, and that the depth of our scientific expertise, together with our intellectual property portfolio, will enable us to sustain this competitive advantage. By augmenting our scientific leadership and MDP discoveries with drug discovery and development expertise and capabilities, we believe we can identify and develop MBT candidates that harness cell-signaling mechanisms and unlock the therapeutic potential of this collection of peptides.

Our operations to date have been focused on organizing and staffing our company, business planning, raising capital and research on our MDPs. Our research efforts have focused on discovering and evaluating our MDPs for potential development as MBT drug candidates. We seek to identify and advance research on MDPs with superior potential for yielding a MBT drug candidate, and ultimately a drug, for which we have a strong intellectual property position.

Since our formation in 2007, we have in-licensed key intellectual property from our founders’ affiliated academic institutions, developed methods for identifying new MDPs, studied various MDPs in both in vitro and in vivo models and identified a number of MDPs with potential therapeutic value in the treatment of diabetes, cancer, Alzheimer’s disease, atherosclerosis and other diseases. Based on our evaluation of MDPs currently in our research pipeline we are actively engaged in research of four MDPs for potential advancement into MBT drug candidate programs.

We are the exclusive licensee from the Regents of the University of California and the Albert Einstein College of Medicine to four issued U.S. patents and four U.S. and international patent applications. Our licensed patents and patent applications are directed to compositions comprising MDPs and MDP analogs and methods of their use in the treatment of indicated diseases. See “Business – Patents and Other Intellectual Property”.

In January 2015, we completed our Initial Public Offering (“IPO”) on the TSX Venture Exchange. We sold 11,250,000 units in the IPO at a price of $1.00 per unit, providing gross proceeds of $11,250,000. Concurrently with the IPO, we also completed a previously-subscribed private placement of an additional 2,700,000 units for gross proceeds of $2,700,000, resulting in total gross proceeds of $13,950,000. After deducting the offering expenses, the Company received net proceeds of $12,953,484. All units consist of one share of our common stock and one-half of one common stock purchase warrant.  In the aggregate, a total of 13,950,000 shares of common stock and 6,975,000 warrants to purchase common stock were issued in the IPO and concurrent private placement. Each whole warrant is exercisable to acquire one share of our common stock at a price of $2.00 per share at any time up to January 6, 2017, subject to our right to accelerate the expiration time of the warrants if at any time the volume-weighted average trading price of its common stock is equal to or exceeds $3.00 per share for twenty (20) consecutive trading days. We also issued compensation options to the agents for the IPO exercisable for an aggregate of 786,696 units at a price of $1.00 per unit at any time prior to 5:00 p.m. (Toronto time) on July 6, 2016.

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Since inception, we have incurred significant operating losses. Our net losses were $781,265 and $254,410 for the three months ended March 31, 2015 and 2014, respectively. As of March 31, 2015, we had an accumulated deficit of $5,237,592. We expect to continue to incur significant expenses and operating losses over the next several years. Our net losses may fluctuate significantly from quarter to quarter and from year to year. We anticipate that our expenses will increase significantly as we commence pre-clinical development activities for any of our research peptides, continue research and discovery efforts on our MBTs, expand and protect our intellectual property portfolio, and hire additional development and scientific personnel.

Financial Operations Review

Revenue

To date, we have not generated any revenue from product sales and do not expect to generate any revenue from the sale of products in the near future. In the future, we will seek to generate revenue from product sales, either directly or under any future licensing, development or similar relationship with a strategic partner.

Research and development expenses

Research and development expenses consist primarily of costs incurred for our research activities, including our drug discovery efforts, and the development of our product candidates, which include:

•	employee-related expenses including salaries, benefits, and stock-based compensation expense;

•	expenses incurred under agreements with third parties, including contract research organizations, or CROs, that conduct research and development and pre-clinical activities on our behalf and the cost of consultants;

•	the cost of laboratory equipment, supplies and manufacturing MBT test materials; and

•	depreciation and other personnel-related costs associated with research and product development.

We expense all research and development expenses as incurred. During 2015 we intend to hire additional lab personnel and scientific staff. The increase in our headcount is expected to enable us to enhance our research and development efforts on discovering, evaluating and optimizing our MDPs as potential MBT drug candidates. Accordingly, with our ongoing activities we expect our research and development expenses to increase in the year ending December 31, 2015.

Our Research Programs

Our research programs include activities related to discovery of MDPs, investigational research to evaluate the therapeutic potential of certain discovered MDPs and engineering analogs of certain discovered MDPs to improve their characteristics as potential MBT drug development candidates. Depending on factors of capability, cost, efficiency and intellectual property rights we conduct our research programs independently at our laboratory facility, pursuant to contractual arrangements with CROs or under collaborative arrangements with academic institutions.

The success of our research programs and the timing of those programs and the possible development of a research peptide into a drug candidate is highly uncertain. As such, at this time, we cannot reasonably estimate or know the nature, timing and estimated costs of the efforts that will be necessary to complete research and development of a commercial drug. We are also unable to predict when, if ever, we will receive material net cash inflows from our operations. This is due to the numerous risks and uncertainties associated with developing medicines, including the uncertainty of:

•	establishing an appropriate safety profile with toxicology studies;

•	successful enrollment in, and completion of clinical trials;

•	receipt of marketing approvals from applicable regulatory authorities;

•	establishing commercial manufacturing capabilities or making arrangements with third-party manufacturers;

•	obtaining and enforcing patent and trade secret protection for our product candidates;

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•	launching commercial sales of the products, if and when approved, whether alone or in collaboration with others; and

•	a continued acceptable safety profile of the products following approval.

A change in the outcome of any of these variables with respect to the development of any of our product candidates would significantly change the costs and timing associated with the development of that product candidate.

Research and development activities are central to our business model. Our MBT drug target candidates are in early stages of investigational research. Candidates in later stages of clinical development generally have higher development costs than those in earlier stages of clinical development, primarily due to the increased size and duration of later-stage clinical trials. We expect research and development costs to increase significantly for the foreseeable future as our product candidate development programs progress. However, we do not believe that it is possible at this time to accurately project total program-specific expenses through commercialization. There are numerous factors associated with the successful commercialization of any of our product candidates, including future trial design and various regulatory requirements, many of which cannot be determined with accuracy at this time based on our stage of development. Additionally, future commercial and regulatory factors beyond our control will impact our clinical development programs and plans.

General and administrative expenses

General and administrative expenses consist primarily of salaries and other related costs, including stock-based compensation, for personnel in executive, finance and administrative functions. Other significant costs include legal fees relating to patent and corporate matters and fees for accounting and consulting services. We anticipate that our general and administrative expenses will increase in the future to support continued research and development activities and the potential commercialization of our product candidates. These increases will likely include increased costs related to the hiring of additional personnel and fees to outside consultants, lawyers and accountants, among other expenses. Additionally, we anticipate increased costs associated with being a public company including expenses related to services associated with maintaining compliance with exchange listing and Securities and Exchange Commission requirements, insurance and investor relations costs.

Results of Operations

Comparison of Fiscal Years Ended December 31, 2014 and 2013

Operating Expenses

Research and development expenses were $579,474 in the year ended December 31, 2014 compared to $478,256 in the prior year, a $101,218 increase, or 21%. The increase in research and development expenses in the year ended December 31, 2014, was primarily due to a $107,553 increase in consulting costs as we utilized more consultants in 2014 as compared to the prior year and the consultants used were paid at higher amounts, a $75,587 increase in research conducted under the terms of a research loan awarded by the Alzheimer’s Drug Discovery Foundation offset by $51,193 decrease in lab supplies due to less usage and a $37,714 decrease in payroll due to lower average headcount in the current year as compared to the same period of the prior year.

General and administrative expenses were $1,233,141 in the year ended December 31, 2014 compared to $390,749 in the prior year, a $842,392 increase. The increase in general and administrative expenses in the year ended December 31, 2014, was primarily due to a $689,420 increase in salary, benefit and stock based compensation costs due to an increase in headcount of one employee and the timing of stock option expense related to the granting of options and warrants in the current year period as compared to the prior year period, an increase of $91,339 in outside services relating primarily to recruiting costs as we sourced for new hires and a $51,820 increase in accounting fees relating to the costs of compliance. We expect general and administrative expenses to increase in the year ending December 31, 2015 as we begin to incur the costs associated with running a public company.

Comparison of Fiscal Years Ended December 31, 2013 and 2012

Operating Expenses

Research and development expenses were $478,256 in the year ended December 31, 2013 compared to $854,292 in the prior year, a $376,036 decrease, or 44%. The decrease in research and development expenses in the year ended December 31, 2013, was primarily due to a $203,330 decrease in lab services and supplies due to lower overall usage in 2013 as compared to 2012, a $123,950 decrease in consultants costs due to the lower compensation levels in 2013 as compared to 2012 and lower salary and benefit costs of $78,979 due to a lower headcount of 2 employees in 2013 as compared to 2012, partially offset by a $49,368 increase in spending related to the grant from the Alzheimer’s Drug Discovery Foundation.

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General and administrative expenses were $390,749 in the year ended December 31, 2013 compared to $618,061 in the prior year, a $227,312 decrease, or 37%. The decrease in general and administrative expenses for 2013, was primarily due to a $157,087 decrease in salary and benefit costs in 2013 as compared to the prior year period and a $58,494 decrease in exclusive licensing fees in 2013 as compared to the prior year, as 2012 included payment of initial licensing fees.

Liquidity and Capital Resources

As of December 31, 2014 and 2013, we had $1,194,492 and $145,170, respectively, in cash. We maintain our cash in a checking and savings account on deposit with a large banking institution. In February 2015 our Board of Directors adopted an investment policy pursuant to which we intend to maintain a portion of our cash balance in a portfolio of short-term highly liquid securities.

In January 2015 we received $11,250,000 of gross proceeds in our initial public offering and $2,700,000 in gross proceeds from the exercise of our Put Rights. Together with the cash on hand as of December 31, 2014, we believe that we have sufficient cash to meet our working capital needs and operating expenses for at least the next 12 months. However, if unanticipated difficulties arise we may be required to raise additional capital to support our operations or curtail our research and development activities until such time as additional capital becomes available.

Research Loan

In 2013, we were awarded a research loan from the Alzheimer’s Drug Discovery Foundation. The award was funded in two installments of $102,630, totaling $205,260. We issued promissory notes evidencing each installment of the loan. The notes accrue interest at the rate of 3.25% per annum, and mature on January 21, 2017 and September 12, 2017, respectively. In connection with the award we also issued to the Alzheimer’s Drug Discovery Foundation a warrant to purchase 15,596 shares of the Company’s common stock at an exercise price of $0.99 per share. The terms of the award generally require us to apply the loan proceeds towards research on potential treatments for Alzheimer’s disease.

Cash Flows from Operating Activities

Net cash used in operating activities for the years ended December 31, 2014 and 2013 was $838,973 and $705,527, respectively. Cash was used in operations for the year ended December 31, 2014 was primarily due to our reported net loss of $1,819,684 and was offset by $305,018 in stock based compensation related to the issuance of options and warrants throughout 2014, a $235,290 increase in accounts payable due to the increase in vendor billings associated with the Company’s initial public offering, a $235,766 increase in accrued liabilities due to the timing of invoices received after the year end. Cash was used in operations for the year ended December 31, 2013 primarily due to our reported net loss of $872,641 and was offset by the increase in restricted cash of $79,065, a $52,732 increase in accrued liabilities due to the timing of invoices received after the year end and a $22,269 increase in accounts payable due to the timing of payments for vendor invoices.

Cash Flows from Investing Activities

Net cash used in investing activities for the years ended December 31, 2014 and 2013 was $2,399 and $206,448, respectively. Investing activities for the fiscal year ended December 31, 2014 related to cash paid for the purchase of property and equipment. The cash used in investing activities in the year ended December 31, 2013 was primarily due to the restriction on cash relating to the grants from the Alzheimer’s Drug Discovery Foundation.

Cash Flows from Financing Activities

Net cash provided by financing activities in the years ended December 31, 2014 and 2013 was $1,890,694 and $179,051, respectively. Cash provided by financing activities for the year ended December 31, 2014 consisted of $2,640,080 in net proceeds from the issuance of Series B Preferred Stock offset by $749,386 in deferred offering costs relating to the Company’s initial public offering. Cash provided by financing activities for the year ended December 31, 2013 consisted of $205,260 in proceeds from the grant received from the Alzheimer’s Drug Discovery Foundation, offset by the $26,209 in offering costs related to the issuance of Series B Preferred Stock in 2014.

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Comparison of Three Months Ended March 31, 2015 and 2014

Research and development expenses were $262,760 in the three months ended March 31, 2015 compared to $111,708 in the prior year period, a $151,052 increase, or 135%. The $151,052 increase in research and development expenses was due to a $101,340 increase in salary, wages and benefits from the additional compensation expenses in the current year period as compared to the prior year associated with the hiring of our Chief Scientific Officer, the increase in stock option expense in the current year quarter due to the timing and associated costs of the equity grants as the options expensed this quarter were granted after last year’s quarter, a $34,882 increase in external MOTS-c contract research costs to support development of our lead therapeutic candidate, a $29,171 increase in consulting costs as we leverage more outside experts to advance our research programs, an $18,693 increase in founders fees as we increased the amount at which we are paying our founders, offset by a $35,844 decrease in costs associated with the grants from the Alzheimer’s Drug Discovery Foundation. We expect research and development expenses to increase in the coming quarters as we continue to build our infrastructure to enhance our efforts on discovering, evaluating and optimizing our MDPs as potential MBT drug candidates.

General and administrative expenses were $516,986 in the three months ended March 31, 2015 compared to $140,913 in the prior year period, a $376,073 increase, or 267%. The $376,073 increase in general and administrative expenses was due to a $191,412 increase in salary, wages and benefits from one additional headcount in the current quarter compared to the prior year quarter and higher stock option expense due to the timing and associated costs of the equity grants being expensed, a $171,390 increase in compliance costs and investor relations fees as we incur the costs associated with being a publicly traded company in the current year quarter which we did not incur in the prior year period and an $11,740 increase in insurance as we renewed our Directors and Officer’s policy in the current year quarter at a higher premium for a publicly traded company. We expect general and administrative expenses for the year ending December 31, 2015 to be higher in comparison to prior years as we continue to incur the costs associated with running a public company.

Liquidity and Capital Resources

As of March 31, 2015 we had $9,952,751 in cash and cash equivalents and $3,247,509 in marketable securities. We maintain our cash in a checking and savings account on deposit with a financial institution located in the United States. In February 2015 our Board of Directors adopted an investment policy pursuant to which we maintain a portfolio of short-term highly liquid securities. As of March 31, 2015, our marketable securities consisted of U.S. Treasury Bills and Certificates of Deposit.

In January 2015 we received $11,250,000 of gross proceeds in our IPO and $2,700,000 in gross proceeds from our concurrent private placement. With the cash on hand as of March 31, 2015 we believe that we have sufficient cash to meet our working capital needs and operating expenses into the early part of 2017. However, if unanticipated difficulties arise we may be required to raise additional capital to support our operations or curtail our research and development activities until such time as additional capital becomes available. There is no assurance that additional financing will be available when needed or that management will be able to obtain such financing on terms acceptable to us and that we will become profitable and generate positive operating cash flow in the future.

Cash Flows from Operating Activities

Net cash used in operating activities for the three months ended March 31, 2015 and 2014 was $945,458 and $173,185, respectively. The cash used in operations of $945,458 for the three months ended March 31, 2015 was primarily due to our reported net loss of $781,265, a $125,589 decrease in accounts payable as the costs of our IPO was paid during the current year quarter, a $97,120 decrease in accrued liabilities as professional services accrued at December 31, 2014 were paid during the current year quarter, a $63,512 increase in prepaid expenses resulting from the increase in premiums for directors and officers insurance for a public company offset by $145,514 in stock based compensation expense in the current year quarter. Cash used in operations of $173,185 for the three months ended March 31, 2014 was primarily due to our reported net loss of $254,410, partially offset by the $41,206 increase in accounts payable due to the timing of receipt of invoices and the $30,844 decrease in restricted cash associated with the grants from the Alzheimer’s Drug Discovery Foundation.

Cash Flows from Investing Activities

Net cash used in investing activities for the three months ended March 31, 2015 was $3,274,994. The cash used in investing activities of $3,274,994 in the three months ended March 31, 2015 was primarily due to the investments we made in marketable securities such as U.S. Treasury Bills and Certificates of Deposit totaling $3,247,509. There was no cash used in investing activities during the three months ended March 31, 2014.

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Cash Flows from Financing Activities

Net cash provided by financing activities in the three months ended March 31, 2015 and 2014 was $12,978,711 and $170,547, respectively. Cash provided by financing activities of $12,978,711 in the three months ended March 31, 2015 was primarily due to the completion of our IPO. We sold 11,250,000 units in the IPO at a price of $1.00 per unit, providing net proceeds of $10,253,484, net of agents’ commissions and expenses. Concurrently with the IPO, we also completed a previously-subscribed private placement of an additional 2,700,000 units for gross proceeds of $2,700,000. Cash provided by financing activities of $170,547 in the three months ended March 31, 2014 was primarily due to the proceeds of $210,000 from three convertible notes sold offset by the debt issuance costs incurred.

Off-Balance Sheet Arrangements.

We do not have any off-balance sheet arrangements.

Contractual Obligations

Licensing Agreements

Effective November 30, 2011, the Company entered into an Exclusive License Agreement (the “2011 Exclusive Agreement”) with the Regents of the University of California (the “Regents”) whereby the Regents granted to the Company an exclusive license for the use of certain patents. The Company paid the Regents an initial license issue fee of $35,000, which was charged to General and Administrative expense, as incurred. The Company agreed to pay the licensors specified development milestone payments aggregating up to $765,000 for the first product sold under the license. Milestone payments for additional products developed and sold under the license are reduced by 50%. The Company is also required to pay annual maintenance fees to the licensors. Aggregate maintenance fees for the first five years following execution of the agreement are $80,000. Thereafter, the Company is required to pay maintenance fees of $50,000 annually until the first sale of a licensed product. In addition, for the duration of the 2011 Exclusive Agreement, the Company is required to pay the licensors royalties equal to 2% of its worldwide net sales of drugs, therapies or other products developed from claims covered by the licensed patents, subject to a minimum royalty payment of $75,000 annually, beginning after the first commercial sale of a licensed product. The Company is required to pay royalties ranging from 8% of worldwide sublicense sales of covered products (if the sublicense is entered after commencement of phase II clinical trials) to 12% of worldwide sublicense sales (if the sublicense is entered prior to commencement of phase I clinical trials). The agreement also requires the Company to meet certain diligence and development milestones, including filing of an Investigational New Drug (“IND”) Application for a product covered by the agreement on or before the seventh anniversary of the agreement date. Through December 31, 2014, no royalties have been incurred under the 2011 Exclusive Agreement.

Effective August 6, 2013, the Company entered into an Exclusive License Agreement (the “2013 Exclusive Agreement”) with the Regents whereby the Regents granted to the Company an exclusive license for the use of certain other patents. The Company paid Regents an initial license issue fee of $10,000 for these other patents, which was charged to General and Administrative expense, as incurred. The Company agreed to pay the Regents specified development milestone payments aggregating up to $765,000 for the first product sold under the 2013 Exclusive Agreement. Milestone payments for additional products developed and sold under the 2013 Exclusive Agreement are reduced by 50%. In addition, for the duration of the 2013 Exclusive Agreement, the Company is required to pay the Regents royalties equal to 2% of the Company’s worldwide net sales of drugs, therapies or other products developed from claims covered by the licensed patent, subject to a minimum royalty payment of $75,000 annually, beginning after the first commercial sale of a licensed product. The Company is required to pay the Regents royalties ranging from 8% of worldwide sublicense sales of covered products (if the sublicense is entered after commencement of phase II clinical trials to 12% of worldwide sublicense sales (if the sublicense is entered prior to commencement of phase I clinical trials). The agreement also requires the Company to meet certain diligence and development milestones, including filing of an IND Application for a product covered by the agreement on or before the seventh anniversary of the agreement date. Through December 31, 2014, no royalties have been incurred under the 2013 Exclusive License Agreement.

Operating Lease

In February 2015, we entered into a lease agreement for a new and expanded laboratory facility. The laboratory space is leased on a month-to month basis and is part of a shared facility in Menlo Park, California. We also terminated our lease for the laboratory space in Pasadena, California effective March 31, 2015.

Rent expense amounted to $19,105 and $5,400 for the three months ended March 31, 2015 and 2014, respectively. Rent expense for the three months ended March 31, 2015 included $5,700 for the laboratory space in Pasadena, California.

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Recent Accounting Pronouncements

Under the JOBS Act, emerging growth companies are permitted to delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

In June 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-10, “Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation.” This ASU removes the definition of a development stage entity from the ASC, thereby removing the financial reporting distinction between development stage entities and other reporting entities from GAAP. In addition, the ASU eliminates the requirements for development stage entities to (1) present inception-to-date information in the statements of operations, cash flows, and shareholders’ deficit, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. ASU 2014-10 is effective for annual periods beginning after December 15, 2014. ASU 2014-10 does allow early adoption for entities that have not yet issued financial statements. The Company has early adopted ASU 2014-10 and reflected this adoption in its financial statement presentation contained herein.

The FASB has issued ASU No. 2014-12, “Compensation – Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period.” This ASU requires that a performance target that affects vesting, and that could be achieved after the requisite service period, be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant date fair value of the award. This update further clarifies that compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. The amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company’s financial position and results of operations.

In August 2014, the FASB issued a new accounting standard which requires management to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern for each annual and interim reporting period. If substantial doubt exists, additional disclosure is required. This new standard will be effective for the Company for annual and interim periods beginning after December 15, 2016. Early adoption is permitted. The adoption of this pronouncement is not expected to have a material impact on the Company’s financial statements.

Other recent accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future a date are not expected to have a material impact on the Company’s financial statements upon adoption.

Critical Accounting Policies

Our management’s discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP). U.S. GAAP requires us to make certain estimates and judgments that can affect the reported amounts of assets and liabilities as of the dates of the financial statements, the disclosure of contingencies as of the dates of the financial statements, and the reported amounts of revenue and expenses during the periods presented. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. If actual results or events differ materially from those contemplated by us in making these estimates, our reported financial condition and results of operations for future periods could be materially affected. See “Risk Factors” for certain matters that may affect our future financial condition or results of operations. An accounting policy is deemed to be critical if it requires an accounting estimate to be made based on assumptions about matters that are uncertain at the time the estimate is made, if different estimates reasonably could have been used, or if the changes in estimate that are reasonably likely to occur could materially impact the financial statements. Our management has discussed the development, selection and disclosure of these estimates with the audit committee of our board of directors.

The following critical accounting policies reflect significant judgments and estimates used in the preparation of our financial statements:

•	Fair Value of Financial Instruments

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•	Share-based payment

Fair Value of Financial Instruments

We measure the fair value of financial assets and liabilities based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. We utilize three levels of inputs that may be used to measure fair value:

Level 1 – quoted prices in active markets for identical assets or liabilities

Level 2 – quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 – inputs that are unobservable (for example, cash flow modeling inputs based on assumptions)

The carrying amounts of cash, accounts payable, accrued liabilities and debt approximate fair value due to the short-term nature of these instruments.

Share-based Payment

We account for share-based payments using the fair value method. For employees and directors, the fair value of the award is measured on the grant date. For non-employees, fair value is generally measured based on the fair value of the services provided or the fair value of the common stock on the measurement date, whichever is more readily determinable and re-measured on interim financial reporting dates until the service is complete. We have historically granted stock options at exercise prices no less than the fair market value as determined by the board of directors, with input from management.

The weighted-average fair value of options and warrants has been estimated on the date of grant using the Black-Scholes pricing model. In computing the impact, the fair value of each instrument is estimated on the date of grant utilizing certain assumptions for a risk free interest rate, volatility and expected remaining lives of the awards. Since our shares have not been publicly traded, the fair value of stock-based payment awards was estimated using a volatility derived from an index of comparable entities. The assumptions used in calculating the fair value of share-based payment awards represent management’s best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and we use different assumptions, our stock-based compensation expense could be materially different in the future. In addition, we are required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. In estimating our forfeiture rate, we analyzed our historical forfeiture rate, the remaining lives of unvested options, and the number of vested options as a percentage of total options outstanding. If our actual forfeiture rate is materially different from our estimate, or if we reevaluate the forfeiture rate in the future, the stock-based compensation expense could be significantly different from what we have recorded in the current period. See Note 3 “Summary of Significant Account Policies – Share-Based Payment” to our Financial Statements for the years ended December 31, 2014 and 2013 regarding the specific assumptions used with respect to stock-based compensation for the periods presented.

Since January 1, 2014, we granted stock options with exercise prices as follows:

Grant Date	Number of Shares Underlying Options	Exercise Price Per Share	Common Stock Fair Value Per Share on Date of Grant
April 9, 2014	1,061,248	$0.26	$0.18
November 20, 2014	1,475,687	$0.73	$0.51

The fair value of the common stock underlying our stock options was determined by our board of directors, with all options granted to be exercisable at a price per share not less than the per share fair value of our common stock underlying those options on the date of grant. Our board of directors determined the fair value of our common stock on the date of grant based on a number of factors including:

•	contemporaneous independent valuations;
•	our performance, growth rate and financial condition at the time of the option grant;
•	scientific progress;
•	amounts recently paid by investors for our preferred stock;
•	the market performance of comparable publicly traded companies;

•	the likelihood of achieving a liquidity event for the shares of common stock underlying these stock options; and
•	the rights, preferences and privileges of our preferred stock relative to those of our common stock.

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BUSINESS

Business Strategy

We aim to build a multi-product company based on our expertise in MDP biology and therapeutic drug development that, independently or together with strategic partners, discovers, develops and commercializes first- and best-in-class medicines to treat a wide variety of diseases with large unmet medical needs. Key elements of our strategy include:

•	Exploiting our MDP discoveries to date by advancing research and development within our lead programs;

•	Continuing to leverage our expertise in mitochondrial biology discovery to expand our pipeline of research peptides;

•	Expanding our intellectual property portfolio relevant to mitochondria-based therapeutics (MBTs);

•	Supplementing and supporting our founders’ expertise and efforts with additional scientific leadership, staff and facilities;

•	Leveraging relationships with academic partners and contract research organizations (CROs) to advance our research programs; and

•	Developing strategic partnerships with larger pharmaceutical companies and other organizations to support our research programs and future development and commercialization efforts.

Our Lead Peptides

Our research efforts to date have focused on discovering and evaluating our MDPs for potential development as MBT drug candidates. We seek to identify and advance research on MDPs with superior potential for yielding a drug candidate, and ultimately a drug, for which we have a strong intellectual property position. We also seek to take advantage of efficiencies that may be gained should a MBT drug candidate based on a single peptide prove effective for multiple indications. Based on our evaluation of MDPs currently in our research pipeline we are actively engaged in research of four MDPs for potential advancement into MBT drug candidate programs. We believe that the success of one of these possible MBT candidate programs, and further future development into a clinically effective therapeutic drug, while uncertain, could potentially address significant unmet medical needs.

MOTS-c

MOTS-c is an MDP discovered in 2012 by our founders and their academic collaborators. To date, our laboratory and rodent studies indicate that MOTS-c plays a significant role in regulation of metabolism and we believe a MOTS-c analog has therapeutic potential for Type 2 Diabetes mellitus, as well as other diseases, such as obesity, fatty liver and certain cancers. We intend to advance research on MOTS-c and its analogs as our lead program because, based on our research to date, we believe that MOTS-c has the greatest potential, among our current MDPs, for development as a commercially successful drug. We also believe we have greater ability to develop a comprehensive portfolio of intellectual property around MOTS-c compared to our other research peptides.

MOTS-c acts in metabolic regulation by acting in signal processes that induce the cell to control its energy through uptake of glucose, oxidation of fatty acids or other cellular processes. MOTS-c appears to increase glucose usage and increase fatty acid oxidation, with the most notable effect in muscle, the major tissue responsible for glucose uptake.

Age dependent insulin resistance was reversed in aged mice treated with MOTS-c.

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MOTS-c treatment of several lines of mice for four weeks curbed weight gain in non-diabetic mice fed a high-fat diet, without changing food intake, and reduced blood sugar levels in these animals.

We consider Type 2 Diabetes to be a potential primary indication for a suitable MOTS-c analog because the above data and preliminary results of our other investigative research suggest that MOTS-c may provide a novel mechanism of action for effective glycemic control within diabetic populations, and that MOTS-c may avoid or even improve conditions associated with several current treatments for Type 2 Diabetes, such as weight gain. A MOTS-c analog may also prove useful in treatment of Type 2 Diabetes when combined with an existing or future therapy. We may, however, determine to advance a drug candidate based on a MOTS-c analog against a different or additional primary indications if we obtain data suggesting that a MOTS-c analog may have greater therapeutic potential against another indication (for example obesity, fatty liver, cancer or cardiovascular disease), or that the development, approval or commercialization pathway may be more favorable for a drug candidate targeted against an alternative indication.

Our research plan for MOTS-c includes additional in vivo animal studies, and the design and screening of additional analogs with peptide modifications designed to improve the stability, half-life and/or function of the candidate peptide.

Humanin

Humanin, the first MDP to be discovered, was discovered independently by three separate groups in 2001. Our founder Dr. Cohen headed one such group and, in 2003, published its discovery along with follow-up experiments demonstrating that humanin shows benefits in a rat model of Type 2 Diabetes.

The potential relevance of humanin in longevity and the prevalence of aging related diseases has been observed in studies of centenarians (people living to 100 years old) and their offspring. Centenarians have less or similar prevalence of certain diseases compared to people who are 20 to 30 years younger, and their offspring have less prevalence of certain diseases compared to their age group.

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The development of assays to measure humanin levels in plasma enabled the observation of humanin levels in aged patients and patients with poor endothelial function associated with cardiovascular diseases. Humanin declines with age but is higher in the offspring of centenarians when compared to an age and gender matched control group. Humanin is lower in humans with poor endothelial function, a major risk factor for cardiovascular diseases.

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SHLP-6 and SHLP-2

We and our academic collaborators have discovered several other MDPs with properties related to humanin, which we refer to as small humanin-like peptides, or SHLPs. Of these MDPs, our investigational research of SHLP-6 and its potential for the treatment of cancer is the most advanced. SHLP-6 cancer treatment models conducted both in vitro in cancer cell lines and in vivo in tumor models of human prostate cancer in xenograft transplanted mice demonstrated suppression of cancer progression via a dual mechanism involving suppression of tumor angiogenesis (blood vessel development) as well as induction of apoptosis (cancer cell death), as shown below:

We consider SHLP-6 as our primary research peptide for the treatment of cancer and plan to advance our research on SHLP-6, or a suitable analog, in parallel with our MOTS-c research program.

We also have evidence that another of our MDPs, SHLP-2, as well as certain of our humanin analogs, may be useful in the treatment of Alzheimer’s disease. In vitro experiments have shown SHLP-2 and these humanin analogs to have protective effects against neuronal toxicity, and have demonstrated that SHLP-2 and the humanin analogs are transported through the blood-brain barrier. We consider SHLP-2, humanin and humanin analogs of potential interest for the development of MDP-based treatments for Alzheimer’s disease.

Our Target Indications

Our drug discovery efforts are centered on identification of mitochondrial-derived peptides that have therapeutic potential to be advanced as drug candidates. Our research programs to date suggest multiple possible therapeutic indications for each of our lead peptides. While we believe any MBT drug candidates we identify would be advanced against one of the following diseases as a primary indication, it is possible that we may determine to advance a drug candidate for treatment of a different disease as a primary indication. We may determine to advance any future drug candidate against an alternative primary disease indication if, for example, additional data suggests greater therapeutic potential for the drug candidate against the alternative indication, or we determine that the development, approval or commercialization pathway may be more favorable for a drug candidate targeted against the alternative indication.

Type 2 Diabetes – Type 2 Diabetes is a chronic disease characterized by a relative deficiency in insulin production and secretion by the pancreas and an inability of the body to respond to insulin normally, i.e. insulin resistance. Hyperglycemia, or raised blood sugar, is a common effect of uncontrolled diabetes and over time leads to serious damage to many of the body’s systems, especially the nerves, kidneys, eyes and blood vessels.

Cancer – Cancer is a generic term for a large group of diseases that can affect any part of the body. One defining feature of cancer is the rapid creation of abnormal cells that grow beyond their usual boundaries, and which can then invade adjoining parts of the body and spread to other organs. This process is referred to as metastasis. Metastases are a major cause of death from cancer. Cancer is a leading cause of death worldwide. Cancer drugs such as chemotherapy, hormone therapy and other treatments are used to destroy cancer cells. The goal of cancer drugs is to cure the disease or, when a cure is not possible, to prolong life or improve quality of life for patients with incurable cancer.

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Alzheimer’s disease – In the brain, neurons connect and communicate at synapses, where tiny bursts of chemicals called neurotransmitters carry information from one cell to another. Alzheimer’s disrupts this process and eventually destroys synapses and kills neurons, damaging the brain’s communication network. There is no cure, and medications on the market today treat only the symptoms of Alzheimer’s disease and do not have the ability to stop its onset or its progression. There is an urgent and unmet need for both a disease-modifying drug for Alzheimer’s disease as well as for better symptomatic treatments.

Atherosclerosis – Atherosclerosis is commonly referred to as a “hardening” or furring of the arteries. It is caused by the formation of multiple atheromatous plaques within the arteries. This process is the major underlying risk for developing myocardial infarction (heart attack) as those plaques will either narrow the vessel or rupture, preventing blood flow in the coronary artery to parts of the heart muscle. Heart disease is the leading cause of death for both men and women. Cholesterol lowering drugs are considered the main preventive approach to treat atherosclerosis, however these drugs are estimated to prevent only one-third of incidences of myocardial infarction, and there is significant unmet need for additional therapeutic options.

Manufacturing and Supply

We expect to engage one or more third-party contract manufacturers, or CMOs, to produce a clinical supply of peptides in accordance with current good manufacturing practices (cGMPs) at higher purity levels. Peptide-based drugs are produced using a chemical synthesis process, and historically have been simpler and less expensive to manufacture than biologic drugs from cell-based sources. CMOs will be selected based on results of demonstration syntheses, regulatory track record, commercial manufacturing and control experience, staff experience, training and skill, intellectual property considerations and price.

Competition

The biotechnology and pharmaceutical industries are characterized by rapidly advancing technologies, intense competition and a strong emphasis on proprietary products. While we believe that our scientific knowledge, technology, and development experience provide us with competitive advantages, we face potential competition from many different sources, including major pharmaceutical, specialty pharmaceutical and biotechnology companies, academic institutions and governmental agencies and public and private research institutions. Any product candidates that we successfully develop and commercialize will compete with existing therapies and new therapies that may become available in the future.

Many of our competitors may have significantly greater financial resources and capabilities for research and development, manufacturing, pre-clinical testing, conducting clinical trials, obtaining regulatory approvals and marketing approved products than we do. Mergers and acquisitions in the pharmaceutical, biotechnology and diagnostic industries may result in even more resources being concentrated among a smaller number of our competitors. These competitors also compete with us in recruiting and retaining qualified scientific and management personnel and establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, our programs. Small or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies.

The key competitive factors affecting the success of all of our product candidates, if approved, are likely to be their efficacy, safety, convenience, price and the availability of reimbursement from government and other third-party payors.

Our commercial opportunity could be reduced or eliminated if our competitors develop and commercialize products that are safer, more effective, have fewer or less severe side effects, are more convenient or are less expensive than any products that we may develop. Our competitors also may obtain FDA or other regulatory approval for their products more rapidly than we may obtain approval for ours, which could result in our competitors establishing a strong market position before we are able to enter the market. In addition, our ability to compete may be affected in many cases by insurers or other third-party payors seeking to encourage the use of products which are generic or are otherwise less expensive to provide.

There are numerous therapies currently marketed to treat diabetes, cancer and Alzheimer’s disease. These therapies are varied in their design, therapeutic application and mechanism of action and may provide significant competition for any of our product candidates for which we obtain market approval. New products may also become available that provide efficacy, safety, convenience and other benefits that are not provided by currently marketed therapies. As a result, they may provide significant competition for any of our product candidates for which we obtain market approval.

If MOTS-c or analogs of MOTS-c are developed and approved for treatment of patients with diabetes, it would compete with several classes of drugs for Type 2 Diabetes that are approved to improve glucose control, including sulfonylureas, PPAR gamma agonists, biguanides, alpha glucosidase inhibitors, DPP IV inhibitors, GLP1 agonists, SGLT2 inhibitors, bromocriptine and insulin. Insulin sensitizing agents approved to treat Type 2 Diabetes are the PPAR gamma agonists pioglitazone and rosiglitazone. These agents are not generic, are oral once daily pills and are effective in lowering glucose and A1C. Metformin is also sometimes called an insulin sensitizer. It is available as a generic and comes in a once daily formulation. Drugs approved for obesity may also be used to treat Type 2 Diabetes. In addition there are several investigational drugs being studied to treat Type 2 Diabetes and if these investigational therapies were approved they would also compete with a MOTS-c MBT.

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If SHLP-6 (or MOTS-c) is developed and approved as an MBT treatment for patients with cancer, it would compete with all approved therapies for the cancer it is approved to treat. Since the specific cancer that these investigational therapies might be approved to treat is unknown, they would theoretically compete with any pharmaceutical agent that is approved to treat cancer. In addition there are several investigational drugs being studied to treat cancer and if these investigational therapies were approved they would also compete with SHLP-6 and MOTS-c.

If SHLP-2 (or humanin) is developed and approved as an MBT treatment for patients with Alzheimer’s disease, it would compete with all approved therapies to treat Alzheimer’s disease including donepezil (Aricept), galantamine (Razadyne), memantine (Namenda), rivastigmine (Exelon) and tacrine (Cognex). In addition, there are several investigational drugs being studied to treat Alzheimer’s that, if approved, would also compete with SHLP-2 or humanin.

Research and Development

Our research activities related to development of MDPs include investigational research to evaluate the therapeutic potential of certain discovered MDPs, in vitro experiments, and analog engineering of certain discovered MDPs to improve their characteristics as potential drug development candidates, and in vivo animal studies. Depending on factors of capability, cost, efficiency and intellectual property rights our research activities are conducted independently at our laboratory facility, by CROs pursuant to contractual arrangements, or under research arrangements with academic institutions.

Our research staff and laboratory facility are dedicated primarily to investigative research on our identified MDPs. Within this setting we are able to utilize the specialized expertise of our scientific staff and consultants to advance our research programs within the field of MDP biology and chemistry.

From time to time we enter into research arrangements with academic laboratories, particularly in circumstances where collaboration with an academic laboratory will enable us to more efficiently and effectively access equipment, expertise or other capabilities necessary to advance our research programs.

We also contract with CROs to conduct certain activities within our research programs, particularly in vivo experiments. We evaluate CROs based on their ability to provide consistently well-staffed facilities and their experience in successfully completing similar experiments.

Our research and development expenses were $579,474 and $478,256 in the fiscal years ended December 31, 2014 and 2013, respectively, and $262,760 and $111,708 for the three months ended March 31, 2015 and 2014, respectively.

Our commercial success depends in part on our ability to obtain and maintain proprietary protection for our novel biological discoveries and therapeutic methods, to operate without infringing on the proprietary rights of others and to prevent others from infringing our proprietary rights. Our policy is to seek to protect our proprietary position by, among other methods, filing U.S. and foreign patent applications related to our proprietary technology, inventions and improvements that are important to the development and implementation of our business. We also rely on trade secrets, know-how, continuing technological innovation and potential in-licensing opportunities to develop and maintain our proprietary position.

Intellectual Property

Patents

Our intellectual property and patent strategy is focused on our MDPs and our MBTs. We typically seek composition-of-matter and method-of-treatment patents for our MDPs and prospective MBTs based on pre-clinical evaluation of therapeutic potential. We believe that the opportunity to engineer analogs or create combination therapies will afford us the opportunity to strengthen IP protection for our drug development candidates as they advance through our development pipeline and to broaden our IP protection internationally.

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Individual patents extend for varying periods of time depending on the date of filing of the patent application or the date of patent issuance and the legal term of patents in the countries in which they are obtained. Generally, patents issued from applications filed in the United States are effective for twenty years from the earliest non-provisional filing date. In addition, in certain instances, a patent term can be extended to recapture a portion of the term effectively lost as a result of the FDA regulatory review period, however, the restoration period cannot be longer than five years and the total patent term, including the restoration period, must not exceed 14 years following FDA approval. The duration of foreign patents varies in accordance with provisions of applicable local law, but typically is also twenty years from the earliest international filing date. We currently have exclusive rights to four issued patents that will expire starting in 2028.

A summary of our patent estate as it relates to our lead research peptides appears below:

Therapeutic Activities / Method of Use Claims
	Granted / Filed		Composition Claims		Type 1 Diabetes		Type 2 Diabetes		Obesity		Fatty Liver		Cancer		Alzheimer’s		Atherosclerosis
MOTS-c	Filed	▪	✓	▪	✓	▪	✓	▪	✓	▪	✓	▪	✓

SHLP-6	Filed	▪	✓									▪	✓

SHLP-2	Granted	▪	✓	▪	✓	▪	✓							▪	✓

Humanin Analogs	Granted	▪	✓			▪	✓

Humanin Analogs	Two Granted			▪	✓

Humanin and Humanin Analogs	Filed															▪	✓

National and international patent laws concerning peptide therapeutics remain highly unsettled. Policies regarding the patent eligibility or breadth of claims allowed in such patents are currently in flux in the United States and other countries. Changes in either the patent laws or in interpretations of patent laws in the United States and other countries can diminish our ability to protect our inventions and enforce our intellectual property rights. Accordingly, we cannot predict the breadth or enforceability of claims that may be granted in our patents or in third-party patents. The biotechnology and pharmaceutical industries are characterized by extensive litigation regarding patents and other intellectual property rights. Our ability to maintain and solidify our proprietary position for our drugs and technology will depend on our success in obtaining effective claims and enforcing those claims once granted. We do not know whether any of the patent applications that we may file or license from third parties will result in the issuance of any patents. The issued patents that we license, or may license or own in the future, may be challenged, invalidated or circumvented, and the rights granted under any issued patents may not provide us with sufficient protection or competitive advantages against competitors with similar technology. Furthermore, our competitors may be able to independently develop and commercialize similar drugs or duplicate our technology, business model or strategy without infringing our patents. Because of the extensive time required for clinical development and regulatory review of a drug we may develop, it is possible that, before any of our drugs can be commercialized, any related patent may expire or remain in force for only a short period following commercialization, thereby reducing any advantage of any such patent. The patent positions for our lead research peptides are described below:

MOTS-c Patent Coverage

We are the exclusive licensee from the Regents of the University of California (the “Regents”) to intellectual property rights related MOTS-c, including one patent application filed in the United States (U.S. Application No. 14/213,617), one international patent application filed concurrently (PCT/US2014/28968), and one patent application filed in Taiwan (TW Ser. No. 104106066). All applications include claims directed to the MOTS-c composition of matter, as well as methods of using MOTS-c to treat Type 1 Diabetes, Type 2 Diabetes, fatty liver, obesity and cancer.

SHLP-2 and SHLP-6 Patent Coverage

We are the exclusive licensee from the Regents to intellectual property for SHLP-2 and SHLP-6. This intellectual property includes the following issued and pending patents:

•	U.S. Patent No. 8,637,470, issued on January 28, 2014, with claims directed to the SHLP-2 composition of matter, and variants with therapeutic activity for treating Alzheimer’s disease and Types 1 and 2 Diabetes.

•	A divisional patent application in the United States for SHLP-6 (U.S. Application No. 14/134,430), with claims directed at the SHLP-6 composition of matter, and methods of use in treating cancer.

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We have limited ability to expand coverage of this patent family outside of the United States, however we have developed and are currently evaluating analogs of SHLP-2 and SHLP-6 with modifications that improve potency or bioactivity of the peptide. If our evaluations show efficacy of these or other analog SHLPs in animal models, then we anticipate filing additional patents covering the composition of the modified SHLP and its methods of use in the United States, and internationally based on our evaluation of the potential for commercialization in those markets.

Humanin and Humanin Analogs Patent Coverage

We are the exclusive licensee from the Regents and the Albert Einstein College of Medicine of Yeshiva University to U.S. patent applications and issued U.S. patents and covering humanin and humanin analogs for treatment of disease.

•	U.S. Patent No. 8,309,525, issued on November 13, 2012, with claims covering pharmaceutical compositions of humanin analogs for increasing insulin sensitivity.

•	U.S. Patent No. 7,998,928, issued on August 16, 2011, with claims directed to methods of using a humanin analog to treat Type 1 Diabetes.

•	U.S. Patent No. 8,653,027 issued on February 18, 2014 as a continuation of U.S. Patent 7,998,928, with claims directed to methods of using an additional humanin analog to treat Type 1 Diabetes.

•	U.S. Patent Application No. 13/526,309 (pending), with claims directed to methods of using humanin or a humanin analog to treat atherosclerosis.

Trade Secrets

In addition to patents, we rely upon unpatented trade secrets and know-how and continuing technological innovation to develop and maintain our competitive position. We seek to protect our proprietary information, in part, using confidentiality agreements with our commercial partners, collaborators, employees and consultants and invention assignment agreements with our employees. These agreements are designed to protect our proprietary information and, in the case of the invention assignment agreements, to grant us ownership of technologies that are developed through a relationship with a third party. These agreements may be breached, and we may not have adequate remedies for any breach. In addition, our trade secrets may otherwise become known or be independently discovered by competitors. To the extent that our commercial partners, collaborators, employees and consultants use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting know-how and inventions.

Trademarks

We applied for registration of the trademark COHBARTM in the United States and on January 20, 2015 it was published. A Notice of Allowance of our trademark application was issued on March 17, 2015.

In-licenses

MOTS-c Exclusive License

On August 6, 2013, we entered into an exclusive license agreement with the Regents to obtain worldwide, exclusive rights under patent filings and other intellectual property rights in inventions developed by Dr. Cohen and academic collaborators at the University of California, Los Angeles. The intellectual property includes the pending U.S. and international patent filings described above under “MOTS-c Patent Coverage”.

We agreed to pay the Regents specified development milestone payments aggregating up to $765,000 for the first product sold under the license. Milestone payments for additional products developed and sold under the license are reduced by 50%. In addition, we are required to pay the Regents royalties equal to 2% of our worldwide net sales of drugs, therapies or other products developed from claims covered by the licensed patent, subject to a minimum royalty payment of $75,000 annually, beginning after the first commercial sale of a licensed product. We are required to pay the Regents royalties ranging from 8% of worldwide sublicense sales of covered products (if the sublicense is entered after commencement of phase II clinical trials) to 12% of worldwide sublicense sales (if the sublicense is entered prior to commencement of phase I clinical trials). The agreement also requires us to meet certain diligence and development milestones, including filing of an IND for a product covered by the agreement on or before the seventh anniversary of the agreement date.

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Under the agreement, the license rights granted to us are subject to any rights the United States Government may have in such licensed rights due to its sponsorship of research that led to the creation of the licensed rights. The agreement also provides that if the Regents become aware of a third-party’s interest in exploiting the licensed technologies in a field that we are not actively pursuing, then we may be obligated either to issue a sublicense for use in the unexploited field to the third-party on substantially similar terms or to actively pursue the unexploited field subject to appropriate diligence milestones. The agreement terminates upon the expiration of the last valid claim of the licensed patent rights. We may terminate the agreement at any time by giving the Regents advance written notice. The agreement may also be terminated by the Regents in the event of our continuing material breach after notice of such breach and the opportunity to cure.

Humanin and SHLPs Exclusive License

On November 30, 2011, we entered into an exclusive license agreement with the Regents and the Albert Einstein College of Medicine at Yeshiva University to obtain worldwide, exclusive rights under patent filings and other intellectual property rights in inventions developed by Drs. Cohen and Barzilai and their academic collaborators. The intellectual property subject to the agreement includes four issued and two pending U.S. patents including composition claims directed to humanin analogs, SHLP-2 and SHLP-6 and methods of use claims directed to humanin, humanin analogs and SHLP-6. See “Humanin and Humanin Analogs Patent Coverage” and “SHLP-2 and SHLP-6 Patent Coverage”.

We agreed to pay the licensors specified development milestone payments aggregating up to $765,000 for the first product sold under the license. Milestone payments for additional products developed and sold under the license are reduced by 50%. We are also required to pay annual maintenance fees to the licensors. Aggregate maintenance fees for the first five years following execution of the agreement are $80,000. Thereafter, we are required to pay maintenance fees of $50,000 annually until the first sale of a licensed product. In addition, we are required to pay the licensors royalties equal to 2% of our worldwide net sales of drugs, therapies or other products developed from claims covered by the licensed patents, subject to a minimum royalty payment of $75,000 annually, beginning after the first commercial sale of a licensed product. We are required to pay royalties ranging from 8% of worldwide sublicense sales of covered products (if the sublicense is entered after commencement of phase II clinical trials) to 12% of worldwide sublicense sales (if the sublicense is entered prior to commencement of phase I clinical trials). The agreement also requires us to meet certain diligence and development milestones, including filing of an IND for a product covered by the agreement on or before the seventh anniversary of the agreement date.

Under the agreement, the license rights granted to us are subject to any rights the United States Government may have in such licensed rights due to its sponsorship of research that led to the creation of the licensed rights. The agreement terminates upon the expiration of the last valid claim of the licensed patent rights. We may terminate the agreement at any time by giving the Regents advance written notice. The agreement may also be terminated by the Regents in the event of our continuing material breach after notice of such breach and the opportunity to cure.

Employees

As of July 6, 2015 we had five employees, all of whom were full-time. In addition to our employees, each of our founders serves as a consultant to the Company and consults directly with our employees and scientific staff to advance our research programs. Each of Drs. Cohen, Barzilai, Amatruda and Sinclair provide consulting services in the areas of peptide research, genetics, aging and age related diseases, drug discovery, development and commercialization and other areas relevant to our business pursuant to consulting agreements that provide for annual service terms. We from time to time engage other subject matter experts on a consulting basis in specific areas of our research and development efforts. None of our employees are represented by a labor union or covered by a collective bargaining agreement. We have not experienced any work stoppages and we consider our relations with our employees to be good.

During 2015 we intend to hire additional lab personnel and scientific staff. The increase in our headcount is expected to enable us to enhance our research and development efforts on discovering, evaluating and optimizing our MDPs as potential MBT drug candidates.

Our Founders and Scientific Advisors

Our founders and co-founders are widely considered to be scientific experts and thought leaders at the intersection of cellular and mitochondrial genetics and biology; the biology of aging, metabolism, and drug discovery; development and commercialization. Together, they provide scientific leadership and expertise in this field.

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Founders

Pinchas Cohen, M.D. Dr. Cohen is the Dean of the Davis School of Gerontology at the University of Southern California. Dr. Cohen also holds the William and Sylvia Kugel Dean’s Chair in Gerontology and is the executive director of the Ethel Percy Andrus Gerontology Center. Dr. Cohen is a member of our board of directors and currently serves as a consultant to our company.

Nir Barzilai, M.D. Dr. Barzilai is the Director of the Institute for Aging research at Albert Einstein College of Medicine, under the auspices of which he is the principal investigator of the largest of five Nathan Shock Centers of Excellence in Biology of Aging and the Glenn Center for the Biology of Human Aging. Dr. Barzilai is a member of our board of directors and currently serves as a consultant to our company.

John Amatruda, M.D. Dr. Amatruda was formerly the Senior Vice President and Franchise Head, Diabetes and Obesity at Merck Research Laboratories. He is board certified in internal medicine, endocrinology and metabolism and has approximately 20 years of experience in academic medicine, pharmaceutical discovery research and development. He has an extensive history as a principal investigator for NIH funded basic and clinical research, as well as in teaching, clinical practice. His experience includes contribution to the discovery and development of several novel candidate compounds, INDs, translational studies, development programs and five new drug approvals. Dr. Amatruda currently serves as a consultant to our company.

David Sinclair, Ph.D. Dr. Sinclair is a Professor in the Department of Genetics at Harvard Medical School and a co-joint Professor in the Department of Physiology and Pharmacology at the University of New South Wales. He is the co-Director of the Paul F. Glenn Laboratories for the Biological Mechanisms of Aging and a Senior Scholar of the Ellison Medical Foundation. He is also co-founder of both Sirtris Pharmaceuticals (NASDAQ: SIRT) and Genocea Biosciences. His laboratory at Harvard is currently focused on slowing diseases of aging in mammals using genetic and pharmacological means. Dr. Sinclair currently serves as a consultant to our company.

Scientific Advisors

In addition to the expertise of our founders, we have assembled a scientific advisory board that includes renowned experts in cardiology, diabetes, drug discovery and peptide. These advisors work in close collaboration with our founders and scientists to identify new research directions and accelerate our target validation and drug discovery programs.

Advisory
Name	Focus	Primary Affiliation
Amir Lerman, M.D.	Cardiology	Mayo Clinic
C. Ronald Kahn, M.D.	Diabetes	Harvard Medical School
James N. Livingston, Ph.D.	Diabetes	Independent Consultant
Frank J. Calzone, Ph.D.	Cancer	University of California, Los Angeles

Government Regulation

The pre-clinical studies and clinical testing, manufacture, labeling, storage, record keeping, advertising, promotion, export, marketing and sales, among other things, of our therapeutic candidates and future products, are subject to extensive regulation by governmental authorities in the United States and other countries. In the United States, pharmaceutical products are regulated by the FDA under the Federal Food, Drug, and Cosmetic Act and other laws. Biologics are subject to regulation by the FDA under the FDCA, the Public Health Service Act, and related regulations, and other federal, state and local statutes and regulations. Biological products include, among other things, viruses, therapeutic serums, vaccines and most protein products. Product development and approval within these regulatory frameworks takes a number of years, and involves the expenditure of substantial resources.

Regulatory approval will be required in all major markets in which we, or our licensees, seek to test our products in development. At a minimum, such approval requires evaluation of data relating to quality, safety and efficacy of a product for its proposed use. The specific types of data required and the regulations relating to these data differ depending on the territory, the drug involved, the proposed indication and the stage of development.

In general, new chemical entities are tested in animals to determine whether the product is reasonably safe for initial human testing. Clinical trials for new products are typically conducted in three sequential phases that may overlap. Phase 1 trials typically involve the initial introduction of the pharmaceutical into healthy human volunteers and the emphasis is on testing for safety, dosage tolerance, metabolism, distribution, excretion and clinical pharmacology. In the case of serious or life-threatening diseases, such as cancer, initial Phase 1 trials are often conducted in patients directly, with preliminary exploration of potential efficacy. Phase 2 trials involve clinical trials to evaluate the effectiveness of the drug for a particular indication or indications in patients with the disease or condition under study and to determine the common short-term side effects and risks associated with the drug. Phase 2 trials are typically closely monitored and conducted in a relatively small number of patients, usually involving no more than several hundred subjects. Phase 3 trials are generally expanded, well-controlled clinical trials. They are performed after preliminary evidence suggesting effectiveness of the drug has been obtained, and are intended to gather the additional information about effectiveness and safety that is needed to evaluate the overall benefit-risk relationship of the drug and to provide an adequate basis for physician labeling.

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In the U.S., specific pre-clinical data, chemical data and a proposed clinical study protocol, as described above, must be submitted to the FDA as part of an Investigational New Drug application, or IND, which, unless the FDA objects, will become effective 30 days following receipt by the FDA. Phase 1 trials may commence only after the IND application becomes effective. Following completion of Phase 1 trials, further submissions to regulatory authorities are necessary in relation to Phase 2 and 3 trials to update the existing IND. Authorities may require additional data before allowing the trials to commence and could demand discontinuation of studies at any time if there are significant safety issues. In addition to regulatory review, a clinical trial involving human subjects has to be approved by an independent body. The exact composition and responsibilities of this body differ from country to country. In the U.S., for example, each clinical trial is conducted under the auspices of an Institutional Review Board at the institution at which the clinical trial is conducted. This board considers among other things, the design of the clinical trial, ethical factors, the safety of the human subjects and the possible liability risk for the institution.

Information generated in this process is susceptible to varying interpretations that could delay, limit, or prevent regulatory approval at any stage of the approval process. Failure to demonstrate adequately the quality, safety and efficacy of a therapeutic drug under development would delay or prevent regulatory approval of the product.

In order to gain marketing approval, we must submit a new drug application, or NDA, for review by the FDA. The NDA requires information on the quality of the chemistry, manufacturing and pharmaceutical aspects of the product and non-clinical and clinical data.

There can be no assurance that if clinical trials are completed that we or any future collaborative partners will submit an NDA or similar applications outside the U.S. for required authorizations to manufacture or market potential products, or that any such applications will be timely reviewed or approved. Approval of an NDA can take several months to several years or be denied, and the approval process can be affected by a number of factors. Additional studies or clinical trials may be requested during the review and may delay marketing approval and involve unbudgeted costs. Regulatory authorities may conduct inspections of relevant facilities and review manufacturing procedures, operating systems and personnel qualifications. In addition to obtaining approval for each product, in many cases each drug manufacturing facility must be approved. Further, inspections may occur over the life of the product. An inspection of the clinical investigation sites by a competent authority may be required as part of the regulatory approval procedure. As a condition of marketing approval, the regulatory agency may require post-marketing surveillance to monitor adverse effects, or other additional studies as deemed appropriate. After approval for the initial indication, further clinical studies are usually necessary to gain approval for additional indications. The terms of any approval, including labeling content, may be more restrictive than expected and could affect product marketability.

Holders of an approved NDA are required to report certain adverse reactions and production problems, if any, to the FDA, and to comply with certain requirements concerning advertising and promotional labeling for their products. Moreover, quality control and manufacturing procedures must continue to conform to cGMP after approval, and the FDA periodically inspects manufacturing facilities to assess cGMP compliance. Accordingly, manufacturers must continue to expend time, money and effort in the area of production and quality control to maintain compliance with cGMP and other aspects of regulatory compliance. We expect to continue to rely upon third-party manufacturers to produce commercial supplies of any products which are approved for marketing. We cannot be sure that those manufacturers will remain in compliance with applicable regulations, or that future FDA inspections will not identify compliance issues at the facilities of our contract manufacturers that may disrupt production or distribution, or require substantial resources to correct.

Any of our future products approved by FDA will likely be purchased principally by healthcare providers that typically bill various third-party payors, such as governmental programs (e.g., Medicare and Medicaid), private insurance plans and managed care plans, for the healthcare products and services provided to their patients. The ability of customers to obtain appropriate reimbursement for the products and services they provide is crucial to the success of new drug and biologic products. The availability of reimbursement affects which products customers purchase and the prices they are willing to pay. Reimbursement varies from country to country and can significantly impact the acceptance of new products. Even if we were to develop a promising new product, we may find limited demand for the product unless reimbursement approval is obtained from private and governmental third-party payors.

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If FDA approves any of our future products and reimbursement for those products is approved by any federal or state healthcare programs, then we will be subject to federal and state laws, such as the Federal False Claims Act, state false claims acts, the illegal remuneration provisions of the Social Security Act, the federal anti-kickback laws, and state anti-kickback laws that govern financial and other arrangements among drug manufacturers and developers and the physicians and other practitioners or facilities that purchase or prescribe products. Among other things, these laws prohibit kickbacks, bribes and rebates, as well as other direct and indirect payments that are intended to induce the use or prescription of medical products or services payable by any federal or state healthcare program, and prohibit presenting a false or misleading claim for payment under a federal or state program. Possible sanctions for violation of any of these restrictions or prohibitions include loss of eligibility to participate in federal and state reimbursement programs and civil and criminal penalties. If we fail to comply, even inadvertently, with any of these requirements, we could be required to alter our operations, enter into corporate integrity, deferred prosecution or similar agreements with state or federal government agencies, and become subject to significant civil and criminal penalties.

Legal Proceedings

We may from time to time be party to litigation and subject to claims incident to the ordinary course of business. As we grow and gain prominence in the marketplace we may become party to an increasing number of litigation matters and claims. The outcome of litigation and claims cannot be predicted with certainty, and the resolution of these matters could materially affect our future results of operations, cash flows or financial position. We are not currently a party to any legal proceedings.

Facilities

In February 2015, the Company entered into a lease agreement for a new and expanded laboratory facility. The laboratory space is leased on a month-to month basis and is part of a shared facility in Menlo Park, California. The Company also terminated its lease for the laboratory space in Pasadena, California effective March 31, 2015.

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MANAGEMENT

Executive Officers and Directors

Below are the names, ages and positions held with us of our executive officers and directors as of the date of this prospectus.

Name and State of Residence	Age	Position(s)/Principal Occupation*
Executive Officers:
Jon Stern	60	Chief Executive Officer and Director
California, USA

Jeffrey F. Biunno	48	Chief Financial Officer, Secretary and Treasurer
New Jersey, USA

Kenneth Cundy	56	Chief Scientific Officer
California, USA

Directors:
Albion Fitzgerald	67	Chairman of the Board of Directors
New Jersey, USA

Nir Barzilai	59	Director
New York, USA

Pinchas Cohen	57	Director
California, USA

Marc E. Goldberg	58	Director
Massachusetts, USA

*	The principal occupations of our non-employee directors are described in their respective biographical details below.

We have entered into a standard form of Proprietary Information and Inventions Assignment Agreement with each of our executive officers. These agreements include covenants prohibiting the employee party from disclosing or using our confidential information. None of our non-employee directors are a party to any non-competition or non-disclosure agreement with us, except that Drs. Barzilai and Cohen have agreed to certain non-disclosure obligations and restrictions on use of our proprietary information pursuant to consulting agreements.

Executive Officers

Jon Stern served in senior strategic roles with our company from August 2012 until he was appointed as our chief executive officer effective in October 2013. He was appointed to our board of directors in May 2014. From 2009 to 2011 Mr. Stern served as chief operating officer of The Key Worldwide, a provider of college admissions preparation and coaching services for aspiring students and their families in the U.S. and Asia. From 2006 to 2008, Mr. Stern served as executive vice president of Integrated China Media, a Guangzhou, China-based provider of digital entertainment content for the Chinese youth market. From 2003 to 2008, Mr. Stern was a partner in Pacific Arts Group, a publisher and collection of Chinese Contemporary Fine Art. Mr. Stern founded Digital Sparx in 1999, a distributor of digital entertainment content to movie-goers and served as president and chief executive officer of that company until 2002. In 1986 Mr. Stern founded Cine Coasters, Inc., a developer and distributor of sports stadium and movie theatre products and accessories, and served as its chief executive officer until its sale to a division of Liberty Media in 1998. Mr. Stern holds an MBA from the Marshall School of Business at the University of Southern California and a B.S. in Business Administration from The University of California, Berkeley. Our board of directors believes that Mr. Stern’s substantial experience as an entrepreneur and senior executive of growth stage companies as well as established businesses and his familiarity with the day-to-day operations of our business make him a valuable contributor to our board of directors. Mr. Stern is a full-time employee of our company.

Kenneth Cundy joined our company as chief scientific officer in November, 2014. From December, 2012 to November, 2014, Dr. Cundy served as the chief scientific officer for XenoPort, Inc., a biopharmaceutical company focused on the development of product candidates for the potential treatment of neurological disorders. He served XenoPort, Inc. as senior vice president of preclinical and clinical sciences from 2011 to 2012, as its vice president of preclinical development from 2004 to 2011, and as its vice president of biopharmaceutics from 2000 to 2004. From 1992 to 2000, Dr. Cundy was senior director of biopharmaceutics at Gilead Sciences, Inc. Prior to Gilead Sciences, from 1988 to 1992 Dr. Cundy was principal research investigator at Sterling Drug, a pharmaceutical division of Eastman Kodak Company. He received a B.S. in pharmacy from the University of Manchester and was registered as a pharmacist in the UK. He received a Ph.D. in pharmaceutical sciences from the University of Kentucky and postdoctoral training in biochemistry at the University of California, Berkeley. Dr. Cundy is a full-time employee of our company.

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Jeffrey F. Biunno joined our company in October 2013 as chief financial officer and was appointed secretary and treasurer in September 2014. Prior to joining CohBar, Mr. Biunno served as chief financial officer, secretary and treasurer of ManageIQ, Inc., a provider of global cloud IT systems management solutions, from March, 2012 until its acquisition by Red Hat, Inc. in December 2012. From February 2009 until March 2012 Mr. Biunno served as vice president and worldwide controller of Dialogic Inc., a provider of mobile telecommunications network software and hardware enterprise solutions then listed on NASDAQ. Mr. Biunno founded Scalable Financial Solutions, LLC, a financial consulting firm, and operated it from March 2008 to January 2009. From February 2005 to March 2008, Mr. Biunno worked at Geller & Company, a financial services consulting firm. From 1997 to 2004 Mr. Biunno served as vice president and corporate controller of Novadigm, Inc. (NASDAQ: NVDM), an international provider of IT systems management solutions to Fortune 500 companies and government agencies. Mr. Biunno received a B.S. in accounting and an MBA in finance from Montclair State University. Mr. Biunno is a certified public accountant and a chartered global management accountant. Mr. Biunno is a full-time employee of our company.

Directors

Albion J. Fitzgerald has served as a member of our board of directors since May 2014 and was appointed as chairman in July 2014. Mr. Fitzgerald previously served as chief executive officer and chairman of the board of directors of ManageIQ, Inc., a provider of global cloud IT systems management solutions. Mr. Fitzgerald was appointed as a director of ManageIQ in 2007, and served as strategic consultant to the company from 2007 until April 2012, and as chief executive officer and chairman of the board of directors from April 2012 until ManageIQ, Inc. was acquired by Red Hat, Inc. in December 2012. In 1992 Mr. Fitzgerald co-founded Novadigm, Inc. (NASDAQ: NVDM), an international provider of IT systems management solutions to Fortune 500 companies and government agencies with customers in 26 countries. He served as its chairman and chief technology officer from 1992 and chief executive officer from 1995 until its acquisition by Hewlett Packard in 2004. Prior to Novadigm, Mr. Fitzgerald founded and served as chief executive officer of Telemetrix, Inc., a provider of enterprise IT systems and network management solutions. From 1980 to 1989, Mr. Fitzgerald was a strategic technology consultant to New York University responsible for architecting, building and managing the university’s computer center and campus-wide multi-media network. Mr. Fitzgerald began his technology career at IBM in 1966. Our board of directors believes that Mr. Fitzgerald’s extensive experience in founding, funding and building emerging technology companies, the depth of his technology and business expertise, and his relevant experience as a director and officer of a publicly-traded enterprise software company make him a valuable contributor to our board of directors.

Dr. Nir Barzilai co-founded our company in 2007 and has served as a member of our board of directors since our conversion to a Delaware corporation in 2009. Dr. Barzilai is the director of the Institute for Aging Research at the Albert Einstein College of Medicine of Yeshiva University, where he also holds the Ingeborg and Ira Leon Rennert Chair of Aging Research, is a professor in the Departments of Medicine and Genetics and a member of the Diabetes Research Center. Dr. Barzilai is also director of the Paul F. Glenn Center for the Biology of Human Aging Research and of the National Institutes of Health’s (NIH) Nathan Shock Centers of Excellence in the Basic Biology of Aging. Dr. Barzilai has received numerous awards, including the Beeson Fellow for Aging Research, the Ellison Medical Foundation Senior Scholar in Aging Award, the Paul F. Glenn Foundation Award, the NIA Nathan Shock Award, and the 2010 Irving S. Wright Award of Distinction in Aging Research. Dr. Barzilai’s leadership in gerontology research and his experience overseeing numerous research programs related to diseases of aging and mitochondrial biology makes him an important contributor to our board of directors.

Dr. Pinchas Cohen co-founded our company in 2007 and has served as a member of our board of directors since our conversion to a Delaware corporation in 2009. He served as our President from 2009 until 2013. Since April 2012, Dr. Cohen has served as dean of the Davis School of Gerontology at the University of Southern California. He holds the William and Sylvia Kugel Dean’s Chair in Gerontology and acts as executive director of the Ethel Percy Andrus Gerontology Center. Dr. Cohen was affiliated with the University of California, Los Angeles School of Medicine, where he was a member of the faculty until 2012. At the UCLA Mattel Children’s Hospital Dr. Cohen served as director of endocrine/diabetes research and training (from 1999 until 2012), chief of endocrinology and diabetes (from 2001 until 2012) and as vice chair of research (from 2011 until 2012). Dr. Cohen was also co-director of the UCSD-UCLA Diabetes and Endocrinology Research Center from 2007 until 2012. Dr. Cohen has received several awards for his work in the field of aging, including a National Institute of Aging EUREKA Award, the National Institutes of Health Director’s Transformative Research Award and the Glenn Award for Research in Biological Mechanisms of Aging. He serves on the boards of several professional journals and societies, including the American Federation for Aging Research and the Growth Hormone Research Society. Our board of directors believes that Dr. Cohen’s leadership in gerontology research and his experience overseeing numerous research programs related to diseases of aging and mitochondrial biology makes him an important contributor to our board of directors.

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Marc E. Goldberg joined our board of directors in November, 2014. Mr. Goldberg is a Managing Director at BioVentures Investors, a life science focused venture and private equity investment firm that he co-founded in 1997. Prior to founding BioVentures, Mr. Goldberg served as the president and chief executive officer of the Massachusetts Biotechnology Research Institute from 1991 to 1997. From 1987 to 1991, Mr. Goldberg was the vice president of finance and corporate development, chief financial officer, and treasurer at Safer, Inc., a developer and manufacturer of biopesticides and related products. Prior to joining Safer, he served as the manager of business development at Genetics Institute. Mr. Goldberg was also Founding President of the Massachusetts Biotechnology Council and served four terms as its president and as a director from 1985 to 1997. He is currently a member of the Harvard Medical School Neuroscience Advisory Committee and he previously served as a member of the Beth Israel Deaconess Medical Center Research Advisory Committee of the board of directors. From 2002 to 2014 Mr. Goldberg served on the Board of Directors of Enanta Pharmaceuticals, Inc. (NASDAQ:ENTA), a biotechnology company engaged in developing small molecule drugs. He has also served as a director of a number of private companies within the biotechnology, pharmaceutical and medical technology industries. Mr. Goldberg received an A.B. from Harvard College, a J.D. from Harvard Law School and an M.B.A. from Harvard Business School. Our board of directors believes that Mr. Goldberg’s extensive experience in growing and financing emerging biotechnology and pharmaceutical companies, as well as the depth of his business and financial expertise, make him a valuable contributor to our board of directors.

Biographical information related to our director Jon Stern is included under the heading “Executive Officers.”

Each of our directors serves until the next annual meeting of our stockholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal.

Cease Trade Orders, Bankruptcies and Penalties and Sanctions

None of our directors, executive officers or control persons is, or within the ten years prior to the date of this prospectus has been, (a) a director, chief executive officer or chief financial officer of any issuer (including us) that, (i) was subject to an order that was issued while that person was acting in the capacity as director, chief executive officer or chief financial officer, or (ii) was subject to an order that was issued after that person ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer; or (b) a director or executive officer of any company (including us) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets. For the purposes of this paragraph, “order” means a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, in each case that was in effect for a period of more than 30 consecutive days.

None of our directors, officers or control persons has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority or has been subject to any other penalties or sanctions imposed by a court or regulatory body which would be important to a reasonable investor making an investment decision.

None of our directors, officers or control persons (or a personal holding company of any such person) is, or within the ten years prior to the date of this prospectus has become, bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or has been subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold his assets.

Conflicts of Interest

Our directors and officers are or may be stockholders of other public companies, and may in the future become directors or officers of other public companies. Accordingly, conflicts of interest may arise between such persons’ duties as directors and officers of our company and their positions as directors and stockholders of such other companies. All such possible conflicts are required to be disclosed in accordance with the requirements of applicable corporate law and the directors and officers are required to act in accordance with the obligations imposed on them by law. See “Certain Related Party Transactions – Policies and Procedures for Related Party Transactions” below.

Board Composition

The number of members of our board of directors is currently fixed at five members, and may be modified from time to time by resolution of our board of directors. Our stockholders elect our board of directors to govern our business and affairs. Our board of directors selects our senior management team, which is charged with conducting our business. Having selected our senior management team, our board of directors acts as an advisor to senior management, monitors their performance and reviews our strategies, financial objectives and operating plans. It also plans for management succession of our Chief Executive Officer, as well as other senior management positions, and oversees our compliance efforts.

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Our board of directors is responsible for the orientation and education of new members of the board and all new directors are provided with copies of our policies. Prior to joining the board, each new director will meet with our chairman and chief executive officer. Our chairman and chief executive officer are responsible for outlining our business and prospects, both positive and negative, with a view to ensuring that the new director is properly informed to commence their duties as a director. Each new director is also given the opportunity to meet with our auditors and counsel. As part of its annual self-assessment process, our board of directors determines whether any additional education and training is required for board members.

Director Independence

Our board of directors has determined to evaluate the independence of our directors by reference to NASDAQ Rule 5605(a)(2) of the NASDAQ Stock Market LLC (NASDAQ) and National Instrument 52-110 – Audit Committees (NI 52-110). Our board of directors has determined that Messrs. Fitzgerald and Goldberg are independent under these standards. Our board of directors may meet independently of management as required. Although they are permitted to do so, the independent directors have not held regularly scheduled meetings at which non-independent directors and members of management are not in attendance.

Board Committees

Our Board currently has three standing committees: an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee. Each committee is governed by a written charter that may be amended by our Board at any time. The full text of each committee charter is available on our website located at www.cohbar.com.

Audit Committee

Our audit committee consists of Albion J. Fitzgerald, Marc E. Goldberg and Nir Barzilai. Mr. Goldberg serves as the chair of our audit committee. Our Board has evaluated the independence and qualification of our directors to serve on our Audit Committee based on applicable rules of NASDAQ, the SEC rules and National Instrument (“NI”) 52-110, and has determined that each of Messrs. Fitzgerald and Goldberg are an independent director as defined by such standards. Our board of directors determined that each of the committee members meets the requirements of financial literacy under SEC rules and regulations and by NI 52-110, and that Mr. Goldberg meets the requirements for designation as an “audit committee financial expert”, as defined under SEC rules.

Rule 10A-3 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) requires that the audit committees of public companies whose securities are traded on certain United States securities exchanges be composed entirely of independent directors, subject to certain transitional accommodations afforded to newly public issuers. The rules of the TSX-V require that the Company’s audit committee be composed of at least three members, at least two of whom must be independent. The composition of our audit committee complies with the requirements of the TSX-V. Although we may in the future seek to compose our audit committee entirely of independent directors, we do not believe that the inclusion of Dr. Barzilai as a member of our audit committee materially adversely affects the ability of our audit committee to act independently, nor have we determined that the composition of our audit committee presents material risks related to the reporting of our financial statements. The Company is a “venture issuer” as defined in NI 52-110 and is relying on the exemption in section 6.1 of NI 52-110 relating to Parts 3 (Composition of Audit Committee) and 5 (Reporting Obligations).

Each member of the Company’s audit committee has experience and/or an educational background that is relevant to the performance of his duties as an Audit Committee member. Mr. Goldberg holds J.D. and M.B.A. degrees, and has gained experience relevant to performance of his Audit Committee duties in high level executive roles, including service as chief financial officer of a biopesticides manufacturer, and through service as a director and member of the audit committee of a publicly traded biotechnology company. Mr. Fitzgerald has gained experience relevant to performance of his Audit Committee duties in high level executive roles, including service as director and chief executive officer of both private and publicly-traded enterprise software companies. Dr. Barzilai has gained experience relevant to performance of his Audit Committee duties through his roles as an academic and laboratory administrator and in his capacity as a private investor.

In fulfilling the duties outlined in its charter, the Audit Committee, among other things, is responsible for:

•	selecting and hiring our independent registered public accountants, and approving the audit and non-audit services to be performed by such firm;
•	evaluating the qualifications, performance and independence of our independent registered public accountants;
•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

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•	reviewing the adequacy and effectiveness of our internal control policies and procedures;
•	discussing the scope and results of the audit and interim reviews as well as operating results with management and the independent registered public accountants;
•	preparing the audit committee report that the SEC requires in our annual proxy statement; and
•	reviewing the fees paid by us to our independent registered public accountants in respect of audit and non-audit services on an annual basis.

A copy of the full text of the Audit Committee Charter can be found on our website at www.cohbar.com.

Compensation Committee

In fulfilling the duties outlined in its charter, the Compensation Committee, among other things, is responsible for:

•	reviewing and approving compensation of our executive officers, including annual base salary, annual incentive bonuses, specific goals, equity compensation, employment agreements, severance and change in control arrangements, and any other benefits, compensations or arrangements;
•	reviewing and recommending compensation goals, bonus and stock compensation criteria for our employees;
•	preparing the compensation committee report required by the SEC to be included in our annual proxy statement; and
•	administering, reviewing and making recommendations with respect to our equity compensation plans.

A copy of the full text of the Compensation Committee Charter can be found on our website at www.cohbar.com.

Governance and Nominating Committee

In fulfilling the duties outlined in its charter, the Governance and Nominating Committee, among other things, is responsible for:

•	assisting our board of directors in identifying, interviewing and recruiting prospective director nominees;
•	recommending director nominees;
•	establishing and reviewing on an annual basis a process for identifying and evaluating nominees for our board of directors;
•	annually evaluating and reporting to the our board of directors on the performance and effectiveness of the board of directors;
•	recommending members for each board committee of our board of directors; and
•	annually presenting a list of individuals recommended for nomination for election to our board of directors at the annual meeting of our stockholders.

The Governance and Nominating Committee will consider recommendations for directorships submitted by stockholders. Stockholders who wish the Governance and Nominating Committee to consider their directorship recommendations should submit their recommendations in writing to CohBar, Inc., 1455 Adams Drive, Menlo Park, CA 94025, Attn: Chairman of Governance and Nominating Committee. Recommendations by stockholders that are made in accordance with these procedures will receive the same consideration given to nominations made by the committee.

Nominees may be suggested by directors, members of management, stockholders or, in some cases, by a third-party firm. In identifying and considering candidates for nomination to the Board, the Governance and Nominating Committee considers a candidate’s quality of experience, the needs of the Company and the range of talent and experience represented on its Board. In evaluating particular candidates, the committee will review the nominee’s personal and professional integrity, judgment, experience, and ability to serve the long-term interest of the stockholders. The committee will also take into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities. The committee also considers matters of diversity, including gender, race and national origin, education, professional experience and differences in viewpoints and skills. While the Governance and Nominating Committee does not have a formal policy with respect to diversity, both the Board and the committee believe that it is essential that Board members represent a diverse range of experience, expertise and viewpoints.

As of the date of this prospectus, the Governance and Nominating Committee is comprised of two independent directors, Messrs. Fitzgerald and Goldberg.

A full copy of the Governance and Nominating Committee Charter can be found on our website at www.cohbar.com.

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Code of Ethics and Business Conduct

The board of directors encourages and promotes a culture of ethical business conduct through communication and supervision as part of their overall stewardship responsibility. Our board of directors adopted a code of ethics and business conduct applicable to all of our employees, including our executive officers and directors, and those employees responsible for financial reporting. Our code of ethics and business conduct establishes procedures that allow our directors, officers and employees to confidentially submit their concerns regarding questionable ethical, moral, accounting or auditing matters, without fear of retaliation. The code of business conduct and ethics will be available on our website upon completion of the offering. We expect that, to the extent required by law, any amendments to the code, or any waivers of its requirements, will be disclosed on our website and in mandatory filings.

Compensation of Directors

The following table sets forth information concerning the compensation for the fiscal year ended December 31, 2014 of our directors who are not also named executive officers:

DIRECTOR COMPENSATION – YEAR ENDED DECEMBER 31, 2014

Name	Fees Earned or Paid in Cash($)	Option Awards($)(3)(4)	All Other Compensation(1)	Total
Nir Barzilai	—	—	$32,333	$32,333
Pinchas Cohen	—	—	$32,333	$32,333
Albion J. Fitzgerald(2)	2,500	128,300	$—	$130,800
Marc E. Goldberg(2)	2,500	128,300	$—	$130,800

(1)	Represents fees paid to Drs. Barzilai and Cohen for consulting services.

(2)	Messrs. Fitzgerald and Goldberg were appointed to our board of directors in May, 2014 and November, 2014, respectively.
(3)	The stock options have an exercise price of $0.73 and vest in a series of forty-eight (48) equal successive monthly installments commencing on November 3, 2014, such that all shares subject to the options shall be vested and exercisable on the fourth (4th) anniversary of the that date, subject to the continuous service of that director through each such vesting date. Vesting of the options is subject to acceleration under certain circumstances, including a change of control.
(4)	Reflects the aggregate grant date fair value of the applicable stock option, calculated in accordance with Accounting Standards Codification Topic 718.

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EXECUTIVE COMPENSATION

Compensation of our executive officers is designed to provide compensation that is competitive, as well as consistent with our early stage of development. Our board recognizes the need to provide a compensation package that will attract and retain qualified and experienced executives as well as align the compensation level of each executive to that executive’s level of responsibility. Our compensation arrangements are not divided formally into long-term and short-term plans; however as a general matter our compensation programs may include shorter term incentive compensation in the form of annual cash bonuses payable on achievement of individual and company performance goals that may be established from time to time, and longer term incentives through the grant of stock options with vesting over a period of years. We do not maintain a pension plan that provides for cash or other payments upon retirement.

Our compensation committee oversees the design and administration of our executive compensation programs and provide recommendations to our board, including in relation to establishment of annual performance objectives for our executive officers.

Our board has not undertaken a formal evaluation of the implications of the risks associated with our compensation policies and practices. However, risk management is a consideration of our board when implementing our compensation program and the board does not believe that our compensation programs encourage unnecessary or inappropriate risk taking, including risks that are likely to have a material adverse effect on the company.

Summary Compensation Table

The following table provides certain summary information concerning the compensation awarded to, earned by or paid to (i) all persons serving as our Principal Executive Officer (PEO), and (ii) our two most highly compensated executive officers other than our PEO, who were serving as executive officers at the end of the last completed fiscal year (herein referred to as the “named executive officers”) for the fiscal years ended December 31, 2014 and 2013.

Name and Principal	Fiscal	Salary	Bonus		Option Awards(4)	All Other Compensation(1)	Total
Position	Year	($)	($)		($)	($)	($)
Jon L. Stern(1)	2014	195,082	65,625	(5)	86,897	62,267	409,871
Chief Executive Officer	2013	50,000	—		—	118,280	168,280

Jeffrey F. Biunno(2)	2014	200,000	50,000	(6)	67,228	—	317,228
Chief Financial Officer	2013	30,769	—		—	—	30,769

Kenneth C. Cundy(3)	2014	28,846	—		441,352	—	470,198
Chief Scientific Officer	2013	—	—		—	—	—

(1)	Mr. Stern served as our Chief Strategy Officer from May 1, 2012, until his appointment as our Chief Executive Officer effective October 13, 2013. Mr. Stern deferred compensation for his services performed through April 11, 2014. Pursuant to a letter agreement dated April 11, 2014, Mr. Stern received in consideration of his services through such date (i) a cash payment of $71,042 and (ii) a warrant to purchase 797,075 shares of our common stock at an exercise price equal to $0.26 per share. Mr. Stern’s salary for 2013 and 2014 reported above reflects the portion of such cash payment attributable to his service during 2013 and 2014. The amount reported as other compensation for 2013 and 2014 reflects that portion of the warrant’s grant date fair value that is attributable to Mr. Stern’s service during the applicable year. “Other Compensation” for 2014 also includes $10,520 attributable to cash payment made to Mr. Stern in lieu of participation in the Company’s health plan.
(2)	Mr. Biunno was appointed as our Chief Financial Officer in October 2013.
(3)	Dr. Cundy was appointed as Chief Scientific Officer in November 2014.
(4)	Reflects the aggregate grant date fair value of the applicable stock option, calculated in accordance with ASC Topic 718.
(5)	Mr. Stern’s maximum bonus eligibility for his annual performance period ending April 2015 is $87,500. The amount reported as bonus for 2014 represents a pro-rated portion of his maximum bonus eligibility for the performance period attributable to his service in 2014.
(6)	Mr. Biunno’s bonus earned in 2014 was paid in 2015.

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Executive Employment Agreements

Jon Stern. We entered into an Executive Employment Agreement with Mr. Stern, dated April 11, 2014, which sets forth conditions of Mr. Stern’s at-will employment with our company. Mr. Stern also executed the Company’s standard form of Proprietary Information and Inventions Assignment Agreement. Mr. Stern’s current base salary is $250,000 annually, and he is eligible under the agreement for an annual bonus of up to 35% of his annual salary, payable at the discretion of the board of directors upon achievement of performance targets established by the board of directors from time to time. The Executive Employment Agreement entitles Mr. Stern to certain severance payments and other benefits if his employment is terminated by us without cause, or upon his resignation for good reason as defined in the Executive Employment Agreement. Upon any such termination of Mr. Stern’s employment he would be entitled to a severance payment equal to fifty percent (50%) of his then current base salary, and reimbursement for any COBRA coverage elected by Mr. Stern for himself and the members of his immediate family for a period of six months following such termination. Additionally, any options that would have vested during the twelve (12) month period immediately following his termination date would vest and become exercisable immediately. On April 9, 2014 Mr. Stern was granted options to purchase 478,245 shares of our common stock at an exercise price of $0.26. The options vest and become exercisable over 36 equal monthly installments commencing May 1, 2013. Pursuant to the Stock Option Agreement applicable to Mr. Stern’s award and our 2011 Equity Incentive Plan, the options immediately vest and become exercisable under certain circumstances, including a change of control.

Jeffrey Biunno. We entered into an Executive Employment Agreement with Jeffrey F. Biunno, dated November 27, 2013, which sets forth certain conditions of Mr. Biunno’s at-will employment with the Company. Mr. Biunno also executed the Company’s standard form of Proprietary Information and Inventions Assignment Agreement. The Executive Employment Agreement entitles Mr. Biunno to a base salary of $200,000 annually, and eligibility for an annual bonus of up to $50,000 payable at the discretion of the board of directors upon achievement of performance targets established by the board of directors. Mr. Biunno is entitled to a severance payment in an aggregate gross amount equal to fifty percent (50%) of his then current base salary if his employment is terminated by us without cause. On April 9, 2014 Mr. Biunno was granted options to purchase 364,377 shares of our common stock at an exercise price of $0.26 per share. 236,845 shares subject to the option grant vest based solely on Mr. Biunno’s continued service. One quarter (1/4) of such shares vested and became exercisable on October 31, 2014 and the remaining shares subject to the option will vest in 36 monthly installments thereafter. 127,532 shares subject to the option grant vest based both on Mr. Biunno’s continued service through the relevant vesting date and completion of our initial public offering. As our initial public offering was completed in January 2015, one quarter (1/4) of shares subject to the option became vested on October 31, 2014, and the remaining shares subject to the option become exercisable in 36 monthly installments thereafter. Pursuant to the Stock Option Agreement applicable to Mr. Biunno’s award and our 2011 Equity Incentive Plan, the options immediately vest and become exercisable under certain circumstances, including a change of control.

Kenneth Cundy. We entered into an Executive Employment Agreement with Kenneth Cundy, dated November 17, 2014, which sets forth certain conditions of Dr. Cundy’s at-will employment with the Company as the Company’s Chief Scientific Officer. Dr. Cundy also executed the Company’s standard form of Proprietary Information and Inventions Assignment Agreement. The Executive Employment Agreement entitles Dr. Cundy to a base salary of $300,000 annually, and eligibility for an annual bonus of up to $75,000 payable at the discretion of the board of directors upon achievement of performance targets established by the board of directors. The Executive Employment Agreement entitles Dr. Cundy to certain severance payments and other benefits if his employment is terminated by us without cause, or upon his resignation for good reason as defined in the Executive Employment Agreement. Upon any such termination of Dr. Cundy’s employment he would be entitled to a severance payment equal to fifty percent (50%) of his then current base salary, and reimbursement for any COBRA coverage elected by Dr. Cundy for himself and the members of his immediate family for a period of six months following such termination. Additionally, any options that would have vested during the twelve (12) month period immediately following his termination date would vest and become exercisable immediately. Dr. Cundy was granted options to purchase 860,000 shares of our common stock at an exercise price of $0.73 per share. One quarter (1/4) of those options will vest and become exercisable on the first (1st) anniversary of Dr. Cundy’s first date of employment and the remaining shares subject to the option will vest in thirty-six (36) equal monthly installments thereafter. Pursuant to the Stock Option Agreement applicable to Dr. Cundy’s award and our 2011 Equity Incentive Plan, the options immediately vest and become exercisable under certain circumstances, including a change of control.

Amended and Restated 2011 Equity Incentive Plan

Our Amended and Restated 2011 Equity Incentive Plan, as amended from time to time, which we refer to as our “2011 Plan,” was adopted by our board of directors and was approved by our stockholders on December 15, 2014. The 2011 Plan became effective upon the completion of our initial public offering on January 6, 2015. The 2011 Plan provides for the award of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards and restricted stock unit awards.

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Shares Available for Awards. As of the date of this prospectus, we had an aggregate of 6,453,069 shares of our common stock reserved for issuance under the 2011 Plan. As of the date of this prospectus, we had not issued any shares of our common stock upon the exercise of options, restricted stock purchase rights and restricted stock granted under the 2011 Plan and there were outstanding options to purchase 2,609,811 shares of our common stock and 3,843,258 shares of our common stock remained available for issuance under the 2011 Plan.

Eligibility. Awards may be granted to our employees, directors, and consultants, except that only our employees are eligible to receive incentive stock options.

Administration. The 2011 Plan provides that it shall be administered by our board of directors or a committee appointed by our board of directors, which shall be constituted to comply with laws, regulations or the rules of any stock exchange or quotation system on which shares of our common stock are then listed or quoted related to the administration of stock option plans. The compensation committee acts as the administrator of our 2011 Plan. The compensation committee has the full and final power and authority to determine the terms of awards under the 2011 Plan, including designating the persons who will receive awards, the types of awards that will be granted, the fair market value of the shares of common stock underlying each option granted to each participant if the shares are not listed on an exchange or regularly quoted by a recognized securities dealer, and the terms, conditions and restrictions applicable to each award and the underlying shares. Awards under the 2011 Plan are evidenced by award agreements subject to approval by our board of directors.

Stock Options. Under our 2011 Plan, the administrator may grant employee participants incentive stock options, which qualify for special tax treatment under U.S. tax law, and may grant nonqualified stock options to any participants. The administrator establishes the duration of each option at the time such option is granted, with a maximum duration of 10 years from the effective date of the grant; provided, however, that an incentive stock option granted to a participant who owns, at the time the option is granted, more than 10% of the total combined voting power of all classes of our stock may not have a term in excess of 5 years. The administrator also establishes any vesting requirements, including performance criteria or passage of time, which must be satisfied prior to the exercise of the options. The administrator also establishes the exercise price of options on the date such options are granted. Incentive stock options must have an exercise price per share that is not less than the fair market value of a share of our common stock on the grant date and, pursuant to the rules of the TSX-V, not less than the Discounted Market Price, and in the case of grants of incentive stock options to an employee who owns, at the time the option is granted, more than 10% of the total combined voting power of all classes of our stock, the exercise price may not be less than 110% of the fair value. The method of payment of the exercise price for shares being purchased pursuant to a stock option is determined by the administrator, provided that the exercise price for options granted after effectiveness of the 2011 Plan may be paid only by cash or check. Unless otherwise determined by the administrator and included in the participant’s stock option agreement, after the termination of the participant’s employment or service, such participant may exercise his or her option for 90 days, except that if the termination results from the participant’s death or disability the exercise period is 12 months.

Adjustment of Shares. The number of shares issued or reserved for issuance pursuant to the 2011 Plan is subject to adjustment in order to prevent diminution or enlargement of benefits intended to be made available under the plan in the event of any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of our common stock, or our other securities, or other change of our corporate structure that affects our corporate structure.

Change in Control Provisions. Stock options and other awards under the Plan may be subject to acceleration of vesting and exercisability upon or after a change in control as may be provided in the agreement applicable to the option or award, or as may be provided in any other written agreement between us and the awardee, or as may be determined by the administrator, but in the absence of such provision, no such acceleration shall occur. The plan defines a change in control as the occurrence, in a single transaction or a series of related transactions of any of the following events: (i) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes beneficial owner (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of our securities that represent 50% or more of the total voting power represented by all of our then-outstanding voting securities (except for any such change in beneficial ownership occurring as a result of a private financing transaction that was approved by our board of directors); (ii) a merger, consolidation or similar transaction after consummation of which our stockholders immediately prior thereto do not own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such transaction; or (iii) a sale, lease, exclusive license or other disposition of all or substantially all of our assets.

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Other Terms. Unless our board of directors determines otherwise, and subject to applicable laws and exchange rules, a participant may not sell, pledge, assign, transfer or otherwise dispose of any option or restricted stock purchase right other than by will or the laws of descent and distribution, and the option or restricted stock purchase right may be exercised during the lifetime of the participant only by the participant. No shares of our common stock may be issued upon the exercise of an award unless such exercise and issuance, and the delivery to the participant of the shares of our common stock underlying such award, comply with all laws, regulations or the rules of any stock exchange or quotation system on which shares of our common stock are then listed or quoted related to the administration of stock option plans.

The 2011 Plan includes additional restrictions on the grant of awards based on requirements of the TSX Venture Exchange, or TSX-V. The restrictions include the following:

•	the aggregate number of shares reserved for issuance under the 2011 Plan is not permitted to exceed 20% of the number of our issued and outstanding shares as of the date of closing of the initial public offering, and the number of shares reserved for issuance under the 2011 Plan may not be amended without stockholder approval;

•	the aggregate number of options granted to any one person under the 2011 Plan in a 12 month period must not exceed five percent (5%) of the outstanding shares of common stock (on a non-diluted basis, calculated on the date the option is granted), unless the Company has obtained disinterested stockholder approval;

•	in the aggregate, no more than ten percent (10%) of the issued and outstanding shares of common stock (on a non-diluted basis) may be reserved at any time for insiders (as defined in the TSX-V rules) under the 2011 Plan, unless the Company has obtained disinterested stockholder approval for the 2011 Plan;

•	the number of options granted to insiders within any 12-month period, cannot exceed ten percent (10%) of the issued and outstanding shares of common stock, unless the Company has obtained disinterested stockholder approval for the 2011 Plan;

•	options shall not be granted if the exercise thereof would result in the issuance of more than two percent (2%) of the issued shares of common stock of the Company in any 12-month period to any one consultant of the Company;

•	options shall not be granted if the exercise thereof would result in the issuance of more than two percent (2%) of the issued shares of common stock of the Company in any 12-month period to persons engaged to provide investor relations activities; and

•	the number of shares of common stock subject to an option granted to any one participant shall be determined by the board of directors, but no one participant shall be granted an option to purchase a number of shares of common stock that exceeds the maximum number permitted by the rules of the TSX-V.

Amendment and Termination. Our board of directors may amend, alter, suspend or terminate the 2011 Plan, provided that any such change that would adversely affect the holder of a previously granted award requires the holder’s written consent, and provided further that stockholder approval is required for any amendment to the extent necessary or desirable to comply with laws, regulations or the rules of any stock exchange or quotation system on which shares of our common stock are then listed or quoted related to the administration of stock option plans.

Other Benefits and Perquisites

Historically, we have not provided perquisites or other personal benefits to our executive officers. We do not have a pension plan that provides for payments to any of our executives at, following, or in connection with retirement and do not plan to establish one in the near future. We may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment, motivation or retention purposes. We do not expect that these perquisites or other personal benefits will be a significant aspect of our executive compensation program. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.

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Outstanding Equity Awards at Fiscal Year-End

There were no equity awards to Named Executive Officers (“NEOs”) outstanding as of December 31, 2013. The following tables set forth certain information regarding outstanding stock options and stock awards held by our NEOs as of December 31, 2014.

			Option Awards
	Grant Date(1)		Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date
Name			Exercisable (#)	Unexercisable (#)
Jon Stern	4/11/2014	(2)	265,700	212,545	0.26	4/11/2024
Jeffrey F. Biunno	4/09/2014	(3)	106,288	258,089	0.26	4/09/2024
Kenneth Cundy	11/20/2014		—	860,000	0.73	11/20/2024

(1)	All of the options identified are subject to the provisions of the Amended and Restated 2011 Equity Incentive Plan and the applicable option award agreement, and have a maximum term of ten years.

(2)	Options vest in 36 equal monthly installments beginning May 1, 2013.

(3)	236,845 of these stock options vested based solely on continued service, with one quarter of such options vesting on October 31, 2014 and the remaining shares subject to the option vesting in thirty-six monthly installments thereafter. 127,532 of these stock options vested based upon continuous service and the completion of our initial public offering in January 2015.

The Company has outstanding stock options under the 2011 Equity Incentive Plan. Outstanding employee stock options are subject to the provisions of the 2011 Equity Incentive Plan and the applicable option award agreement. Employee stock options vest over periods ranging between two and four years, and have a maximum term of ten years.

Options to Purchase Securities

The following table sets out, as at the date of this prospectus, information regarding outstanding options to purchase shares of our common stock which have been granted to our directors, executive officers, employees, consultants and past directors, executive officers, employees and consultants.

Relationship to the Company	Number of Options(1)	Securities Under Option	Grant Date	Expiry Date(2)	Weighted Average Exercise Price(3)
All executive officers and past executive officers (3 individuals in total)	1,702,622	common stock	April 9, 2014 to Nov. 20, 2014	April 9, 2024 to Nov. 20, 2024	$0.50

All directors and past directors who are not also executive officers (2 individuals in total)	500,000	common stock	—	Nov. 20, 2024	$0.73

All other employees or past employees of CohBar, Inc. (1 individual in total)	36,438	common stock	April 9, 2014	April 9, 2024	$0.26

All consultants and past consultants of CohBar, Inc. (3 individuals in total)	370,751	common stock	April 2, 2012 to Nov. 20, 2014	April 2, 2022 to Nov. 20, 2024	$0.37

(1)	Represents the aggregate number of shares issuable upon exercise of all outstanding options held by the group. All options are granted under our 2011 Equity Incentive Plan.
(2)	All options granted under our 2011 Equity Incentive Plan expire ten years from the date of grant.
(3)	Represents the weighted average exercise price of all outstanding options held by the members of the group. Individual exercise prices per share range from $0.05 to $0.73.

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Severance and Change of Control Agreements

Other than those provisions contained in the executive employment agreements with Messrs. Stern and Biunno and Dr. Cundy, we do not have any severance or change in control agreements with any of our executive officers. The severance provisions for Messrs. Stern and Biunno and Dr. Cundy provide that each is entitled to a severance payment equal to fifty percent (50%) of his then current annual base salary in certain events of termination. Additionally, Mr. Stern and Dr. Cundy are each entitled to vesting acceleration of any options that would have become exercisable during the 12 months following such termination and reimbursement for any COBRA coverage elected for themselves and the members of their immediate families for a period of six months following termination. For a description of certain events that trigger immediate vesting of outstanding option awards see the sections captioned “Change in Control Provisions” in the summary of our Amended and Restated 2011 Equity Incentive Plan above.

Compensation Committee Interlocks and Insider Participation

As of the date of this prospectus, the Compensation Committee is comprised of two independent directors, Messrs. Fitzgerald and Goldberg, each of whom were appointed to the committee upon the effective date of our initial public offering in January 2015. None of the members of the committee have a relationship with CohBar, other than as directors and stockholders. No member of the Compensation Committee is or was formerly an officer or an employee of CohBar. None of our executive officers served, during the year ended December 31, 2014, as a member of the compensation committee or on the board of directors of any entity that has an executive officer serving as a member of the Compensation Committee or the Board.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In addition to the compensation arrangements discussed below in the sections entitled “Employment Agreements”, the following is a description of each transaction since January 1, 2013 and each currently proposed transaction in which:

•	we have been or are to be a participant;
•	the amount involved exceeded or exceeds the lesser of (i) $120,000 or (ii) one percent of the average of our total assets as of the fiscal years ended December 31, 2014 and 2013; and
•	any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals had or will have a direct or indirect material interest.

Consulting Agreements

Drs. Cohen and Barzilai each provide consulting services to our company pursuant to agreements that provide for annual compensation of $42,000. Each agreement provides for an annual service term. The service term under the agreement with Dr. Cohen expires in September 2015, and the service term under the agreement with Dr. Barzilai expires in November 2015.

Convertible Bridge Note Financing

In January 2014 we issued convertible notes, each in the original principal amount of $70,000 to three investors, including Messrs. Stern and Fitzgerald. The convertible notes did not bear interest and had a maturity date of one year. Together with the convertible note, each investor received a warrant to purchase 6,982 shares of our common stock at an exercise price of $0.50 per share. Each note was automatically converted to shares of our Series B preferred stock upon the closing of our Series B preferred stock financing in April 2014 at a conversion rate of $0.50 per share. The warrants expire on the earlier to occur of (i) January 9, 2019 and (ii) a liquidation event as such term is defined in our Amended and Restated Certificate of Incorporation.

Series B Preferred Stock Financing

We issued to investors, including certain related parties, an aggregate of 5,400,000 shares of our Series B preferred stock pursuant to the terms of a Series B Preferred Stock Purchase Agreement, dated April 11, 2014, for an aggregate purchase price (including conversion of the convertible promissory notes described above) of $2,700,000, or $0.50 per share of Series B Preferred Stock. Each share of our Series B preferred stock was automatically converted into one share of our common stock upon the completion of our initial public offering.

Put Agreements

In connection with our Series B preferred stock financing, each purchaser of our Series B preferred stock entered into a Put Agreement (each a “Put Agreement” and collectively the “Put Agreements”) pursuant to which such investor was required, at our election, to purchase from the Company securities of the same type as those sold to investors under our initial public offering, at the same price as the securities sold under our initial public offering, up to a total purchase amount per investor equal to the total purchase price paid by such investor for the Series B preferred stock purchased in our Series B preferred stock financing.

The issuance and sale of the units pursuant to the Put Agreements (the “Put Units”) was completed pursuant to an exemption from registration under the Securities Act, including the exemption provided under Section 4(a)(2) thereof, and Regulation D promulgated thereunder. The issuance and sale of the Put Units, consisting of 2,700,000 shares of common stock, together with warrants to purchase 1,350,000 shares at a price of $1.00 per Put Unit, was effective concurrently with the closing of our initial public offering at the same price as the units sold in our initial public offering. The common stock and the warrants included in the Put Units have the same terms as the common stock and the warrants included in the units issued in our initial public offering, except that the Put Units, the common stock and warrants included in the Put Units, and the shares of common stock issuable upon exercise of such warrants were not registered under our Registration Statement (No. 333-200033).

The following table summarizes the Series B preferred stock purchased by related parties pursuant to the Series B preferred stock purchase agreement described in this section and the purchase amount to which such investors committed pursuant to the Put Agreements. The terms of these purchases were the same as those made available to unaffiliated purchasers.

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Related Person	Shares of Series B Preferred Stock		Put Commitment Amount
Albion J. Fitzgerald	1,000,000	(1)	$500,000
Jon Stern	300,000	(1)	$150,000
Hastings Private Investments Ltd.	1,000,000		$500,000

(1)	Includes shares received upon conversion of convertible promissory note.

Board Role in Risk Oversight

While risk management is primarily the responsibility of our management team, our Board is responsible for overall supervision of risk management efforts as they relate to the key business risks we face. Management identifies, assesses, and manages the risks most critical to our operations and routinely advises our Board regarding those matters. Areas of material risk may include operational, financial, legal and regulatory, human capital, information technology and security, and strategic and reputational risks. Our Board’s role in risk oversight is consistent with our leadership structure, with senior management having responsibility for assessing and managing risk exposure, and our Board and its committees providing oversight as necessary in connection with those efforts.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of July 6, 2015, the most recent practicable date for computing beneficial ownership, by:

•	each of our named executive officers;
•	each of our directors;
•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock; and
•	all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Applicable percentage ownership is based on 32,320,891 shares of our common stock issued and outstanding as of July 6, 2015. The number of shares of common stock used to calculate the percentage ownership of each listed person includes the shares of common stock underlying options, warrants or other convertible securities rights held by such persons that are currently exercisable or convertible, or will be exercisable or convertible within 60 days of July 6, 2015. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Pinchas Cohen(1)	5,449,703	16.86%
Nir Barzilai(1)	5,044,516	15.61%
Jon Stern(1)(2)	1,706,009	5.08%
Jeffrey Biunno(1)(3)	169,755	*
Albion Fitzgerald(1)(4)	1,827,065	5.60%
Marc Goldberg(1)(5)	52,083	*
Kenneth Cundy	10,000	*
Directors and executive officers as a group (7 people)	14,259,132	43.26%

(1)	The address for each director and executive officer is c/o CohBar, Inc., 1455 Adams Drive, Menlo Park, CA 94025.

(2)	Shares beneficially owned includes: (i) 371,952 shares of common stock subject to stock options exercisable within 60 days of July 6, 2015; and (ii) 879,057 shares of common stock subject to currently exercisable warrants.
(3)	Shares beneficially owned includes 167,005 shares of common stock subject to stock options exercisable within 60 days of July 6, 2015.

(4)	Shares beneficially owned includes: (i) 256,982 shares of common stock subject to currently exercisable warrants; and (ii) 52,083 shares of common stock subject to stock options exercisable within 60 days of July 6, 2015.
(5)	Shares beneficially owned consists of 52,083 shares of common stock subject to stock options exercisable within 60 days of July 6, 2015.

*	less than 1.0%

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DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of the date of this prospectus, we had an aggregate of 32,320,891 shares of our common stock outstanding. Our outstanding capital stock was held by 35 stockholders of record as of the date of this prospectus.

Additionally, as of such date, there were:

•	2,609,811 shares of common stock issuable upon exercise of options granted under our 2011 Equity Incentive Plan, with a weighted average exercise price of $0.52 per share;
•	20,946 shares issuable upon exercise of outstanding common stock purchase warrants at an exercise price of $0.50 per share;
•	897,075 shares issuable upon exercise of the common stock purchase warrants issued at an exercise price of $0.26 per share;
•	15,596 shares issuable upon exercise of a common stock purchase warrant at an exercise price of $0.99 per share;
•	6,975,000 shares issuable upon exercise of outstanding common stock purchase warrants at an exercise price of $2.00 per share;
•	731,148 shares issuable upon exercise of outstanding UPOs at an exercise price of $1.00 per UPO; and
•	393,348 shares underlying the warrants issued or issuable upon the exercise of UPOs, with each such warrant having an exercise price of $2.00 per share.

  Common Stock

Dividend Rights

Subject to any preferences that may be applicable to any then outstanding shares of preferred stock, holders of our common stock are entitled to receive dividends of cash, property or shares of our capital stock that we pay or distribute out of funds legally available if our board of directors, in its discretion, determines to issue dividends and only then at the times and in the amounts that our board of directors may determine. For further information on our dividend policy, see “Dividend Policy” above.

Voting Rights

Each holder of our common stock is entitled to one vote for each share of common stock held by such holder on all matters on which stockholders generally are entitled to vote, provided that holders of common stock are not entitled to vote on amendments to our second amended and restated certificate of incorporation related solely to the terms of one or more outstanding series of preferred stock if the holders of such series are entitled to vote thereon, unless required by law. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, subject to the preferences that may be applicable to any then outstanding shares of preferred stock, holders of a majority of the voting shares are able to elect all of the directors.

Liquidation

In the event of our dissolution or liquidation, whether voluntary or involuntary, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and subject to any preferential or other rights of any then outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The issuance of preferred stock by us could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control of our company or other corporate action. Upon the closing of this offering, no shares of preferred stock will be outstanding, and we have no present plan to issue any shares of preferred stock.

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Stock Options

As of the date of this prospectus, we had options outstanding under our 2011 Stock Plan to purchase an aggregate of 2,609,811 shares of our common stock, with a weighted-exercise price of $0.52 per share.

Transfer Agent and Registrar

The main transfer agent and registrar for our common stock is CST Trust Company in Vancouver, British Columbia, and the co-transfer agent and co-registrar for our common stock is American Stock Transfer & Trust Company, LLC in New York, New York. The agent and registrar for our warrants is CST Trust Company in Vancouver, British Columbia.

Stock Exchange Listing

Our common stock is traded on the TSX-V under the symbol “COB” and on the OCTQX under the symbol “CWBR.” The warrants will not be listed on any exchange or quotation system.

DESCRIPTION OF WARRANTS

Each UPO is exercisable for a unit comprised of one share of common stock and one half of one common stock purchase warrant. The warrants offered hereby are offered solely to the holders of UPOs pursuant to the exercise thereof.

The warrants underlying the UPOs, the IPO Warrants and the Private Placement Warrants are governed by the terms of a warrant indenture that we entered into with CST Trust Company, as the warrant agent. Each whole warrant entitles its purchaser to purchase one share of our common stock at a price equal to $2.00 per share at any time for up to 24 months after the closing of our initial public offering. The exercise price of the warrants was determined by negotiation between us and the agent. If the volume weighted average trading price of our common stock on the TSX-V is equal to or exceeds $3.00 per share for 20 consecutive trading days after the date on which our common stock is first traded on the TSX-V, we have the right and option, exercisable at our sole discretion, to accelerate the expiration time of the warrants by providing written notice to each registered holder of warrants within five (5) business days and issuing a press release to the effect that the warrants will expire at 5:00 p.m. (Toronto time) on the date specified in such notice and press release, provided that such date shall not be less than 30 days following the date of such notice and press release. The holder of a warrant will not be deemed a holder of our underlying common stock until the warrant is exercised.

No market exists for the warrants.

Warrant holders resident in the United States may exercise warrants only if the issuance of the common shares upon exercise of the warrants is covered by an effective registration statement, or an exemption from registration is available under the Securities Act and the securities laws of the state in which the holder resides. We intend to use commercially reasonable efforts to maintain the effectiveness of our Registration Statement (No. 333-200033), of which this prospectus forms a part, to cover the exercise of the IPO Warrants and the UPO Warrants.

However, we cannot provide any assurance that state exemptions will be available to us or that we will have an effective registration statement in place. Under no circumstances will we be required to pay any holder the net cash exercise value of any warrant regardless of whether an effective registration statement or an exemption from registration is available or not.

To exercise a warrant, a warrant holder must deliver the warrant certificate to the warrant agent on or before the warrant expiration date with the form on the reverse side of the warrant certificate fully executed and completed as instructed on the certificate, accompanied by payment of the full exercise price for the number of warrants being exercised. We will not issue any fractional shares of common stock upon exercise of the warrants. If we are not able to maintain the effectiveness of the registration statement covering the exercise and/or resale of the shares underlying the warrants and no exemption from registration is available, the holders of the warrants will not be able to exercise and/or resell their warrants or the underlying shares in the United States.

All of the warrants described above contain provisions for the adjustment of their exercise price and the number of shares issuable upon exercise in the event of a stock dividend, reclassification, stock split, consolidation or similar event.

61

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

FOR NON-U.S. HOLDERS OF COMMON STOCK

This section is a summary of the material United States federal income tax consequences relating to the ownership and disposition of the warrants by a non-U.S. holder (as defined below). This discussion only addresses warrants held as capital assets (generally, property held for investment) by non-U.S. holders. This summary does not purport to be a complete analysis of all potential tax consequences. The information provided below is based on provisions of the Internal Revenue Code, as amended (Code), and Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may change, possibly on a retroactive basis, or the Internal Revenue Service (IRS), might interpret the existing authorities differently. Consequently, the U.S. tax consequences of owning or disposing of the warrants could differ from those described below. For purposes of this summary, a “non-U.S. holder” is any beneficial holder of our common stock and warrants (other than an entity treated as a partnership for United States federal income tax purposes) that is not:

•	an individual citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation for United States federal income tax purposes, created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	a trust that (1) is subject to the primary supervision of a United States court and one or more United States persons have authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury regulations to be treated at a United States person; or

•	an estate whose income is subject to United States income tax regardless of source.

If you are a non-U.S. citizen that is an individual, you may be a resident alien, as opposed to a nonresident alien, by virtue of being present in the United State for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. For these purposes, all the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year are counted. Resident aliens are subject to United States federal income tax consequences of the sale, exchange or other disposition of the warrants. If a partnership or other pass-through entity is a beneficial owner of the warrants, the tax treatment of a partner in the partnership or an owner of the entity will depend upon the status of the partner or other owner and the activities of the partnership or other entity. Any partner in a partnership or member in a pass-through entity holding our warrants should consult its own tax advisor.

This summary generally does not address tax consequences that may be relevant to particular investors because of their specific circumstances, or because they are subject to special rules, including, without limitation, if the investor is a United States expatriate, a “controlled foreign corporation,” a “passive foreign investment company,” a corporation that accumulates earnings to avoid United States federal income tax, a dealer in securities or currencies, a financial institution, a regulated investment company, a real estate investment trust, a tax-exempt entity, an insurance company, a cooperative, a holder that owns or acquires 5% or more of our common stock, a person holding our common stock as part of a hedging, integrated, conversion or constructive sale transaction or straddle, a trader in securities that elects to use a mark-to-market method of accounting, a person liable for the alternative minimum tax, a person whose functional currency is other than the U.S. dollar, a person who acquired our common stock as compensation for services, and a partner or beneficial owner in a pass-through entity. Finally, this summary does not describe the effects of any applicable non-U.S., state or local laws, or except to the extent discussed below, the effects of any applicable gift or estate tax laws.

INVESTORS CONSIDERING THE PURCHASE OF the shares of common stock and warrants SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE UNITED STATES FEDERAL INCOME AND ESTATE TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF NON-U.S., STATE OR LOCAL LAWS, AND TAX TREATIES.

Tax Consequences to Non-U.S. Holders of the Exercise and Disposition of Warrants

Exercise of Warrants

A non-U.S. holder should not recognize gain or loss on exercise of a warrant. For U.S. federal income tax purposes, a non-U.S. holder’s initial tax basis in the share of common stock received on the exercise of a warrant should be equal to the sum of (a) such non-U.S. holder’s tax basis in such warrant plus (b) the exercise price paid by such U.S. holder on the exercise of such warrant. A non-U.S. holder’s holding period for the share of common stock received on the exercise of a warrant should begin on the date that such warrant is exercised by such non-U.S. holder.

In certain limited circumstances, a non-U.S. holder may be permitted to undertake a cashless exercise of warrants into common stock. The U.S. federal income tax treatment of a cashless exercise of warrants into common stock is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a warrant described in the preceding paragraph. Non-U.S. holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of warrants.

62

Disposition of Warrants and Expiration of Warrants Without Exercise

Gain or loss realized by a non-U.S. holder as a result of a disposition of warrants, or loss realized as a result of a lapse or expiration of a warrant (which generally would be in an amount equal to such non-U.S. holder’s tax basis in the warrant) will be the same as the tax consequences relating to a disposition of shares of common stock.

Certain Adjustments to the Warrants

Under Section 305 of the Code, an adjustment to the number of shares of common stock that will be issued on the exercise of the warrants, or an adjustment to the exercise price of the warrants, may be treated as a constructive distribution to a non-U.S. holder of the warrants if, and to the extent that, such adjustment has the effect of increasing such non-U.S. holder’s proportionate interest in the “earnings and profits” or assets of our Company, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to stockholders of our Company). Adjustments to the exercise price of warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the warrants should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property. See “Dividends”.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends or of proceeds on the disposition of stock made to you may be subject to information reporting and backup withholding at a current rate of 28% unless you establish an exemption, for example, by properly certifying your non U.S. status on a Form W-8BEN, W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Net Operating Losses

U.S. Income Tax laws impose special rules regarding the utilization of net operating losses in cases of some reorganizations and ownership changes. These rules can limit the amount of net operating losses that may be used to offset income after a corporation has undergone an ownership change. Investors should be aware that net operating losses that are, or may be, accumulated in the Company are subject to these rules. Limitations of net operating losses can lessen the value of the Company upon sale or other ownership changes.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR UNITED STATES FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF the shares of common stock and warrants, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

63

PLAN OF DISTRIBUTION

Securities Offered by Us

We are offering the following securities pursuant to outstanding exercisable securities issued in our IPO:

•	5,625,000 shares of common stock issuable upon exercise of warrants issued to purchasers in our initial public offering completed in January 2015 (“IPO Warrants”)

•	731,148 units issuable upon exercise of outstanding Unit Purchase Options (“UPOs”) issued to the Agents in our initial public offering. Each unit underlying the UPOs consists of one share of common stock, $0.001 par value per share, and one-half of one common stock purchase warrant. The UPOs are exercisable by the holder thereof at $1.00 per unit.

•	731,148 shares common stock issuable as part of the Units underlying the outstanding UPOs.

•	365,574 common stock purchase warrants issuable as part of the Units underlying the UPOs (“UPO Warrants”).

•	393,348 shares of common stock issuable upon exercise of the common stock purchase warrants issued or issuable as part of the Units underlying the UPOs.

We are offering the units underlying the UPOs, the UPO Warrants, and the common stock issuable upon exercise of the UPOs only to holders of the outstanding UPOs pursuant to the terms thereof. We are offering the common stock underlying IPO Warrants and UPO Warrants only to the respective holders of these warrants pursuant to the terms thereof. Pursuant to the terms of the UPOs and the warrants, the underlying securities will be distributed to holders who properly exercise such securities and deliver payment of the applicable exercise price. We will bear all costs, expenses and fees in connection with the registration of the shares of common stock issued upon exercise of these securities. The holders will bear any brokerage commission and similar selling expenses that may result from their resale of the shares of common stock issued upon such exercise.

Shares Offered by the Selling Stockholders

The selling stockholders are offering from time to time 22,365,343 shares of our common stock, of which shares 21,015,343 shares are currently outstanding and 1,350,000 are issuable upon the exercise of the Private Placement Warrants. Subject to contractual restrictions imposed on certain affiliated selling stockholders described below, the selling stockholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of our common stock being offered under this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  The selling stockholders may use any one or more of the following methods when disposing of shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that the registration statement, of which this prospectus is a part, is declared effective by the Commission;

•	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any of these methods of sale; and

•	any other method permitted pursuant to applicable law.

The shares may also be sold under Rule 144 or Regulation S under the Securities Act of 1933, as amended (“Securities Act”), if available, rather than under this prospectus.  The selling stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

64

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The selling stockholders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the rules and regulations under that act, including Regulation M.  These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holders or any other person.  Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions.  All of these limitations may affect the marketability of the shares.

If any of the shares of common stock offered for resale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders.  We offer no assurance as to whether any of the selling security holders will sell all or any portion of the shares offered under this prospectus.

Contractual Restriction on Sales by Certain Affiliates

12,915,343 shares of common stock being registered for resale by our affiliates pursuant to the registration statement of which this prospectus forms a part are subject to lock-up agreements that will expire on January 6, 2017, the date that is 24 months following completion of our initial public offering. As of the date of this prospectus, an additional 1,462,500 shares being registered for resale by our affiliates remain subject to Seed Share Resale Restrictions imposed by the TSX-V in connection with our IPO and initial listing on the TSX-V. Shares subject to the Seed Share Resale Restrictions are held in escrow and may be resold upon release to their respective stockholders. The shares are scheduled for release from escrow in five equal installments occurring every six months through January 6, 2018.

LEGAL MATTERS

The legality of the securities being offered by this prospectus will be passed upon for us by Garvey Schubert Barer, Seattle, Washington.

EXPERTS

Our financial statements as of December 31, 2014 and 2013, and for the years then ended, appearing in this prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report, appearing elsewhere herein and are included in reliance on such report given on the authority of said firm as experts in auditing and accounting.

65

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 (including exhibits and schedules thereto) under the Securities Act with respect to the shares of common stock being offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and the securities described in this prospectus, we refer you to the registration statement. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We file annual reports, quarterly reports, current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended. You can inspect and obtain a copy of our reports, proxy statements and other information filed with the SEC at the offices of the SEC's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549, on official business days during the hours of 10 a.m. to 3 p.m. EST. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an Internet website at http://www.sec.gov where you can access copies of most of our SEC filings.

We make our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports, available free of charge on our corporate website. In addition, our Code of Ethics and Business Conduct and the charters of our Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are available on our corporate website. The contents of our corporate website are not incorporated into, or otherwise to be regarded as part of, this Registration Statement on Form S-1.

66

COHBAR, INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

CohBar, Inc.

We have audited the accompanying balance sheets of CohBar, Inc. (the “Company”) as of December 31, 2014 and 2013, and the related statements of operations, changes in stockholders’ equity (deficiency), and cash flows for the years then ended, and the related notes to the financial statements. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CohBar, Inc. as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Marcum LLP

Marcum LLP

New York, NY

March 31, 2015

F-2

CohBar, Inc.

Balance Sheets

	December 31,	December 31,
	2014	2013

ASSETS
Current assets:
Cash	$1,194,492	$145,170
Restricted cash	4,055	126,195
Prepaid expenses and other current assets	19,517	15,124
Total current assets	1,218,064	286,489
Property and equipment, net	4,631	4,609
Deferred offering costs	749,386	26,209
Other assets	1,100	1,100
Total assets	$1,973,181	$318,407

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Current liabilities:
Accounts payable	$290,073	$54,645
Accrued liabilities	305,401	69,635
Accrued payroll and other compensation	103,294	19,114
Total current liabilities	698,768	143,394
Note payable, net of debt discount of $451 and $647 as of December 31, 2014 and 2013, respectively	204,809	204,613
Total liabilities	903,577	348,007

Commitments and contingencies

Stockholders’equity (deficiency)
Preferred stock, $0.001 par value, Authorized- 8,000,000 shares;
Issued and outstanding as of December 31, 2014 and December 31, 2013 as follows:
Preferred stock - Series A - issued and outstanding 0 shares as of December 31, 2014 and December 31, 2013, respectively	-	-
Convertible preferred stock - Series B - issued and outstanding 5,400,000 shares as of December 31, 2014 and 0 as of December 31, 2013	5,400	-
Common stock, $0.001 par value, Authorized—37,000,000 shares;
Issued and outstanding 12,915,343 shares as of December 31, 2014 and 2013	12,915	12,915
Additional paid-in capital	5,507,616	2,594,128
Accumulated deficit	(4,456,327)	(2,636,643)
Total stockholders’ equity (deficiency)	1,069,604	(29,600)
Total liabilities and stockholders’ equity	$1,973,181	$318,407

The accompanying notes are an integral part of these financial statements.

F-3

CohBar, Inc.

Statements of Operations

	For The Years Ended December 31,
	2014	2013

Revenues	$-	$-

Operating expenses:
Research and development	579,474	478,256
General and administrative	1,233,141	390,749
Total operating expenses	1,812,615	869,005
Operating loss	(1,812,615)	(869,005)

Other income (expense):
Interest income	593	505
Interest expense	(6,841)	(4,003)
Other expense	(488)	-
Amortization of debt discount	(333)	(138)
Total other income (expense)	(7,069)	(3,636)
Net loss	$(1,819,684)	$(872,641)
Basic and diluted net loss per share	$(0.14)	$(0.07)
Weighted average common shares outstanding - basic and diluted	12,915,343	12,915,343

The accompanying notes are an integral part of these financial statements.

F-4

CohBar, Inc.

Changes in Statements of Stockholders' Equity (Deficiency)

	Preferred Stock				Stockholders’ Equity (Deficiency)
									Total
	Preferred A		Preferred B		Common Stock				Stockholders'
								Accumulated	Equity
	Number	Amount	Number	Amount	Number	Amount	APIC	Deficit	(Deficiency)
Balance, December 31, 2012	-	$-	-	$-	12,915,343	$12,915	$2,577,136	$(1,764,002)	$826,049
Stock-based compensation	-	-	-	-	-	-	16,207	-	16,207
Debt discounts - notes	-	-	-	-	-	-	785	-	785
Net Loss	-	-	-	-	-	-	-	(872,641)	(872,641)
Balance, December 31, 2013	-	$-	-	$-	12,915,343	$12,915	$2,594,128	$(2,636,643)	$(29,600)
Stock-based compensation	-	-	-	-	-	-	305,018	-	305,018
Deferred offering costs	-	-	-	-	-	-	(86,129)	-	(86,129)
Conversion of convertible notes into Series B Preferred Stock	-	-	210,000	210	-	-	209,790	-	210,000
Issuance of Series B Preferred Stock	-	-	5,190,000	5,190	-	-	2,484,809	-	2,489,999
Net Loss	-	-	-	-	-	-	-	(1,819,684)	(1,819,684)
Balance, December 31, 2014	-	$-	5,400,000	$5,400	12,915,343	$12,915	$5,507,616	$(4,456,327)	$1,069,604

The accompanying notes are an integral part of these financial statements.

F-5

CohBar, Inc.

Statements of Cash Flows

	For The Years Ended December 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(1,819,684)	$(872,641)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,377	2,266
Loss on disposal of property and equipment	-	334
Stock-based compensation	305,018	16,207
Amortization of debt discount	333	138
Changes in operating assets and liabilities:
Restricted cash	122,140	79,065
Prepaid expenses and other current assets	(4,393)	(154)
Accounts payable	235,290	22,269
Accrued liabilities	235,766	52,732
Accrued payroll and other compensation	84,180	(5,743)
Net cash used in operating activities	(838,973)	(705,527)

Cash flows from investing activities:
Restricted cash	-	(205,260)
Purchases of property and equipment	(2,399)	(1,188)
Net cash used in investing activities	(2,399)	(206,448)

Cash flows from financing activities:
Deferred offering costs	(749,386)	(26,209)
Proceeds from the issuance of converible preferred stock, net	2,430,080	-
Proceeds from convertible notes	210,000	-
Proceeds from note payable	-	205,260
Net cash provided by financing activities	1,890,694	179,051

Net increase (decrease) in cash	1,049,322	(732,924)
Cash at beginning of year	145,170	878,094
Cash at end of year	$1,194,492	$145,170

Non-cash investing and financing activities:
Warrants issued in connection with note payable	$-	$785
Warrants issued in connection with bridge loans	$137	$-
Conversion of convertible notes to Series B Preferred Stock	$210,000	$-

The accompanying notes are an integral part of these financial statements.

F-6

COHBAR, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 1 - Business Organization and Nature of Operations

CohBar, Inc. (“CohBar” or the “Company”) is a leader in the research and development of mitochondria-based therapeutics (MBTs), an emerging class of drugs for the treatment of diseases associated with aging. MBTs originate from the discovery by the Company’s founders of a novel group of peptides within the genome of mitochondria, the powerhouses of the cell. The Company’s ongoing development of these mitochondrial-derived peptides (MDPs) into MBTs offers the potential to address a broad range of diseases such as type 2 diabetes, cancer, atherosclerosis and neurodegenerative disorders.

The Company’s primary activities since inception have been the development and implementation of its business plans, negotiating inbound intellectual property licenses and other agreements, raising capital and conducting research on its MDPs. To date, the Company has not generated any revenues from operations and does not expect to generate any revenues in the near future.

CohBar was founded in October 2007 as a limited liability company. In September 2009, the Company converted from a limited liability company into CohBar, Inc., a Delaware corporation. To date, the Company has funded its business with the proceeds of private placements of equity and debt securities.

In April 2014, the Company effected a 3.6437695-for-1 stock split of its issued and outstanding shares of common stock. All references in these financial statements to the number of shares, options and other common stock equivalents, price per share and weighted-average number of shares outstanding of common stock have been adjusted to retroactively reflect the effect of the stock split.

Note 2 - Management’s Liquidity Plans

As of December 31, 2014, the Company had working capital and stockholders’ equity of $519,296 and $1,069,604, respectively. During the year ended December 31, 2014, the Company incurred a net loss of $1,819,684. The Company has not generated any revenues, has incurred net losses since inception and does not expect to generate revenues in the near term.

In January 2015, the Company completed its Initial Public Offering (IPO) on the TSX Venture Exchange. The Company sold 11,250,000 units at a price of $1.00 per unit, providing gross proceeds of $11,250,000. Concurrently with the IPO, the Company completed a previously-subscribed private placement of an additional 2,700,000 units for gross proceeds of $2,700,000 million, resulting in a total raise of $13,950,000.

The Company recognizes it will need to raise additional capital in order to execute its business plan. There is no assurance that additional financing will be available when needed or that management will be able to obtain such financing on terms acceptable to the Company and that the Company will become profitable and generate positive operating cash flow in the future. If the Company is unable to raise sufficient additional funds, it will have to develop and implement a plan to reduce overhead or scale back its business plan until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful.

Note 3 - Summary of Significant Accounting Policies

Basis of Presentation

All amounts are presented in U.S. Dollars.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at dates of the financial statements and the reported amounts of revenue and expenses during the periods. Actual results could differ from these estimates. The Company’s significant estimates and assumptions include the fair value of the Company’s stock, stock-based compensation, debt discount and the valuation allowance relating to the Company’s deferred tax assets.

F-7

COHBAR, INC.

NOTES TO FINANCIAL STATEMENTS

Concentrations of Credit Risk

The Company maintains deposits in a financial institution which is insured by the Federal Deposit Insurance Corporation (“FDIC”). At various times, the Company has deposits in this financial institution in excess of the amount insured by the FDIC.

Deferred Offering Costs

The Company classifies amounts related to a potential future offering not closed as of the balance sheet date as Deferred Offering Costs. For the year ended December 31, 2014, the Company capitalized costs in the amount of $749,386 as Deferred Offering Costs in the accompanying balance sheet. The related financing closed in January 2015 and such costs were charged to equity accordingly.

Cash

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. As of December 31, 2014 and 2013, the Company did not have any cash equivalents. The Company includes as part of Restricted Cash any assets which are contractually restricted. Restricted Cash as of December 31, 2014 and 2013, relates to proceeds received from a grant which is restricted to only certain activities of the Company (see Note 6).

Property and Equipment

Property and equipment are stated at cost. Depreciation of computer and lab equipment is computed by use of the straight-line method based on the estimated useful lives of the assets, which range from one to five years. Expenditures for maintenance and repairs that do not improve or extend the expected lives of the assets are expensed to operations, while expenditures for major upgrades to existing items are capitalized. Upon retirement or other disposition of these assets, the costs and accumulated depreciation and amortization are removed from the accounts and resulting gains or losses are reflected in the results of operations.

Impairment of Long-Lived Assets

The Company reviews for the impairment of long-lived assets on an annual basis or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. The Company has not identified any such impairment losses.

Fair Value of Financial Instruments

The Company measures the fair value of financial assets and liabilities based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company utilizes three levels of inputs that may be used to measure fair value:

Level 1 - quoted prices in active markets for identical assets or liabilities

Level 2 - quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 - inputs that are unobservable (for example, cash flow modeling inputs based on assumptions)

The carrying amounts of cash, accounts payable, accrued liabilities and debt approximate fair value due to the short-term nature of these instruments.

Common Stock Purchase Warrants

The Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) provides the Company with a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement) providing that such contracts are indexed to the Company's own stock. The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the Company’s control), or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement). The Company assesses classification of its common stock purchase warrants and other free standing derivatives at each reporting date to determine whether a change in classification between assets and liabilities is required.  The Company’s free standing derivatives consist of warrants to purchase common stock that were issued in connection with its notes payable. The Company evaluated these warrants to assess their proper classification using the applicable criteria enumerated under U.S. GAAP and determined that the common stock purchase warrants meet the criteria for equity classification in the balance sheet as of December 31, 2014 and 2013.

F-8

COHBAR, INC.

NOTES TO FINANCIAL STATEMENTS

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of items that have been included or excluded in the financial statements or tax returns. Deferred tax assets and liabilities are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse.

Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s financial statements as of December 31, 2014 and 2013. The Company does not expect any significant changes in the unrecognized tax benefits within twelve months of the reporting date.

The Company classifies interest expense and any related penalties related to income tax uncertainties as a component of income tax expense. No interest or penalties have been recognized during the years ended December 31, 2014 and 2013.

Research and Development Expenses

The Company expenses all research and development expenses as incurred. These costs include payroll, employee benefits, supplies, contracted for lab services, depreciation and other personnel-related costs associated with product development.

Share-Based Payment

The Company accounts for share-based payments using the fair value method. For employees and directors, the fair value of the award is measured, as discussed below, on the grant date. For non-employees, fair value is generally valued based on the fair value of the services provided or the fair value of the equity instruments on the measurement date, whichever is more readily determinable and re-measured on interim financial reporting dates until the service is complete. The Company has granted stock options at exercise prices no less than the fair market value as determined by the board of directors, with input from management.

The weighted-average fair value of options and warrants has been estimated on the date of grant using the Black-Scholes pricing model. The fair value of each instrument is estimated on the date of grant utilizing certain assumptions for a risk free interest rate, volatility and expected remaining lives of the awards. Since shares of the Company have not been publicly traded through December 31, 2014, the fair value of stock-based payment awards was estimated using a volatility derived from an index of comparable entities.  The assumptions used in calculating the fair value of share-based payment awards represent management’s best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and the Company uses different assumptions, the Company’s stock-based compensation expense could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. In estimating the Company’s forfeiture rate, the Company analyzed its historical forfeiture rate, the remaining lives of unvested options, and the number of vested options as a percentage of total options outstanding.

If the Company’s actual forfeiture rate is materially different from its estimate, or if the Company reevaluates the forfeiture rate in the future, the stock-based compensation expense could be significantly different from what the Company has recorded in the current period.

The weighted-average Black-Scholes assumptions are as follows:

	For The Years Ended December 31,
	2014	2013
Expected life	6 years	N/A
Risk free interest rate	2.37%	N/A
Expected volatility	80%	N/A
Expected dividend yield	0%	N/A

As of December 31, 2014, total unrecognized stock option compensation expense is $826,688, which will be recognized as those options vest over a period of approximately four years. The amount of future stock option compensation expense could be affected by any future option grants or by any option holders leaving the Company before their grants are fully vested.

F-9

COHBAR, INC.

NOTES TO FINANCIAL STATEMENTS

Net Loss Per Share of Common Stock

Basic net loss per share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding during the period.  Diluted net earnings per share reflects the potential dilution that could occur if securities or other instruments to issue common stock were exercised or converted into common stock.  Potentially dilutive securities are excluded from the computation of diluted net loss per share as their inclusion would be anti-dilutive and consist of the following:

	December 31,	December 31,
	2014*	2013
Preferred Stock Series B	5,400,000	-
Warrants	933,617	15,596
Options	2,609,811	163,971
Totals	8,943,428	179,567

*  December 31, 2014, excludes the impact of the 2,700,000 shares underlying the put agreements discussed in Note 10 in which the Company exercised its rights under such agreements on October 17, 2014. The 2,700,000 shares were held in escrow as of December 31, 2014 (see Note 12).

Recent Accounting Pronouncements

In June 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-10, “Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation.” This ASU removes the definition of a development stage entity from the ASC, thereby removing the financial reporting distinction between development stage entities and other reporting entities from GAAP. In addition, the ASU eliminates the requirements for development stage entities to (1) present inception-to-date information in the statements of operations, cash flows, and shareholders’ deficit, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. ASU 2014-10 is effective for annual periods beginning after December 15, 2014. ASU 2014-10 does allow early adoption for entity’s that have not yet issued financial statements. The Company has early adopted ASU 2014-10 and reflected this adoption in its financial statement presentation contained herein.

The FASB has issued ASU No. 2014-12, Compensation – Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. This ASU requires that a performance target that affects vesting, and that could be achieved after the requisite service period, be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant date fair value of the award. This update further clarifies that compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. The amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company’s financial position and results of operations.

In August 2014, the FASB issued a new accounting standard which requires management to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern for each annual and interim reporting period.  If substantial doubt exists, additional disclosure is required.  This new standard will be effective for the Company for annual and interim periods beginning after December 15, 2016.  Early adoption is permitted.  The adoption of this pronouncement is not expected to have a material impact on the Company’s financial statements.

Recent accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future a date are not expected to have a material impact on the Company’s financial statements upon adoption.

F-10

COHBAR, INC.

NOTES TO FINANCIAL STATEMENTS

Note 4 - Property and Equipment

Property and equipment consist of the following:

	December 31,	December 31,
	2014	2013
Computer and equipment	$7,795	$5,396
Lab equipment	3,496	3,496
Total property and equipment	11,290	8,891
Less: accumulated depreciation	(6,660)	(4,283)
Total property and equipment, net	$4,631	$4,609

Depreciation and amortization expense related to property and equipment for the years ended December 31, 2014 and 2013 was $2,377 and $2,266, respectively.

Note 5 – Accrued Expenses

Accrued expenses at December 31, 2014 and 2013 consist of:

	2014	2013
Lab services	$64,768	$-
Professional fees	173,829	32,284
Consultant fees	52,000	33,250
Interest	10,804	4,003
Expense reimbursement	4,000	98
Total accrued expenses	$305,401	$69,635

Note 6 - Note Payable

In 2013, the Company was awarded a grant from the Alzheimer’s Drug Discovery Foundation. The award was paid in two semi-annual installments of $102,630 totaling $205,260. The Company executed Promissory Notes (the “Notes”) which governed the terms of the repayment of the grant. The Notes have a term of four years and are due and payable in 2017 unless there is a change of control, as defined. In the event of a change of control, the total principal amount that is outstanding under the Notes, plus all accrued and unpaid interest become immediately due and payable. The Notes include interest rates that are equal to the prime rate that is two days prior to the date of the Notes (3.25% at December 31, 2013). In connection with the grant award the Company also issued to the Alzheimer’s Drug Discovery Foundation a warrant to purchase 15,596 shares of the Company’s common stock at an exercise price of $0.99. The Company determined the fair value of the warrants issued using the Black-Scholes pricing model with the assumptions discussed in Note 3 and allocated the proceeds based on the relative fair value of the debt instrument and the related warrants. The aggregate deferred debt discount related to the Note was $785. The Company amortized $196 and $138 of the debt discount during the years ended December 31, 2014 and 2013, respectively. The warrant expires on the 10 year anniversary of the grant date.

Note 7 - Convertible Promissory Notes

In January 2014, the Company issued Convertible Promissory Notes totaling $210,000 (“January 2014 Notes”). The January 2014 Notes had a maturity date of one year, interest of 0% and included a warrant to purchase an aggregate of 20,946 shares of the Company’s common stock at an exercise price of $0.50 per share. The warrants expire the earlier of a liquidation event, upon the effective date of the Company’s initial public offering or in one year. If the January 2014 Notes were not repaid or converted on or prior to the date that is six months after the issuance, the Company was required to issue to the holders of the January 2014 Notes additional warrants equal to the amount of the initial warrants issued. The Company determined the fair value of the warrants issued using the Black-Scholes pricing model, and allocated the proceeds based on the relative fair value of the debt instruments and the related warrants. The aggregate deferred debt discount related to the January 2014 Notes was $137. In April 2014, the January 2014 Notes were converted to shares of the Series B Convertible Preferred Stock (“Series B Preferred Stock”) (see Note 10) and the remaining deferred debt discount was charged to expense.

F-11

COHBAR, INC.

NOTES TO FINANCIAL STATEMENTS

Note 8 - Commitments and Contingencies

Litigations, Claims and Assessments

The Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. There are no such matters that are included in the financial statements as of December 31, 2014.

Licensing Agreements

The Company is a party to an Exclusive License Agreement (the "2011 Exclusive Agreement") with The Regents of the University of California (“The Regents”) whereby The Regents granted to the Company an exclusive license for the use of certain patents.  The 2011 Exclusive Agreement remains in effect for the life of the last-to-expire patent or last to be abandoned patent application, whichever is later. The Company agreed to pay the licensors specified development milestone payments aggregating up to $765,000 for the first product sold under the license. Milestone payments for additional products developed and sold under the license are reduced by 50%. The Company is also required to pay annual maintenance fees to the licensors. Aggregate maintenance fees for the first five years following execution of the agreement are $80,000. Thereafter, the Company is required to pay maintenance fees of $50,000 annually until the first sale of a licensed product. In addition, for the duration of the 2011 Exclusive Agreement, the Company is required to pay the licensors royalties equal to 2% of its worldwide net sales of drugs, therapies or other products developed from claims covered by the licensed patents, subject to a minimum royalty payment of $75,000 annually, beginning after the first commercial sale of a licensed product. The Company is required to pay royalties ranging from 8% of worldwide sublicense sales of covered products (if the sublicense is entered after commencement of phase II clinical trials to 12% of worldwide sublicense sales (if the sublicense is entered prior to commencement of phase I clinical trials). The agreement also requires the Company to meet certain diligence and development milestones, including filing of an Investigational New Drug (“IND”) Application for a product covered by the agreement on or before the seventh anniversary of the agreement date. Through December 31, 2014, no royalties have been incurred under the agreement.

Effective August 6, 2013, the Company entered into an Exclusive License Agreement (the "2013 Exclusive Agreement") with The Regents whereby The Regents granted to the Company an exclusive license for the use of certain other patents.  The 2013 Exclusive Agreement remains in effect for the life of the last-to-expire patent or last to be abandoned patent application, whichever is later. The Company paid Regents an initial license issue fee of $10,000 for these other patents, which was charged to General and Administrative expense, as incurred. The Company agreed to pay The Regents specified development milestone payments aggregating up to $765,000 for the first product sold under the 2013 Exclusive Agreement. Milestone payments for additional products developed and sold under the 2013 Exclusive Agreement are reduced by 50%. In addition, for the duration of the 2013 Exclusive Agreement, the Company is required to pay The Regents royalties equal to 2% of the Company’s worldwide net sales of drugs, therapies or other products developed from claims covered by the licensed patent, subject to a minimum royalty payment of $75,000 annually, beginning after the first commercial sale of a licensed product.

The Company is required to pay The Regents royalties ranging from 8% of worldwide sublicense sales of covered products (if the sublicense is entered after commencement of phase II clinical trials to 12% of worldwide sublicense sales (if the sublicense is entered prior to commencement of phase I clinical trials). The agreement also requires the Company to meet certain diligence and development milestones, including filing of an IND Application for a product covered by the agreement on or before the seventh anniversary of the agreement date.  Through December 31, 2014, no royalties have been incurred under the agreement.

Operating Lease

The Company rents lab space on a month-to-month basis in Pasadena, California. Rent expense amounted to $21,600 and $25,200 for the years ended December 31, 2014 and 2013, respectively.

In February 2015, the Company has entered into a lease agreement for a new and expanded laboratory facility. The laboratory space is leased on a month-to month basis and is part of a shared facility in Menlo Park, California. The Company also terminated its lease for the laboratory space in Pasadena, California effective March 31, 2015.

F-12

COHBAR, INC.

NOTES TO FINANCIAL STATEMENTS

Note 9- Income Taxes

The tax effects of temporary differences that give rise to deferred tax assets are as follows:

	For the Years Ended December 31,
	2014	2013

Current:
Accrued expenses	$38,900	$-
Non-current:
Stock compensation	90,794	-

Net operating loss carryforward	1,596,600	1,031,451

Research and development credit carryforward	20,890	10,826

Total deferred tax asset	1,747,184	1,042,277

Valuation allowance	(1,747,184)	(1,042,277)

Deferred tax asset, net of valuation allowance	$-	$-

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate is as follows:

	For the Years Ended December 31,
	2014	2013
U.S. statutory federal rate	(34.0)%	(34.0)%
State income taxes, net of federal tax benefit	(5.6)%	(5.9)%
Permanent differences	1.5%	0.9%
Prior year true-ups	(0.1)%	-%
R&D tax credit	(0.6)%	-%
Change in valuation allowance	38.8%	39.0%
Income tax provision (benefit)	-%	-%

The income tax provision consists of the following:

	For the Years Ended December 31,
	2014	2013
Federal
Current	$-	$-
Deferred	(550,708)	(294,558)
State and local
Current	-	-
Deferred	(154,199)	(51,114)
Change in valuation allowance	704,907	345,672
Income tax provision (benefit)	$-	$-

The Company assesses the likelihood that deferred tax assets will be realized. To the extent that realization is not more likely than not, a valuation allowance is established.  Based upon the Company’s losses since inception, management believes that it is more-likely-than-not that future benefits of deferred tax assets will not be realized.

The Company files income tax returns in the U.S. federal jurisdiction and various state jurisdictions, principally California and New Jersey. The Company is subject to examination by the various taxing authorities.  The Company’s federal and state income tax returns for tax years beginning in 2011 remain subject to examination.

At December 31, 2014 and 2013, the Company had $4,175,611 and $2,582,501, respectively, of federal and state net operating loss carryovers that may be available to offset future taxable income.   The net operating loss carry forwards, if not utilized, will expire from 2031 to 2034 for federal and state purposes. In accordance with Section 382 of the Internal Revenue Code, the usage of the Company's net operating loss carryforward could be limited in the event of a change in ownership.

F-13

COHBAR, INC.

NOTES TO FINANCIAL STATEMENTS

Note 10 - Stockholders’ Deficiency

Authorized Capital

In November 2014, the Company increased the aggregate number of shares of its common stock that may be issued pursuant to stock awards. The maximum number of shares of common stock for the issuance of stock options and restricted stock to its employees, officers, directors and consultants is 2,616,041, an increase of 365,000 shares.

As of December 31, 2014, there were no declared but unpaid dividends or undeclared dividend arrearages on any shares of the Company’s capital stock. The holders of Preferred Stock are entitled to be paid out of the assets of the corporation before any payment is made to the holders of common stock in the event of any voluntary or involuntary liquidations, dissolution or winding up of the Company.

Preferred Stock

During the year ended December 31, 2014, the Company issued 5,400,000 shares of Series B Preferred Stock in the amount of $2,700,000, net of issuance costs of $86,129, of which $59,920 were incurred during the year ended December 31, 2014. 420,000 of these Series B Preferred shares were issued upon the conversion of convertible promissory notes issued by the Company in January 2014, in the aggregate principal amount of $210,000 (see Note 7). Each share of Series B Preferred Stock is convertible, at the option of the holder, into common stock by dividing the Series B original issue price by the Series B conversion price in effect at the time of the conversion. The conversion rate of the Series B Preferred Stock into common stock at December 31, 2014, is 1:1. In the event the Company issues additional common stock at any time after the original Series B Preferred Stock issue date, then the Series B conversion price will be adjusted concurrently with such issue. Since the host contract (Series B Preferred Stock) is considered an equity instrument, the embedded conversion option is considered to be closely related to the host and has not been bifurcated from the host contract. The Series B Preferred Stock has a par value of $0.001 and was issued at $0.50 per share. The purchasers of Series B Preferred Stock entered into put agreements requiring the purchasers, at the Company’s option, to purchase from the Company securities of the same type as those sold to investors in any future public offering of the Company’s securities, at the same price as the securities sold in the initial public offering, for an aggregate purchase price of up to $2,700,000.

The put agreements expire upon the first occurrence of a change in control or in three years. The Company can exercise its rights under the put agreements beginning on the date the Company first submits an IPO Registration Statement for review by the Securities and Exchange Commission and ending the earlier of the day that is 21 days prior to the effective date of the IPO Registration or the expiration date of the put agreements.

On October 17, 2014, the Company exercised its rights under the aforementioned put agreements requiring the purchasers of Series B Preferred Stock to purchase 2,700,000 shares of common stock at the proposed public offering price of $1.00 per share.

On January 6, 2015 the Company completed its initial public offering and each outstanding share of Series B Preferred Stock was automatically converted into one share of common stock (see Note 12).

Stock Options

The Company has one incentive stock plan, the 2011 Equity Incentive Plan (the “2011 Plan”). The Company has granted stock options to employees, non-employee directors and consultants from the 2011 Plan through the year ended December 31, 2014. Options granted under the Plan may be Incentive Stock Options or Non-statutory Stock Options, as determined by the Administrator at the time of grant. At December 31, 2014, 6,230 shares of the Company’s common stock were available for future issuance under the 2011 Plan.

During the year ended December 31, 2014, the Company issued 2,536,935 stock options to employees and consultants with an exercise price of $0.26 and $0.73 and fair values of $0.18 and $0.52 per share, respectively. The stock options granted in 2014 are subject to vesting over two to four years and have a term of ten years.

127,532 stock options granted during the year ended December 31, 2014, contained performance conditions which included (i) the optionee’s continuous service and (ii) completion of the Company’s initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended. Since the stock options contain performance conditions, their fair value has not been recorded as the obligations have not been met as of December 31, 2014.

The Company recorded $305,018 and $16,207 of stock based compensation in the years ended December 31, 2014 and 2013, respectively. The compensation expense associated with stock-based awards granted to individuals is recorded by the Company in the same expense classifications as cash compensation paid.

F-14

COHBAR, INC.

NOTES TO FINANCIAL STATEMENTS

During the years ended December 31, 2014 and 2013, the Company cancelled 91,095 and 1,307,728 options, respectively, due to the termination of employees. The cancelled options were added back to the available pool for future issuance.

The following table represents stock option activity for the years ended December 31, 2014 and 2013:

			Weighted Average
	Stock Options		Exercise Price		Fair Value	Contractual	Aggregate
	Outstanding	Exercisable	Outstanding	Exercisable	Vested	Life (Years)	Intrinsic Value
Balance – December 31, 2012	1,471,699	332,861	$0.05	$0.05	$0.05	9.26	$-
Granted	-	-	-	-	-	-	-
Exercised	-	-	-	-	-	-	-
Cancelled	(1,307,728)	-	-	-	-	-	-
Balance – December 31, 2013	163,971	83,123	$0.05	$0.05	$0.05	8.26	$34,434
Granted	2,536,935	-	0.53	-	-	-	-
Exercised	-	-	-	-	-	-	-
Cancelled	(91,095)	-	-	-	-	-	-
Balance – December 31, 2014	2,609,811	459,347	$0.38	$0.17	$0.17	9.57	$1,174,741

The following table summarizes information on stock options outstanding and exercisable as of December 31, 2014:

		Weighted	Weighted		Weighted
Exercise	Number	Average Remaining	Average	Number	Average
Price	Outstanding	Contractual Term	Exercise Price	Exercisable	Exercise Price
$0.05	72,876	7.26	$0.05	53,138	$0.05
$0.26	1,061,248	9.28	$0.18	395,882	$0.18
$0.73	1,475,687	9.87	$0.73	10,417	$0.73
Totals	2,609,811			459,437

Warrants

In April 2014, the Company issued 797,075 warrants to its chief executive officer. The warrants have an exercise price of $0.26 and a fair value of $0.21 per warrant. The warrants expire on the earlier of a liquidation event, as defined in the agreement, or in ten years.

In July 2014, the Company issued 100,000 warrants to consultants. The warrants have an exercise price of $0.26 and a fair value of $0.24 per warrant. The warrants expire on the earlier of a liquidation event, as defined, or in five years.

The following table represents warrant activity for the years ended December 31, 2014 and 2013:

			Weighted Average
	Warrants		Exercise Price		Fair Value	Contractual	Aggregate
	Outstanding	Exercisable	Outstanding	Exercisable	Vested	Life (Years)	Intrinsic Value
Balance – December 31, 2012	-	-	$-	$-	$-	-	$-
Granted	15,596	15,596	0.99
Exercised	-		-
Cancelled	-		-	-	-
Balance – December 31, 2013	15,596	15,596	$0.99	$0.99	$0.05	-	$-
Granted	918,021	918,021	0.27
Exercised	-		-
Cancelled	-		-	-	-
Balance – December 31, 2014	933,617	933,617	$0.28	$0.28	$0.21	8.64	$646,768

Note 11 - Related Party Transactions

During the year ended December 31, 2013, the Company paid the wife of a stockholder an aggregate of $10,500 for consulting services. The consulting services provided related to accounting activities.

Two of the Company's directors each provide consulting services pursuant to agreements with the Company. Each agreement provides for an annual service term and can be extended by mutual consent of both parties. During the years ended December 31, 2014 and 2013, the Company incurred an expense relating to these agreements of $32,333 and $12,000, respectively. As of December 31, 2014 and 2013, no amounts were owed to either director.

Note 12 - Subsequent Events

Management has evaluated subsequent events to determine if events or transactions occurring through the date on which the financial statements were issued require adjustment or disclosure in the Company’s financial statements.

F-15

COHBAR, INC.

NOTES TO FINANCIAL STATEMENTS

In January 2015, the Company amended its Certificate of Incorporation to increase the total number of authorized shares of common stock. Following the amendment, the Company has authorized the issuance and sale of up to 80,000,000 shares of stock, consisting of 75,000,000 shares of common stock having a par value of $0.001 and 5,000,000 shares of Preferred Stock having a par value of $0.001 per share.   The holders of Preferred Stock are entitled to receive dividends, when, as and if declared by the Company’s Board of Directors. The dividends on shares of Preferred Stock are cumulative.

In January 2015, the Company completed its Initial Public Offering (IPO) on the TSX Venture Exchange. The Company sold 11,250,000 units at a price of $1.00 per unit, providing gross proceeds of $11,250,000. Concurrently with the IPO, the Company completed a previously-subscribed private placement of an additional 2,700,000 units for gross proceeds of $2,700,000 million, resulting in a total raise of $13,950,000. All units consist of one share of CohBar's common stock and one-half of one common stock purchase warrant.  Each whole warrant is exercisable to acquire one share of CohBar's common stock at a price of $2.00 per share at any time up to January 6, 2017, subject to CohBar's right to accelerate the expiration time of the warrants if at any time the volume-weighted average trading price of its common stock is equal to or exceeds $3.00 per share for twenty (20) consecutive trading days. The Company also issued compensation options to its agent for the IPO exercisable for an aggregate of 786,696 units at a price of $1.00 per unit at any time prior to July 6, 2016.

In January 2015, the Company converted 5,400,000 shares of Series B Preferred Stock into 5,400,000 shares of its common stock.

In January 2015, the Company amended and restated the 2011 Plan. The Amendment and Restatement increased the aggregate number of shares of its common stock that may be issued pursuant to stock awards under the plan. In accordance with the rules of the TSX Venture Exchange regarding equity incentive plans, the number of shares that can be reserved for issuance under the 2011 Plan is equal to 20% of the Company’s common stock outstanding at the completion of our initial public offering. The total amount of shares reserved for issuance is 6,453,069.

In March 2015, two agents that took part in the Company’s initial public offering exercised a total of 25,548 options to purchase common stock. The option exercise price was equal to the issue price of the initial public offering, or $1.00.

F-16

CohBar, Inc.

Condensed Balance Sheets

	As of
	March 31, 2015	December 31, 2014
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$9,952,751	$1,194,492
Restricted cash	-	4,055
Marketable securities	3,247,509	-
Prepaid expenses and other current assets	83,029	19,517
Total current assets	13,283,289	1,218,064
Property and equipment, net	16,359	4,631
Deferred offering costs	-	749,386
Other assets	16,308	1,100
Total assets	$13,315,956	$1,973,181

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$164,484	$290,073
Accrued liabilities	208,281	305,401
Accrued payroll and other compensation	75,154	103,294
Total current liabilities	447,919	698,768
Note payable, net of debt discount of $402 and $451 as of March 31, 2015 and December 31, 2014, respectively	204,858	204,809
Total liabilities	652,777	903,577

Commitments and contingencies

Stockholders’ equity
Preferred stock, $0.001 par value, Authorized - 5,000,000 shares;
Issued and outstanding as of March 31, 2015 and December 31, 2014 as follows:
Preferred stock - Series A - issued and outstanding 0 shares as of March 31, 2015 and December 31, 2014, respectively	-	-
Convertible preferred stock - Series B - issued and outstanding 0 shares as of March 31, 2015 and 5,400,000 as of December 31, 2014	-	5,400
Common stock, $0.001 par value, Authorized—75,000,000 shares;
Issued and outstanding 32,320,891 shares as of March 31, 2015 and 12,915,343 as of December 31, 2014	32,321	12,915
Additional paid-in capital	17,868,450	5,507,616
Accumulated deficit	(5,237,592)	(4,456,327)
Total stockholders’ equity	12,663,179	1,069,604
Total liabilities and stockholders’ equity	$13,315,956	$1,973,181

The accompanying notes are an integral part of these financial statements.

F-17

CohBar, Inc.

Condensed Statements of Operations

(unaudited)

	For The Three Months Ended March 31,
	2015	2014

Revenues	$-	$-

Operating expenses:
Research and development	262,760	111,708
General and administrative	516,986	140,913
Total operating expenses	779,746	252,621
Operating loss	(779,746)	(252,621)
Other income (expense):
Interest income	1,177	31
Interest expense	(1,756)	(1,740)
Other expense	(891)	-
Amortization of debt discount	(49)	(80)
Total other income (expense)	(1,519)	(1,789)
Net loss	$(781,265)	$(254,410)
Basic and diluted net loss per share	$(0.03)	$(0.02)
Weighted average common shares outstanding - basic and diluted	31,198,876	12,915,343

The accompanying notes are an integral part of these financial statements.

F-18

CohBar, Inc.

Condensed Statements of Cash Flows

(unaudited)

	For The Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(781,265)	$(254,410)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	550	624
Stock-based compensation	145,514	362
Amortization of debt discount	49	80
Changes in operating assets and liabilities:
Restricted cash	4,055	30,844
Prepaid expenses and other current assets	(63,512)	(2,783)
Accounts payable	(125,589)	41,206
Accrued liabilities	(97,120)	9,813
Accrued payroll and other compensation	(28,140)	1,079
Net cash used in operating activities	(945,458)	(173,185)

Cash flows from investing activities:
Purchases of property and equipment	(12,278)	-
Payment for security deposit	(15,207)	-
Investments in marketable securities	(3,247,509)	-
Net cash used in investing activities	(3,274,994)	-

Cash flows from financing activities:
Deferred offering costs	(30,321)	(14,982)
Proceeds from convertible notes	-	210,000
Debt issuance costs	-	(24,471)
Proceeds from initial public offering	10,253,484	-
Proceeds from exercise of stock options	55,548	-
Proceeds from conversion of private placement Puts	2,700,000	-
Net cash provided by financing activities	12,978,711	170,547
Net increase (decrease) in cash	8,758,259	(2,638)
Cash at beginning of period	1,194,492	145,170
Cash at end of period	$9,952,751	$142,532
Non-cash investing and financing activities:
Warrants issued in connection with bridge loans	$-	$137
Reclassification of deferred offering costs to equity	$779,707	$-
Conversion of Series B Preferred Stock to Common Stock	$5,400,000	$-

The accompanying notes are an integral part of these financial statements.

F-19

COHBAR, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2015

(unaudited)

Note 1 - Business Organization

CohBar, Inc. (“CohBar” or the “Company”) is a leader in the research and development of mitochondria-based therapeutics (MBTs), an emerging class of drugs for the treatment of diseases associated with aging. MBTs originate from the discovery by the Company’s founders of a novel group of peptides within the genome of mitochondria, the powerhouses of the cell. The Company’s ongoing development of these mitochondrial-derived peptides (MDPs) into MBTs offers the potential to address a broad range of diseases such as type 2 diabetes, cancer, atherosclerosis and neurodegenerative disorders.

The Company’s primary activities since inception have been the development and implementation of its business plans, negotiating inbound intellectual property licenses and other agreements, raising capital and conducting research on its MDPs. To date, the Company has not generated any revenues from operations and does not expect to generate any revenues in the near future.

The unaudited interim condensed financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) for interim financial information and the rules and regulations of the Securities and Exchange Commission (“SEC”). They do not include all information and footnotes required by GAAP for complete financial statements. Except as disclosed herein, there have been no material changes in the information disclosed in the notes to the financial statements for the year ended December 31, 2014, included in the Company’s Annual Report on Form 10-K, filed with the SEC (the “2014 Form 10-K”). These condensed financial statement should be read in conjunction with the audited financial statements and related disclosures of the Company as of December 31, 2014 and for the year then ended, which are included elsewhere in this document. In the opinion of management, all adjustments considered necessary for fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the three month period ended March 31, 2015 are not necessarily indicative of the results that may be expected for the year ending December 31, 2015, or any other period.

Note 2 - Management’s Liquidity Plans

As of March 31, 2015, the Company had working capital and stockholders’ equity of $12,835,370 and $12,663,179, respectively. During the three months ended March 31, 2015, the Company incurred a net loss of $781,265. The Company has not generated any revenues, has incurred net losses since inception and does not expect to generate revenues in the near term.

In January 2015, the Company completed its Initial Public Offering (”IPO”) on the TSX Venture Exchange. The Company sold 11,250,000 units at a price of $1.00 per unit, providing gross proceeds of $11,250,000. Concurrently with the IPO, the Company completed a previously-subscribed private placement of an additional 2,700,000 units for gross proceeds of $2,700,000, resulting in total gross proceeds of $13,950,000.

With the cash on hand as of March 31, 2015 the Company believes that it has sufficient cash to meet its working capital needs and operating expenses into the early part of 2017. However, if unanticipated difficulties arise the Company may be required to raise additional capital to support its operations or curtail its research and development activities until such time as additional capital becomes available. There is no assurance that additional financing will be available when needed or that management will be able to obtain such financing on terms acceptable to the Company and that the Company will become profitable and generate positive operating cash flow in the future.

F-20

COHBAR, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

Note 3 - Summary of Significant Accounting Policies

Basis of Presentation

All amounts are presented in U.S. Dollars.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at dates of the financial statements and the reported amounts of revenue and expenses during the periods. Actual results could differ from these estimates. The Company’s significant estimates and assumptions include the fair value of the Company’s stock, stock-based compensation, debt discount and the valuation allowance relating to the Company’s deferred tax assets.

Concentrations of Credit Risk

The Company maintains deposits in a financial institution which is insured by the Federal Deposit Insurance Corporation (“FDIC”). At various times, the Company has deposits in this financial institution in excess of the amount insured by the FDIC.

Marketable Securities

Marketable securities, which consists of U.S Treasury Bills and Certificates of Deposit, are classified as held-to-maturity. Held-to-maturity securities represent those securities that the Company has both a positive intent and ability to hold the security until maturity. The Company determines the appropriate balance sheet classification of its investments at the time of purchase and evaluates the classification at each balance sheet date.

The Company had $3,247,509 and $0 of held-to-maturity securities at March 31, 2015 and December 31, 2014, respectively.

Deferred Offering Costs

The Company classifies amounts related to the IPO not closed as of the balance sheet date as Deferred Offering Costs. During the three months ended March 31, 2015, the Company reclassified Deferred Offering Costs in the amount of $749,386 to Additional Paid-in-Capital as an offset to its IPO.

During the three months ended March 31, 2015, the Company incurred $30,321 of additional offering related costs. These costs were recorded as a reduction in Additional Paid-in-Capital in the accompanying condensed balance sheets.

F-21

COHBAR, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

Note 3 - Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments

The Company measures the fair value of financial assets and liabilities based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company utilizes three levels of inputs that may be used to measure fair value:

Level 1 - quoted prices in active markets for identical assets or liabilities

Level 2 - quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 - inputs that are unobservable (for example, cash flow modeling inputs based on assumptions)

The carrying amounts of cash, marketable securities, accounts payable, accrued liabilities and debt approximate fair value due to the short-term nature of these instruments.

Common Stock Purchase Warrants

The Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) provides the Company with a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement) providing that such contracts are indexed to the Company's own stock. The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the Company’s control), or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement). The Company assesses classification of its common stock purchase warrants and other free standing derivatives at each reporting date to determine whether a change in classification between assets and liabilities is required.  The Company’s free standing derivatives consist of warrants to purchase common stock that were issued in connection with its notes payable, warrants to purchase common stock that were issued in connection with the Company’s IPO and concurrent private placement and compensation options issued to the agent’s in the IPO exercisable for shares of common stock and common stock purchase warrants. The Company evaluated these warrants to assess their proper classification using the applicable criteria enumerated under U.S. GAAP and determined that the common stock purchase warrants meet the criteria for equity classification in the condensed balance sheet as of March 31, 2015 and December 31, 2014.

Share-Based Payment

The Company accounts for share-based payments using the fair value method. For employees and directors, the fair value of the award is measured, as discussed below, on the grant date. For non-employees, fair value is generally valued based on the fair value of the services provided or the fair value of the equity instruments on the measurement date, whichever is more readily determinable and re-measured on each financial reporting dates until the service is complete. The Company has granted stock options at exercise prices no less than the fair market value as determined by the board of directors, with input from management.

F-22

COHBAR, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

Note 3 - Summary of Significant Accounting Policies (continued)

Share-Based Payment (continued)

The weighted-average fair value of options and warrants has been estimated on the date of grant using the Black-Scholes pricing model. The fair value of each instrument is estimated on the date of grant utilizing certain assumptions for a risk free interest rate, volatility and expected remaining lives of the awards. Since the Company has a limited history of being publicly traded, the fair value of stock-based payment awards issued before the Company’s IPO was estimated using a volatility derived from an index of comparable entities. Stock-based awards that were issued during the three months ended March 31, 2015, after the Company’s IPO, were estimated using the volatility derived from the Company’s common stock, which was not materially different than using an index of comparable entities. The assumptions used in calculating the fair value of share-based payment awards represent management’s best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and the Company uses different assumptions, the Company’s stock-based compensation expense could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. In estimating the Company’s forfeiture rate, the Company analyzed its historical forfeiture rate, the remaining lives of unvested options, and the number of vested options as a percentage of total options outstanding. If the Company’s actual forfeiture rate is materially different from its estimate, or if the Company reevaluates the forfeiture rate in the future, the stock-based compensation expense could be significantly different from what the Company has recorded in the current period.

The weighted-average Black-Scholes assumptions are as follows:

	For The Three Months Ended March 31,
	2015	2014
Expected life	2 years	1 year
Risk free interest rate	0.65%	0.13%
Expected volatility	80%	132%
Expected dividend yield	0%	0%

As of March 31, 2015, total unrecognized stock option compensation expense is $838,163, which will be recognized as those options vest over a period of approximately four years. The amount of future stock option compensation expense could be affected by any future option grants or by any option holders leaving the Company before their grants are fully vested.

F-23

COHBAR, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

Note 3 - Summary of Significant Accounting Policies (continued)

Net Loss Per Share of Common Stock

Basic net loss per share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding during the period.  Diluted net earnings per share reflects the potential dilution that could occur if securities or other instruments to issue common stock were exercised or converted into common stock.  Potentially dilutive securities are excluded from the computation of diluted net loss per share as their inclusion would be anti-dilutive and consist of the following:

	March 31,	March 31,
	2015	2014
Warrants	7,936,391	36,542
Options	3,340,959	163,971
Convertible notes	-	210,000
Totals	11,277,350	410,513

Recent Accounting Pronouncements

Recent accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future a date are not expected to have a material impact on the Company’s financial statements upon adoption.

Note 4 - Accrued Expenses

Accrued expenses consist of:

	As of	As of
	March 31, 2015	December 31, 2014
Lab services	$36,579	$64,768
Professional fees	107,143	173,829
Consultant fees	52,000	52,000
Interest	12,559	10,804
Other	-	4,000
Total accrued expenses	$208,281	$305,401

F-24

COHBAR, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

Note 5 - Commitments and Contingencies

Litigations, Claims and Assessments

The Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. There are no such matters that are included in the condensed financial statements as of March 31, 2015.

Operating Lease

In February 2015, the Company entered into a lease agreement for a new and expanded laboratory facility. The laboratory space is leased on a month-to-month basis and is part of a shared facility in Menlo Park, California.

Rent expense was to $19,015 and $5,400 for the three months ended March 31, 2015 and 2014, respectively. Rent expense for the three months ended March 31, 2015 included $5,700 for the laboratory space in Pasadena, California. The Company terminated its previous lease for the laboratory space in Pasadena, California effective March 31, 2015.

Note 6 - Stockholders’ Equity

Authorized Capital

In January 2015, the Company completed its IPO on the TSX Venture Exchange. The Company sold 11,250,000 units at a price of $1.00 per unit, providing gross proceeds of $11,250,000. Concurrently with the IPO, the Company completed a previously-subscribed private placement of an additional 2,700,000 units for gross proceeds of $2,700,000, resulting in total gross proceeds of $13,950,000. After deducting the offering expenses, the Company received net proceeds of $12,953,484. All units consist of one share of CohBar's common stock and one-half of one common stock purchase warrant.  In the aggregate, a total of 13,950,000 shares of common stock and 6,975,000 warrants to purchase common stock were issued in connection with the IPO and concurrent private placement. Each whole warrant is exercisable to acquire one share of CohBar's common stock at a price of $2.00 per share at any time up to January 6, 2017, subject to CohBar's right to accelerate the expiration time of the warrants if at any time the volume-weighted average trading price of its common stock is equal to or exceeds $3.00 per share for twenty (20) consecutive trading days. The Company also issued compensation options to its agent for the IPO exercisable for an aggregate of 786,696 units at a price of $1.00 per unit at any time prior to July 6, 2016.

In January 2015, the Company amended its Certificate of Incorporation to increase the total number of authorized shares of common stock. Following the amendment, the Company has authorized the issuance and sale of up to 80,000,000 shares of stock, consisting of 75,000,000 shares of common stock having a par value of $0.001 and 5,000,000 shares of Preferred Stock having a par value of $0.001 per share. As of March 31, 2015, there were no shares of Preferred Stock outstanding and there were no declared but unpaid dividends or undeclared dividend arrearages on any shares of the Company’s capital stock.

F-25

COHBAR, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

Note 6 - Stockholders’ Equity (continued)

Authorized Capital (continued)

In January 2015, the Company amended and restated the 2011 Equity Incentive Plan (the “2011 Plan”). The Amendment and Restatement increased the aggregate number of shares of its common stock that may be issued pursuant to stock awards under the plan. In accordance with the rules of the TSX Venture Exchange regarding equity incentive plans, the number of shares that can be reserved for issuance under the 2011 Plan is equal to 20% of the Company’s common stock outstanding at the completion of the offering. The total number of shares reserved for issuance after the completion of the IPO is 6,453,069.

Preferred Stock

Upon the completion of the IPO on January 6, 2015 each outstanding share of Series B Preferred Stock was automatically converted into one share of common stock. The Company converted 5,400,000 shares of Series B Preferred Stock into 5,400,000 shares of its common stock.

Stock Options

The Company has one incentive stock plan, the 2011 Plan, and has granted stock options to employees, non-employee directors and consultants from the 2011 Plan. Options granted under the Plan may be Incentive Stock Options or Non-statutory Stock Options, as determined by the Administrator at the time of grant. At March 31, 2015, 3,843,258 shares of the Company’s common stock were available for future issuance under the 2011 Plan.

The Company granted 127,532 stock options during the year ended December 31, 2014 which contained performance conditions that include (i) the optionee’s continuous service and (ii) completion of the Company’s initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended. The performance conditions were met during the three months ended March 31, 2015 and the options were valued. The options had an exercise price of $0.26 and a fair value of $0.87. The Company recognized an expense of $39,201 in the three months ended March 31, 2015 for the period from the grant date, October 31, 2013, to the end of the current quarter, March 31, 2015.

The Company recorded $145,514 and $362 of stock based compensation in the three months ended March 31, 2015 and 2014, respectively.

F-26

COHBAR, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

Note 6 - Stockholders’ Equity (continued)

Stock Options (continued)

The following table represents stock option activity for the three months ended March 31, 2015:

			Weighted Average
	Stock Options		Exercise Price		Fair Value	Contractual	Aggregate
	Outstanding	Exercisable	Outstanding	Exercisable	Vested	Life (Years)	Intrinsic
Balance - December 31, 2014	2,609,811	459,437	$0.38	$0.17	$0.17	9.57	$-
Granted	786,696	786,696	1.00	1.00	0.38	1.27	-
Exercised	(55,548)	(55,548)	-	-	-	-	-
Cancelled	-	-	-	-	-	-	-
Balance - March 31, 2015	3,340,959	1,360,374	$0.62	$0.31	$0.31	7.55	$2,458,311

The following table summarizes information on stock options outstanding and exercisable as of March 31, 2015:

		Weighted	Weighted		Weighted
Exercise	Number	Average Remaining	Average	Number	Average
Price	Outstanding	Contractual Term	Exercise Price	Exercisable	Exercise Price
$0.05	72,876	7.01	$0.05	57,693	$0.05
$0.26	1,061,248	9.03	$0.26	529,867	$0.26
$0.73	1,475,687	9.63	$0.73	41,666	$0.73
$1.00	731,148	1.27	$1.00	731,148	$1.00
Totals	3,340,959			1,360,374

Agent’s Compensation Options

In connection with the closing of its IPO in January 2015 the Company issued 786,696 compensation options (“Compensation Options”) to the agents that took part in the offering. Each Compensation Option is exercisable for a unit consisting of one share of common stock and one-half of one common stock purchase warrant at an exercise price of $1.00 per unit. The Compensation Options expire on July 6, 2016. Each whole warrant issuable upon exercise of Compensation Options is exercisable to acquire one share of common stock at an exercise price of $2.00 per share at any time up to January 6, 2017, subject to the Company’s right to accelerate the expiration time of the warrants if at any time the volume-weighted average trading price of its common stock is equal to or exceeds $3.00 per share for twenty (20) consecutive trading days. Because the Compensation Options are considered a cost of the IPO, the resulting value is recognized as both an increase and decrease to the equity section of the accompanying condensed balance sheets.

In March 2015, two agents that took part in the Company’s IPO exercised a total of 55,548 Compensation Options for cash proceeds of $55,548.

F-27

COHBAR, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

Note 6 - Stockholders’ Equity (continued)

Warrants

During the three months ended March 31, 2015, the Company issued 7,002,774 common stock purchase warrants consisting of warrants included in the units sold in the IPO and concurrent private placement and issued on exercise of compensation options. The warrants are exercisable through January 6, 2017 at a price of $2.00 per share. The warrants are subject to the Company’s right to accelerate the expiration time of the warrants if at any time the volume-weighted average trading price of its common stock is equal to or exceeds $3.00 per share for twenty (20) consecutive trading days.

As of March 31, 2015, the Company has 7,936,391 warrants outstanding and exercisable to purchase common stock. Such warrants have a weighted average exercise price of $1.80, a weighted average remaining contractual life of 2.6 years and an aggregate intrinsic value of $1,038,575.

Note 7 - Related Party Transactions

Two of the Company’s Directors each provide it consulting services pursuant to agreements that provide for annual compensation of $42,000. Each agreement provides for an annual service term and can be extended by mutual consent of both parties. The service terms under the agreements with expire in September 2015 and November 2015, respectively. During the three months ended March 31, 2015 and 2014, payments of $10,500 and $3,000 were made to each Director, respectively. As of March 31, 2015 and December 31, 2014, no amounts were owed to either Director.

Note 8 - Subsequent Events

Management has evaluated subsequent events to determine if events or transactions occurring through the date on which the financial statements were issued require adjustment or disclosure in the Company’s financial statements.

F-28

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses payable by the registrant in connection with the sale of the securities being registered. All amounts are estimates.

Amount to be
Paid
Printing and distribution expenses	$2,000
Legal fees and expenses	$23,000
Accounting fees and expenses	$12,000
Transfer agents and registrar fees and expenses	$-
Miscellaneous expenses	$1,000

Total	$38,000

Item 14.	Indemnification of Directors and Officers.

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our Third Amended and Restated Certificate of Incorporation provides for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the DGCL, and our amended and restated bylaws to be in effect upon the completion of this offering provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the DGCL.

In addition, we have entered into indemnification agreements with our directors and officers containing provisions which are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

II-1

These indemnification agreements are not intended to deny or otherwise limit third-party or derivative suits against us or our directors or officers, but to the extent a director or officer were entitled to indemnity or contribution under the indemnification agreements, the financial burden of a third-party suit would be borne by us, and we would not benefit from derivative recoveries against the director or officer. Such recoveries would accrue to our benefit but would be offset by our obligations to the director or officer under the indemnification agreements.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director or officer in connection with the successful defense of any action, suit or proceeding) is asserted by such director or officer in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15.	Recent Sales of Unregistered Securities.

The following list sets forth information regarding all securities sold or issued by us in the three years preceding the date of this registration statement. In each of the transactions described below the recipients of securities represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the securities issued in these transactions.

Convertible Promissory Notes & Warrants

•	On January 9, 2014, we sold convertible promissory notes in the aggregate principal amount of $210,000 to a total of three accredited investors, together with warrants to purchase an aggregate of 20,946 shares of our common stock at an exercise price of $0.50 per share.

Series B Preferred Stock

•	Pursuant to a Series B Preferred Stock Agreement dated April 11, 2014 we issued and sold an aggregate of 5,400,000 shares of our Series B preferred stock to total of 23 accredited investors at a purchase price of $0.50 per share. 420,000 of these shares of our Series B preferred stock were issued to three accredited investors pursuant to the conversion, at a conversion price of $0.50 per share, of convertible promissory notes originally issued on January 9, 2014. The sale and issuance of such shares of Series B preferred stock was completed in multiple closings occurring between April 11, 2014 and August 28, 2014. Each share of Series B preferred stock was automatically converted into one share of our common stock upon completion of our initial public offering on January 6, 2015.

Warrants

•	On January 21, 2013 we issued a warrant to purchase 15,596 shares of our common stock to the Alzheimer’s Drug Discovery Foundation at an exercise price of $0.99 per share in connection with the grant of certain drug discovery and development loans.

•	On April 11, 2014 we issued a warrant to purchase 797,075 shares of our common stock at an exercise price of $0.26 per share to our Chief Executive Officer in consideration of his past services to the Company pursuant to a letter agreement dated as of April 11, 2014.

•	On July 24, 2014 we issued warrants to purchase an aggregate of 100,000 shares of our common stock at an exercise price $0.26 per share to two accredited investors in consideration of certain consulting services delivered pursuant to consulting agreements, each dated as of July 24, 2014.

Units

•	In connection with the private placement of our Series B preferred stock described above, each purchaser of our Series B preferred stock executed a Put Agreement in our favor. Each Put Agreement gave us the right and option, exercisable in our sole discretion, to require each investor in our Series B preferred stock financing to purchase from us securities of the same type and at the same price as those sold to investors in our initial public offering. In connection with our initial public offering, we exercised our right to require the existing holders of our Series B preferred stock to purchase an aggregate of 2,700,000 units, with each unit consisting of one share of common stock and one half of one common stock purchase warrant, at a price of $1.00 per unit. The sale and issuance of such units was completed concurrently with our initial public offering on January 6, 2015.

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The offers, sales, and issuances of the securities described above were made in reliance on the exemptions provided by Section 4(2) of the Securities Act, Rule 506 of Regulation D, and solely with respect to (i) the issuance of Series B preferred stock upon conversion of convertible promissory notes and (ii) the issuance of common stock upon the special mandatory conversion of our outstanding Series A preferred stock, the exemption provided by Section 3(a)(9) of the Securities Act.

Stock Options

•	On April 9, 2014, we granted to our directors, officers, employees, consultants and other service providers options to purchase 1,061,248 shares of our common stock with a per share exercise price of $0.26.

•	On November 20, 2014, we granted to our directors, officers, employees, consultants and other service providers options to purchase 1,475,687 shares of our common stock with a per share exercise price of $0.73.

The offers, sales, and issuances of the securities described above were made in reliance on the exemptions provided by Rule 701 promulgated under Section 3(b) of the Securities Act and Section 4(2) of the Securities Act. The recipients of such securities were our employees, directors or bona fide consultants and received the securities in transactions not involving a public offering pursuant to benefit plans and contracts related to compensation. All such recipients either received adequate information about us or had access, through employment or other relationships, to such information.

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Item 16.	Exhibits and Financial Statement Schedules.

(a)	Exhibits.

The following exhibits are filed as part of this Registration Statement.

Exhibit Number	Description of Exhibit

3.1	Third Amended and Restated Articles of Incorporation - Incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K, as filed with the Commission on January 8, 2015.

3.2	Amended and Restated Bylaws - Incorporated by reference to Exhibit 3.2 of our Current Report on Form 8-K, as filed with the Commission on January 8, 2015.

4.1	Form of Common Stock Certificate - Incorporated by reference to Exhibit 4.1 to Amendment No. 3 of our Registration Statement on Form S-1 (File No. 333-200033) as filed with the Commission on December 16, 2014.

4.2	Warrant Indenture, dated January 6, 2015, between the CohBar, Inc. and CST Trust Company, as warrant agent — Incorporated by reference to Exhibit 4.4 to Amendment No. 3 of our Registration Statement on Form S-1 (File No. 333-200033) as filed with the Commission on December 16, 2014.

5.1	Opinion of Garvey Schubert Barer.

10.1*	Amended and Restated 2011 Equity Incentive Plan - Incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K, as filed with the Commission on January 8, 2015.

10.2*	Form of Option Agreement under the 2011 Equity Incentive Plan — Incorporated by reference to Exhibit 10.2 to our Registration Statement on Form S-1 (File No. 333-200033) as filed with the Commission on November 10, 2014.

10.3	Exclusive License Agreement, dated August 6, 2013, between CohBar, Inc. and the Regents of the University of California - Incorporated by reference to Exhibit 10.4 to our Registration Statement on Form S-1 (File No. 333-200033) as filed with the Commission on November 10, 2014.

10.4	Exclusive License Agreement, dated November 3, 2011, between and among CohBar, Inc. and the Regents of the University of California, and Albert Einstein College of Medicine of Yeshiva University - Incorporated by reference to Exhibit 10.5 to our Registration Statement on Form S-1 (File No. 333-200033) as filed with the Commission on November 10, 2014.

10.5*	Form of Indemnification Agreement - Incorporated by reference to Exhibit 10.6 to our Registration Statement on Form S-1 (File No. 333-200033) as filed with the Commission on November 10, 2014.

10.6*	Common Stock Purchase Warrant, dated April 11, 2014, issued to Jon Stern - Incorporated by reference to Exhibit 10.7 to our Registration Statement on Form S-1 (File No. 333-200033) as filed with the Commission on November 10, 2014.

10.7	Form of Common Stock Purchase Warrants issued January 9, 2014 - Incorporated by reference to Exhibit 10.8 to our Registration Statement on Form S-1 (File No. 333-200033) as filed with the Commission on November 10, 2014.

10.8*	Executive Employment Agreement, dated April 11, 2014, between CohBar, Inc. and Jon Stern - Incorporated by reference to Exhibit 10.11 to our Registration Statement on Form S-1 (File No. 333-200033) as filed with the Commission on November 10, 2014.

10.9*	Executive Employment Agreement, dated November 27, 2013, between CohBar, Inc. and Jeffrey F. Biunno - Incorporated by reference to Exhibit 10.12 to our Registration Statement on Form S-1 (File No. 333-200033) as filed with the Commission on November 10, 2014.

10.10*	Executive Employment Agreement, dated November 17, 2014, between CohBar, Inc. and Kenneth Cundy - Incorporated by reference to Exhibit 10.13 to the Amendment No. 2 of our Registration Statement on Form S-1 (File No. 333-200033) as filed with the Commission on November 28, 2014.

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10.11	Consulting Agreement, dated November 10, 2011, by and between the Company and Nir Barzilai, as extended by an extension agreement dated November 1, 2014 - Incorporated by reference to Exhibit 10.13 to our Registration Statement on Form S-1 (File No. 333-200033) as filed with the Commission on November 10, 2014.

10.12	Consulting Agreement, dated September 29, 2014, by and between the Company and Pinchas Cohen - Incorporated by reference to Exhibit 10.14 to our Registration Statement on Form S-1 (File No. 333-200033) as filed with the Commission on November 10, 2014.

23.1	Consent of independent registered public accounting firm.

23.2	Consent of Garvey Schubert Barer (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page).

*	Management contract or compensatory agreement or arrangement in which our directors or executive officers may participate.

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Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 promulgated under the Securities Act of 1933;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A promulgated under the Securities Act of 1933, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned registrant hereby undertakes to provide to the agent at the closing specified in the agency agreement certificates in such denominations and registered in such names as required by the agent to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California on the 6th day of July, 2015.

COHBAR, INC.

By:	/s/ Jon Stern
Jon Stern
Principal Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned officers and directors of CohBar, Inc. hereby constitutes and appoints Albion J. Fitzgerald, Jon Stern, Jeffrey F. Biunno or any of them individually, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for and in such person’s name, place and stead, in the capacities indicated below, to sign this Registration Statement on Form S-1 of CohBar, Inc. and any and all amendments (including post-effective amendments) thereto, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might, or could, do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Date

/s/ Albion J. Fitzgerald Albion J. Fitzgerald Chairman of the Board of Directors	July 6, 2015

/s/ Jon Stern Jon Stern Director and Principal Executive Officer	July 6, 2015

/s/ Jeffrey F. Biunno Jeffrey F. Biunno Principal Financial Officer and Principal Accounting Officer	July 6, 2015

/s/ Nir Barzilai Nir Barzilai Director	July 6, 2015

/s/ Pinchas Cohen Pinchas Cohen Director	July 6, 2015

/s/ Marc E. Goldberg Marc E. Goldberg Director	July 6, 2015

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Third Amended and Restated Articles of Incorporation - Incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K, as filed with the Commission on January 8, 2015.

3.2	Amended and Restated Bylaws - Incorporated by reference to Exhibit 3.2 of our Current Report on Form 8-K, as filed with the Commission on January 8, 2015.

4.1	Form of Common Stock Certificate - Incorporated by reference to Exhibit 4.1 to Amendment No. 3 of our Registration Statement on Form S-1 (File No. 333-200033) as filed with the Commission on December 16, 2014.

4.2	Warrant Indenture, dated January 6, 2015, between the CohBar, Inc. and CST Trust Company, as warrant agent — Incorporated by reference to Exhibit 4.4 to Amendment No. 3 of our Registration Statement on Form S-1 (File No. 333-200033) as filed with the Commission on December 16, 2014.

5.1	Opinion of Garvey Schubert Barer.

10.1*	Amended and Restated 2011 Equity Incentive Plan - Incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K, as filed with the Commission on January 8, 2015.

10.2*	Form of Option Agreement under the 2011 Equity Incentive Plan — Incorporated by reference to Exhibit 10.2 to our Registration Statement on Form S-1 (File No. 333-200033) as filed with the Commission on November 10, 2014.

10.3	Exclusive License Agreement, dated August 6, 2013, between CohBar, Inc. and the Regents of the University of California - Incorporated by reference to Exhibit 10.4 to our Registration Statement on Form S-1 (File No. 333-200033) as filed with the Commission on November 10, 2014.

10.4	Exclusive License Agreement, dated November 3, 2011, between and among CohBar, Inc. and the Regents of the University of California, and Albert Einstein College of Medicine of Yeshiva University - Incorporated by reference to Exhibit 10.5 to our Registration Statement on Form S-1 (File No. 333-200033) as filed with the Commission on November 10, 2014.

10.5*	Form of Indemnification Agreement - Incorporated by reference to Exhibit 10.6 to our Registration Statement on Form S-1 (File No. 333-200033) as filed with the Commission on November 10, 2014.

10.6*	Common Stock Purchase Warrant, dated April 11, 2014, issued to Jon Stern - Incorporated by reference to Exhibit 10.7 to our Registration Statement on Form S-1 (File No. 333-200033) as filed with the Commission on November 10, 2014.

10.7	Form of Common Stock Purchase Warrants issued January 9, 2014 - Incorporated by reference to Exhibit 10.8 to our Registration Statement on Form S-1 (File No. 333-200033) as filed with the Commission on November 10, 2014.

10.8*	Executive Employment Agreement, dated April 11, 2014, between CohBar, Inc. and Jon Stern - Incorporated by reference to Exhibit 10.11 to our Registration Statement on Form S-1 (File No. 333-200033) as filed with the Commission on November 10, 2014.

10.9*	Executive Employment Agreement, dated November 27, 2013, between CohBar, Inc. and Jeffrey F. Biunno - Incorporated by reference to Exhibit 10.12 to our Registration Statement on Form S-1 (File No. 333-200033) as filed with the Commission on November 10, 2014.

10.10*	Executive Employment Agreement, dated November 17, 2014, between CohBar, Inc. and Kenneth Cundy - Incorporated by reference to Exhibit 10.13 to the Amendment No. 2 of our Registration Statement on Form S-1 (File No. 333-200033) as filed with the Commission on November 28, 2014.

10.11	Consulting Agreement, dated November 10, 2011, by and between the Company and Nir Barzilai, as extended by an extension agreement dated November 1, 2014 - Incorporated by reference to Exhibit 10.13 to our Registration Statement on Form S-1 (File No. 333-200033) as filed with the Commission on November 10, 2014.

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10.12	Consulting Agreement, dated September 29, 2014, by and between the Company and Pinchas Cohen - Incorporated by reference to Exhibit 10.14 to our Registration Statement on Form S-1 (File No. 333-200033) as filed with the Commission on November 10, 2014.

23.1	Consent of independent registered public accounting firm.

23.2	Consent of Garvey Schubert Barer (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page).

*	Management contract or compensatory agreement or arrangement in which our directors or executive officers may participate.

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